UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

COTERRA ENERGY INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COTERRA

2022 Proxy Statement

April 29, 2022
Annual Meeting

MESSAGE FROM
THE EXECUTIVE CHAIRMAN
OF THE BOARD AND THE CHIEF
EXECUTIVE OFFICER

March 18, 2022

Dear Coterra Energy Shareholders,

This past year marked a significant step forward for the two legacy companies that combined to form Coterra Energy Inc., one of the premier oil and gas companies in North America. Thank you for your support of this transformative merger with your overwhelmingly strong vote in favor of the merger and for your trust in our team. Our Company stands at the top of the upstream exploration and production segment with two “core” basins and one of the best balance sheets in our industry. This blueprint affords us significant financial sustainability across commodity price cycles with the ability to return higher levels of capital to you – our shareholders.

Operationally, by placing a best-in-class oil asset with a best-in-class natural gas asset, we created a diversified portfolio for our capital investments, which allows us to pivot between commodities to maximize returns during commodity price cycles. This optionality benefits all Coterra stakeholders and creates a strong financial position for the organization.

We are now over six months into the integration of the two legacy companies into one Coterra. Our team is collaborating and working well together. And in the waning stages of the ongoing pandemic, our employees continue to safely conduct our field operations and lead our company-wide integration efforts. Their dedication and commitment are very much recognized and appreciated. From these efforts we are beginning to experience the initial cost synergies that were introduced in our merger announcement.

From the ever important Environmental, Social and Governance (ESG) lens, we took the best policies from each legacy company as our starting point and are building on that platform. We are committed to environmental stewardship & sustainability reporting, including currently reporting in line with SASB standards, adding TCFD-based disclosures in the future and reducing GHG emissions across our portfolio. To further bolster our commitment to sustainability, executive compensation will include metrics related to emissions reductions.

We take our social responsibilities seriously and are committed to supporting the communities in which we operate, funding education, healthcare and, when they arise, emergency needs of those communities. We fully support diversity among our employees and management, including among our Board members, and we strive for top-tier benefits for our employees and their families delivered at nominal cost to them to minimize the financial burden of health care and to increase wellness.

In terms of governance, we believe in a strong, independent Board of Directors, evidenced by our Board’s composition and tenure; transparency in our activities that may impact shareholders, including our corporate political contributions, which are fully disclosed on our website; and rigorous shareholder rights, such as proxy access and the ability to act by written consent. These governance principles, while present to some extent in both legacy companies, have been solidified and strengthened in Coterra.

As the two leaders of the talented, diverse group of independent directors and the dedicated and accomplished management team of Coterra, we are exceptionally proud of the company that was created this past year and the opportunities ahead for our fellow shareholders. Thank you, again, for your trust and your investment in this future.

Dan O. Dinges	Thomas E. Jorden
Executive Chairman	Chief Executive Officer and President

April 29, 2022

8:00 a.m., Central Time

Hotel ZaZa Memorial City
9787 Katy Freeway
Houston TX, 77024
And
Virtually at www.virtualshareholdermeeting.com/CTRA2022

PURPOSE OF THE MEETING:

1.	To elect each of the ten persons named in the attached Proxy Statement to the Board of Directors of the Company for a one-year term.
2.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2022 fiscal year.
3.	To approve, by non-binding advisory vote, the compensation of our named executive officers.
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Each of these items is fully described in the attached Proxy Statement, which is made a part of this Notice.

March 18, 2022

By Order of the Board of Directors,

Deidre L. Shearer

Vice President and Corporate Secretary

NOTICE
of Annual Meeting of Shareholders

RECORD DATE

Only holders of record of our common stock on March 8, 2022 will be entitled to notice of and to vote at the Annual Meeting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON:

•	Registered stockholders will be asked to present a valid government-issued photo identification. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting a valid government-issued photo identification and an account statement or letter (and a legal proxy if you wish to vote your shares) from the nominee indicating that you beneficially owned the shares on the record date for voting.
•	We ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities regarding COVID-19. We will require all attendees to comply with the Company’s policies in place at the time of the meeting, which may include a temperature check, completing a health check questionnaire, wearing a mask and maintaining six-foot social distance. If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY:

•	You must visit www.virtualshareholdermeeting.com/CTRA2022. You will need the 16-digit control number included on your Notice of Internal Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting.

VOTING PROCEDURES:

Please vote your shares as promptly as possible, even if you plan to attend the Annual Meeting, by one of the following methods:	INTERNET Use the instructions on the proxy card or voting instruction form	BY TELEPHONE Use the instructions on the proxy card or voting instruction form	BY MAIL Complete and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided	BY ATTENDING IN PERSON OR VIRTUALLY You may also vote at the Annual Meeting by attending in person or virtually

COTERRA • 2022 PROXY STATEMENT	4

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PROXY SUMMARY

This summary highlights information described in other parts of this Proxy Statement and does not contain all of the information you should consider in voting. Please read the entire Proxy Statement before voting. For more complete information regarding our 2021 financial and operating performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which accompanies this Proxy Statement.

ANNUAL MEETING INFORMATION

DATE AND TIME	PLACE	RECORD DATE	VOTING

April 29, 2022 8:00 a.m. Central Time	Hotel ZaZa Memorial City 9787 Katy Freeway Houston, Texas 77024 Virtually at www.virtualshareholdermeeting.com/CTRA2022	March 8, 2022 Shares Outstanding: 810,978,794	Only holders of record of our common stock will be entitled to notice of and to vote at the Annual Meeting.

VOTING METHODS

METHOD	INSTRUCTION
IN PERSON OR VIRTUALLY	you may attend the Annual Meeting and vote in person or, during the meeting, go to www.virtualshareholdermeeting.com/CTRA2022 to vote;

BY INTERNET	log onto www.proxyvote.com and use the instructions on the proxy card or voting instruction form received from your broker or bank;

BY TELEPHONE	dial 1.800.690.6903 and use the instructions on the proxy card or voting instruction form received from your broker or bank (if available); or

BY MAIL	complete and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided (for stockholders receiving paper copies only).

MATTERS TO BE VOTED ON AND RECOMMENDATION

PROPOSAL	MATTER	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
1.	The election of the ten director candidates named herein.	FOR	9
2.	Ratification of the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2022 fiscal year.	FOR	65
3.	The approval on an advisory basis of executive compensation.	FOR	67

COTERRA • 2022 PROXY STATEMENT	5

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BOARD HIGHLIGHTS

DIRECTOR NOMINEES

DAN O. DINGES Executive Chairman of Coterra Energy Age 68 Years Served 20 Other public company boards: 1 • None	THOMAS E. JORDEN Chief Executive Officer and President of Coterra Age 65 Years Served <1 Other public company boards: None	LISA A. STEWART Lead Director Executive Chairman of Sheridan Production Partners Age 64 Years Served <1 Other public company boards: 2 • Western Midstream Partners LP • Jadestone Energy	DOROTHY M. ABLES Former Chief Administrative Officer of Spectra Energy Corp Age 64 Years Served 6 Other public company boards: 1 • Martin Marietta Materials Inc.	ROBERT S. BOSWELL Chairman and CEO of Laramie Energy, LLC Age 72 Years Served 6 Other public company boards: 1 • Enerflex Ltd. (Canadian)

AMANDA M. BROCK CEO Aris Water Age 61 Years Served 4 Other public company boards: 1 • Macquarie Infrastructure Corporation • Aris Water	PAUL N. ECKLEY Former Senior Vice President – Investments of State Farm® Corporate Headquarters Age 67 Years Served <1 Other public company boards: None	HANS HELMERICH Chairman of the Board of Helmerich & Payne Age 63 Years Served <1 Other public company boards: 1 • Helmerich & Payne, Inc.	FRANCES M. VALLEJO Former Vice President for Corporate Planning and Development of ConocoPhillips Age 57 Years Served <1 Other public company boards: 1 • Crestwood Energy Partners, LP	MARCUS A. WATTS President of The Friedkin Group Age 64 Years Served 4 Other public company boards: 1 • Service Corporation International

BOARD EXPERIENCE

COTERRA • 2022 PROXY STATEMENT	6

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GOVERNANCE HIGHLIGHTS

•  Women hold 50% of independent Board seats and chair three of our four standing Board committees

•  One member of our Board of Directors is member of a historically underrepresented group

•  Recent Board refreshment from the merger with average independent director tenure of three years

•  Proxy access for stockholders

•  Rigorous stock ownership guidelines for all executive officers and directors

•  Annual election of directors and majority voting

•  An independent lead director chairs executive sessions of independent directors at each regular Board meeting

•  Board oversight of all political contributions and website disclosures of recipients and amounts contributed

•  Separate Board committee devoted entirely to environmental, health and safety and matters

•  Annual Board and committee self-assessments

•  Stockholders may act by written consent

•  Director orientation and continuing education

•  No poison pill

2021 FINANCIAL AND OPERATIONAL HIGHLIGHTS

After nearly a decade of rationalizing the Company’s reserve portfolio, eliminating non-strategic and lower-tier assets, the Company was successful in acquiring – through a merger of equals with Cimarex Energy Co. (the “Merger”) – a complimentary strategic set of assets adding a mix of oil, liquids and natural gas to the portfolio, making 2021 a milestone year for the Company. Coincident with the Merger, the industry experienced a strengthening of all commodity prices, creating momentum in the second half of the year that further enhanced results from 2020. Highlights and accomplishments for 2021 include the following:(1)

•	Free Cash Flow:(2) Generated free cash flow of $1.083 billion on the strength of the acquired assets in the Merger and improved commodity prices.
•	Returns to Shareholders: Continuing the legacy of returning at least 50 percent of free cash flow to shareholders, the Company returned 60 percent of 2021’s free cash flow in the form of dividends – including an increased base dividend, supplemented with a variable dividend.
•	Reserves: As a result of both the Merger and our capital investment activity in 2021, our absolute reserves grew by 27 percent from the prior year and our reserves as of December 31, 2021 changed from 100 percent natural gas to approximately 86 percent natural gas and 14 percent oil and natural gas liquids.
•	Production: As a result of the Merger, absolute production increased 17 percent from 2020 levels to 167.1 MMBOE for the year.
•	Debt and Leverage: During the year the Company repaid $188 million in maturing long term debt. With the improvement in pricing, and taking into account the acquired debt from the Merger, the Company still experienced a reduction in our leverage ratio (net debt to EBITDAX)(2) from 1.38x in 2020 to .95x in 2021.
•	Sustainability: In 2021 the Company reduced greenhouse gas emissions, methane intensity and high-pressure flaring intensity from previous levels of both companies involved in the Merger, in its ongoing commitment to environmental, social and governance leadership.
(1)	These results reflect nine months of Cabot Oil & Gas Corporation results and three months of the combined results following the effective time of the Merger.
(2)	Free cash flow and net debt to EBITDAX are not measures calculated in accordance with generally accepted accounting principles (GAAP). See Appendix A for additional information.

COTERRA • 2022 PROXY STATEMENT	7

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EXECUTIVE COMPENSATION HIGHLIGHTS

What we do:	What we don’t do:
For 2022, added emissions reductions target metric to the short-term incentive program (p.45)	No vesting periods of less than three years for equity awards issued in February 2022
Emphasis on long-term, performance-based equity compensation (p.30)	No hedging or pledging of company stock by executive officers or directors
Short-term incentive compensation based on disclosed performance metrics (with payout caps), including operational, financial and returns metrics (p.40)	No excise tax gross-ups for executive officers appointed after 2010
Substantial stock ownership and retention requirements for executive officers and directors (p.49)	No vesting of equity awards after retirement if competing with Company
Provide for “double trigger” cash payouts in change-in-control agreements (p.58)	No re-pricing or discounting of options or SARs
Clawback policy (p.46)	No performance metrics that would encourage excessive risk-taking
Hold annual advisory “say-on-pay” vote (p.67)
Only independent directors on Compensation Committee (p.23)
Use an independent compensation consultant (p.35)

ALIGNING 2022 COMPENSATION PROGRAM WITH BEST PRACTICES

In February and March 2022, the Committee adopted Coterra’s first post-Merger executive compensation program. The 2022 executive compensation program is designed to align with governance best practices, shareholder expectations and Coterra’s business strategy as a combined company. The highlights of the 2022 executive compensation program include the following:

•	Awarded 100% performance-based long-term incentives to the CEO
•	Following Mr. Jorden’s December 2021 grant of time-based restricted stock units representing the legacy Cimarex annual award, the Committee approved 100% performance-based awards in February 2022 so that the average of Mr. Jorden’s 2021 and 2022 annual grants is at least 50% performance-based
•	The Committee expects Mr. Jorden’s annual long-term incentive grants in 2023 and beyond to be consistent with the other NEOs’ 2022 grants, which consisted of 60% performance-based awards
•	Added two broad market indices to executives’ long-term performance awards that are based on relative TSR, reflecting Coterra’s willingness to compete with investment dollars across industries
•	Capped relative TSR award payout at 100% of target if Coterra’s TSR is negative over the performance period
•	55th percentile relative TSR performance required to receive target payout
•	Adopted three-year cliff vest on time-based RSUs, strengthening retention and alignment with shareholders
•	Aligned short-term incentive plan metrics with Coterra’s value proposition communicated to shareholders when seeking approval of the Merger
•	Focused incentives on return on invested capital, free cash flow, and ESG goals related to emissions reduction targets
•	Reduced the overall maximum plan payout from 250% to 200% of target
•	Removed the conditional multiplier from the short-term incentive calculation
•	No salary increases for the CEO and Executive Chairman; market-based adjustments for other NEOs who had not received salary increases since 2019

COTERRA • 2022 PROXY STATEMENT	8

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PROPOSAL 1
ELECTION OF DIRECTORS

The size of our Board of Directors (the “Board of Directors” or “Board”) is currently set at ten members, each of whose term expires in 2022. Accordingly, the Board of Directors has nominated ten directors to be elected at the 2022 Annual Meeting. Each of the nominees is currently a director and has been nominated to hold office until the expiration of his or her term in 2022 and until his or her successor shall have been elected and shall have qualified. The business experience of each nominee as well as the qualifications that led our Board to select each nominee for election to the Board is discussed below.

The Board believes that the combination of the various qualifications, skills and experiences of the 2022 director nominees would contribute to an effective and well-functioning Board. Whether nominated by a shareholder or through the activities of the Committee, the Governance and Social Responsibility (“GSR”) Committee seeks to select candidates who have:

•	personal and professional integrity;
•	a record of achievement, and a position of leadership in his/ her field with the interest and intellect to be able to address energy industry challenges and opportunities;
•	the ability to think strategically and the insight to assist management in placing the Company in a competitive position within the industry; and
•	the time to attend Board meetings and the commitment to devote any reasonable required additional time to deal with Company business.

The Board and the GSR Committee believe that, individually and as a whole, the Board possesses the necessary qualifications, varied tenure and independence to provide effective oversight of the business and quality advice and counsel to the Company’s management.

The persons named in the enclosed form of proxy intend to vote such proxies FOR the election of each of the nominees for terms of one year. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

CERTAIN INFORMATION REGARDING NOMINEES

Set forth below, as of March 1, 2022, for each nominee for election as a director of the Company, is biographical information and information regarding the business experience, qualifications and skills of each director nominee that led the Board to conclude that the director nominee is qualified to serve on our Board. Mr. Dinges, Executive Chairman, and Mr. Jorden, Chief Executive Officer and President are the only employees or former employees of the Company on the Board of Directors.

COTERRA • 2022 PROXY STATEMENT	9

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Age: 64 Director Since: 2015 Committee Memberships: • Audit (Chair); Governance and Social Responsibility	DOROTHY M. ABLES
	BUSINESS EXPERIENCE: • Spectra Energy Corp - Chief Administrative Officer – 2008 to 2017 - Vice President, Audit Services and Chief Ethics & Compliance Officer – 2007 to 2008	• Duke Energy Corporation - Vice President, Audit Services – 2004 to 2006 • Duke Energy Gas Transmission - Senior Vice President and Chief Financial Officer – 1998 to 2004
OTHER DIRECTORSHIPS: • Martin Marietta Materials Inc. - November 2018 to present

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Ms. Ables brings a depth of experience in the natural gas transportation and marketing aspects of our industry, having served in positions of leadership with Spectra Energy Corp and its predecessor companies for over 30 years, as well as extensive financial expertise to our Board. The Board considered Ms. Ables’ extensive experience in the pipeline, processing and midstream business as adding value to our stockholders at a time in our business when transportation is crucial to our strategy. Ms. Ables’ financial expertise acquired through serving as Chief Financial Officer of Duke Energy Gas Transmission and later as Vice President of Audit Services of both Spectra Energy Corp and Duke Energy was also a key attribute leading to her appointment and to her February 2019 appointment as the Chair of our Audit Committee. Most recently, Ms. Ables gained executive experience as the Chief Administrative Officer of Spectra Energy Corp, from 2008 until her February 2017 retirement effective upon Spectra’s merger with Enbridge Inc. While serving in that role, Ms. Ables had responsibility for human resources, information technology, community relations and support services. Ms. Ables has prior governance experience gained from prior service on the Board of Directors of BJ Services, Inc. from July 2017 to October 2020 and the Board of Directors of Spectra Energy Corp’s publicly traded master limited partnership, Spectra Energy Partners, LP. Ms. Ables has served on the Board of Directors of Martin Marietta Materials Inc. since November 2018. Ms. Ables is also very active in community and charitable endeavors, including serving on the Board of Directors of the Houston Methodist Hospital Foundation since May 2017 and the Board of Trustees of United Way of Greater Houston from 2008 to April 2016 and was re-appointed to the Board of Trustees in April 2018. This diversity of background and leadership experience make her a valuable contributor to our Board and to the Audit and Governance and Social Responsibility Committees of our Board.

PUBLIC COMPANY C-SUITE	PRIVATE COMPANY C-SUITE	EXPLORATION & PRODUCTION	RELATED INDUSTRY EXPERIENCE	OTHER PUBLIC COMPANY BOARDS	FINANCIAL/ ACCOUNTING EXPERTISE	LEGAL	OPERATING/ STRATEGIC RESPONSIBILITY	HSE RESPONSIBILITY

COTERRA • 2022 PROXY STATEMENT	10

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Age: 72 Director Since: 2015 Committee Memberships: • Environment, Health & Safety; Audit	ROBERT S. BOSWELL

BUSINESS EXPERIENCE:

•   Laramie Energy LLC

-   Chairman of the Board and Chief Executive Officer – 2007 to present

•   Laramie Energy I, LLC

-   Chairman of the Board and Chief Executive Officer – 2004 to 2007

• Forest Oil Corporation - Chairman of the Board and Chief Executive Officer – 1989 to 2003
OTHER DIRECTORSHIPS: • Enerflex Ltd. - 2011 to present

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Mr. Boswell has management and operating experience as an executive in the upstream industry and brings an extensive technical understanding of the development of oil and gas reserves, as well as financial expertise to our Board. Mr. Boswell’s distinguished career includes serving as Chairman and Chief Executive Officer of exploration and production companies for over 30 years, including overseeing the turnaround of Forest Oil Corporation, a mid-sized public exploration and production company, and the sale of Laramie Energy I, a private company which he founded, for over $1 billion. Throughout his career, Mr. Boswell has successfully led a number of upstream companies through the life cycle of capital-raising: growing reserves, production and profitability through both acquisitions and development of existing properties, and sale or merger and acquisition transactions. His most recent success with private companies Laramie Energy I and his current venture, Laramie Energy LLC, operating in the Piceance Basin, has provided him with tremendous experience in unconventional resource plays, which is relevant to the Company’s operations in the Marcellus Shale. He also brings extensive financial expertise gained through both acting as Chief Financial Officer of public and private companies and supervising them as Chief Executive Officer. Mr. Boswell is currently serving as a director of Enerflex Ltd., a Canadian public company that manufactures and sells natural gas transmission and process equipment worldwide. Mr. Boswell’s management, technical and financial expertise are a tremendous asset to our Board and the committees on which he serves, and his operations experience is invaluable to his service on the Environment, Health & Safety Committee.

PUBLIC COMPANY C-SUITE	PRIVATE COMPANY C-SUITE	EXPLORATION & PRODUCTION	RELATED INDUSTRY EXPERIENCE	OTHER PUBLIC COMPANY BOARDS	FINANCIAL/ ACCOUNTING EXPERTISE	LEGAL	OPERATING/ STRATEGIC RESPONSIBILITY	HSE RESPONSIBILITY

COTERRA • 2022 PROXY STATEMENT	11

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Age: 61 Director Since: 2017 Committee Memberships: • Compensation; Environment, Health & Safety	AMANDA M. BROCK

BUSINESS EXPERIENCE:

•   Aris Water Solutions, Inc.

-   Chief Executive Officer – September 2021 to present

-   President and Chief Operating Officer – September 2020 to September 2021

-   Chief Operating Officer – July 2018 to September 2020

- Chief Commercial Officer – February 2018 to September 2020 • Water Standard - Chief Executive Officer – 2009 to 2017
OTHER DIRECTORSHIPS: • Aris Water Solutions, Inc. – September 2021 to present • Macquarie Infrastructure Corporation – August 2018 to present

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Ms. Brock was appointed in August 2017, adding to our Board her diverse experience and background, which she gained from her distinguished career building and managing global infrastructure businesses in the oil and gas, water and power industries. Ms. Brock is currently Chief Executive Officer of Aris Water Solutions, Inc., a publicly traded growth-oriented environmental infrastructure and solutions company that owns, operates and designs crucial water midstream assets across key unconventional U.S. basins. Ms. Brock joined Aris Water (formerly Solaris Midstream) in 2017 as the Senior Commercial Advisor and assumed the President and Chief Operating Officer positions in September 2020 and July 2018, respectively. Ms. Brock also served as Chief Commercial Officer of Solaris Midstream from February 2018 to September 2020. Prior to that, Ms. Brock served as Chief Executive Officer of Water Standard, a water treatment company focused on water-based enhanced oil recovery, recycling and reuse of water and produced water treatment from 2009. Prior to her appointment at Water Standard, Ms. Brock served as Executive Director and President, Americas, of Azurix, a global water treatment and services company and subsidiary of Enron Corp., from 1999 to 2002, and for Enron Corp. in various other capacities from 1991, including President of a division responsible for the management of power plants, related assets and joint ventures worldwide. Her expertise and depth of knowledge in the water management aspects of the oil and gas industry, as well as her global perspective, executive management and financial expertise, were considered by our Board as key attributes leading to her appointment. Ms. Brock has received numerous professional awards throughout her career, including being named one of the 25 most influential women in Energy by Hart Energy’s Oil and Gas Investor Magazine in 2020, being named one of the top 25 people globally in water and wastewater in 2016 by Water and Wastewater International, being named as a Houston Business Journal honoree for Women in Energy in 2016, and being inducted into the 2017 Greater Houston Women’s Hall of Fame. Ms. Brock also serves as Chair of the Texas Business Hall of Fame. Ms. Brock obtained her law degree from Louisiana State University, where she was a member of the Law Review, after completing her undergraduate studies in South Africa.

PUBLIC COMPANY C-SUITE	PRIVATE COMPANY C-SUITE	EXPLORATION & PRODUCTION	RELATED INDUSTRY EXPERIENCE	OTHER PUBLIC COMPANY BOARDS	FINANCIAL/ ACCOUNTING EXPERTISE	LEGAL	OPERATING/ STRATEGIC RESPONSIBILITY	HSE RESPONSIBILITY

COTERRA • 2022 PROXY STATEMENT	12

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Age: 68 Director Since: 2001 Committee Memberships: • Executive Position: • Executive Chairman	DAN O. DINGES

BUSINESS EXPERIENCE:

•   Cabot Oil & Gas Corporation

-   Executive Chairman – October 2021 to present

-   Chairman, President and Chief Executive Officer – May 2002 to September 2021

OTHER DIRECTORSHIPS:

•   United States Steel Corporation – 2010 to 2021

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Mr. Dinges served as our Chief Executive Officer for the last 20 years until the completion of the merger with Cimarex Energy Co. on October 1, 2021, and brings to the Board over 37 years of executive management experience in the oil and gas exploration and production business, a deep knowledge of our business, operations, culture and long-term strategy and goals. Mr. Dinges joined the Company in September 2001, after a successful 20-year career in various management positions with the predecessor to Noble Energy, Inc., and oversaw an era of tremendous growth for the Company. His steadfast leadership as Executive Chairman of the Board provides the Board with extensive institutional knowledge and continuity, as well creating a vital link between management and the Board. Mr. Dinges also possesses a diversity of corporate governance experience gained from service on the Board of United States Steel Corporation and several charitable and industry organizations, including American Petroleum Institute since 2017, American Exploration Production Council since 2002, Spitzer Industries, Inc. (private company) since 2006, and Houston Methodist Hospital Research Institute from 2014 to January 2020.

Age: 67 Director Since: 2021 Committee Memberships: • Compensation (Chair); Governance and Social Responsibility	PAUL N. ECKLEY

BUSINESS EXPERIENCE:

•   State Farm

-   Senior Vice President – 1998 to 2020

-   Vice President, Common Stocks – 1995 to 1998

-   Investment Officer – 1990 to 1995

-   Investment Analyst – 1977 to 1990

OTHER DIRECTORSHIPS:

•   None

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Mr. Eckley was appointed in October 2021 in connection with the consummation of the Merger. Mr. Eckley has a wealth of experience in investments in public and private companies, including companies in the oil and gas industry, and extensive leadership roles that are key attributes that make him well qualified to serve our Board. He has had a distinguished career of over 43 years and has served in various capacities and most recently served as Senior Vice President – Investments at State Farm® Corporate Headquarters in Bloomington, Illinois until his retirement in 2020. With this experience, Mr. Eckley brings considerable value in his service as Chair of the Compensation Committee. Mr. Eckley also has previously served as Director of the Emerging Markets Growth Fund owned by the Capital Group, which included serving as Chairman of the Board.

PUBLIC COMPANY C-SUITE	PRIVATE COMPANY C-SUITE	EXPLORATION & PRODUCTION	RELATED INDUSTRY EXPERIENCE	OTHER PUBLIC COMPANY BOARDS	FINANCIAL/ ACCOUNTING EXPERTISE	LEGAL	OPERATING/ STRATEGIC RESPONSIBILITY	HSE RESPONSIBILITY

COTERRA • 2022 PROXY STATEMENT	13

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Age: 63 Director Since: 2021 Committee Memberships: • Compensation; Environment, Health and Safety	HANS HELMERICH

BUSINESS EXPERIENCE:

•   Helmerich & Payne, Inc.

-   Chief Executive Officer – 1989 to 2014

-   President – 1989 to 2012

OTHER DIRECTORSHIPS:

•   Helmerich & Payne, Inc.

-   1987 to present

•   Atwood Oceanics, Inc.

-   1989 to 2017

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Mr. Helmerich was appointed in October 2021 in connection with the consummation of the Merger. Mr. Helmerich currently serves as Chairman of Helmerich & Payne, Inc. (“H&P”), a publicly held company primarily engaged in contract drilling services for oil and gas exploration and production companies. H&P uses drilling rigs it designs and builds and is one of the major land and offshore platform drilling companies in the world. Mr. Helmerich has had an extensive career with H&P, which includes serving as Chief Executive Officer and as President. Mr. Helmerich’s background with the drilling sector of the oil and gas business provides the Board with insight into an aspect of Company’s business that represents a significant expenditure in the Company’s capital budget. His over 25 years of executive experience provide a strong background for his service on the Board and on the Compensation Committee. In addition, his service as a Director and Chairman of H&P, and his former service as a Trustee of The Northwestern Mutual Life Insurance Company and Director of Atwood Oceanics, Inc. provides him with additional experience and knowledge invaluable to his service on the Board.

Age: 65 Director Since: 2021 Committee Memberships: • Executive Position: • Chief Executive Officer and President	THOMAS E. JORDEN

BUSINESS EXPERIENCE:

•   Cimarex Energy Co.

-   Chief Executive Officer – 2011 to 2021

-   Executive Vice President—Exploration – 2003 to 2011

-   Vice President—Exploration – 2002 to 2003

OTHER DIRECTORSHIPS:

•   None

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Mr. Jorden was appointed in October 2021 in connection with the consummation of the Merger. Mr. Jorden is the Chief Executive Officer and President of Coterra, following his tenure at Cimarex. At Cimarex, he began serving as Executive Vice President of Exploration when the company was formed in 2002. In 2011, he became Chief Executive Officer and President of Cimarex and then Chairman of the Board in 2012. Prior to the formation of Cimarex, Mr. Jorden held multiple leadership roles at Key Production Company, Inc. (“Key”), Cimarex’s predecessor. He joined Key in 1993 as Chief Geophysicist and went on to become Executive Vice President of Exploration. Before joining Key, Mr. Jorden was with Union Pacific Resources and Superior Oil Company.

PUBLIC COMPANY C-SUITE	PRIVATE COMPANY C-SUITE	EXPLORATION & PRODUCTION	RELATED INDUSTRY EXPERIENCE	OTHER PUBLIC COMPANY BOARDS	FINANCIAL/ ACCOUNTING EXPERTISE	LEGAL	OPERATING/ STRATEGIC RESPONSIBILITY	HSE RESPONSIBILITY

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Age: 64 Director Since: 2021 Committee Memberships: • Executive; Audit; Environment, Health & Safety Position: • Lead Director	LISA A. STEWART

BUSINESS EXPERIENCE:

•   Sheridan Production Partners

-   Executive Chairman – 2006 to present

-   President and Chief Executive Officer – 2016 to 2020

-   Chief Investment Officer – 2006 to 2020

•   El Paso Corporation

-   Executive Vice President – 2004 to 2006

• El Paso E&P - President – 2004 to 2006 • Apache Corporation - Executive Vice President and various capacities – 1984 to 2004
	OTHER DIRECTORSHIPS: • Western Midstream Partners, LP - 2020 to present • Jadestone Energy - 2019 to present	• Talisman Energy, Inc. - 2009 to 2015

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Ms. Stewart was appointed in October 2021 in connection with the consummation of the Merger. Ms. Stewart has nearly 40 years of experience in the oil and gas industry, including in reservoir engineering, business development, land and environmental, health and safety (EH&S), and extensive leadership roles. Ms. Stewart is the current Executive Chairman of Sheridan Production Partners, a privately-owned oil and gas operating company she founded in 2006. From its founding in until 2020, Ms. Stewart served as Chairman and Chief Investment Officer and for 14 years served as President and Chief Executive Officer. Prior to 2006, Ms. Stewart served as Executive Vice President of El Paso Corporation and President of El Paso E&P and in various capacities of Apache Corporation, including most recently as Executive Vice President, with responsibilities in Apache Corporation’s reservoir engineering, business development, land, EH&S, and corporate purchasing departments. Ms. Stewart currently serves on the Board of Directors of the general partner of Western Midstream Partners, LP, a publicly traded master limited partnership formed to acquire, own, develop and operate midstream energy assets. Ms. Stewart also serves as a Director of Jadestone Energy, an upstream oil and gas company in the Asia Pacific region, which focuses on production and near-term development assets. Jadestone Energy is headquartered in Singapore and is publicly traded on the Alternative Investment Market, a sub-market of the London Stock Exchange. Previously, Ms. Stewart served as a Director on the Board of Talisman Energy, Inc., a Canadian oil and gas exploration and production company traded publicly on the NYSE and the Toronto Stock Exchange until its acquisition in 2015. In 2021, Ms. Stewart received the National Association of Corporate Directors Director Certification, which is the premier director designation available in the United States. This vast array of leadership, roles and duties in the E&P and midstream segments of the oil and gas industry provide instrumental knowledge to our Board and a valuable contributor and member of the Executive and Audit Committees and Chair of the Environment, Health & Safety Committee.

PUBLIC COMPANY C-SUITE	PRIVATE COMPANY C-SUITE	EXPLORATION & PRODUCTION	RELATED INDUSTRY EXPERIENCE	OTHER PUBLIC COMPANY BOARDS	FINANCIAL/ ACCOUNTING EXPERTISE	LEGAL	OPERATING/ STRATEGIC RESPONSIBILITY	HSE RESPONSIBILITY

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Age: 57 Director Since: 2021 Committee Memberships: • Audit; Governance and Social Responsibility (Co-Chair)	FRANCES M. VALLEJO

BUSINESS EXPERIENCE:

•   ConocoPhillips

-   Vice President Corporate Planning and Development – 2015 to 2016

-   Vice President and Treasurer – 2008 to 2015

-   General Manager-Corporate Planning and Budgets, and other various positions – 1987 to 2008

OTHER DIRECTORSHIPS:

•   Crestwood Equity Partners LP

-   2021 to present

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Ms. Vallejo was appointed in October 2021 in connection with the consummation of the Merger. Ms. Vallejo’s over 30 years of experience in the oil and gas industry and extensive leadership roles in corporate planning, budgeting, and treasury are key attributes that make her well qualified to serve our Board. Ms. Vallejo is a former executive officer of ConocoPhillips, an independent exploration and production company. Beginning in 1987, Ms. Vallejo held various positions with both ConocoPhillips and Phillips Petroleum Company, which merged with Conoco Inc. to form ConocoPhillips in 2002. She served as Vice President Corporate Planning and Development from 2015 until 2016 and as Vice President and Treasurer from 2008 until 2015. Prior to 2008, she served as General Manager—Corporate Planning and Budgets, Vice President Upstream Planning & Portfolio Management, Assistant Treasurer, Manager Strategic Transactions, and in other geophysical, commercial, and finance roles. Since 2021, Ms. Vallejo has served as a director of the general partner of Crestwood Equity Partners LP, a publicly traded master limited partnership that owns and operates oil and gas midstream assets located primarily in the Bakken Shale, Delaware Basin, Powder River Basin, Marcellus Shale and Barnett Shale. In 2021, Ms. Vallejo received the National Association of Corporate Directors Director Certification, which is the premier director designation available in the United States. She also serves on the Executive Committee (fiduciary body) of the Colorado School of Mines Foundation. Ms. Vallejo formerly served until 2016 as a member of the Board of Trustees of Colorado School of Mines and she currently serves or has served on boards of other charitable associations. This vast array of leadership, roles and duties in the E&P and midstream segments of the oil and gas industry offers considerable value to the Board and her service as Co-Chair of the Governance and Social Responsibility Committee and a member of the Audit Committee.

Age: 64 Director Since: 2017 Committee Memberships: • Governance and Social Responsibility (Co-Chair); Compensation	MARCUS A. WATTS

BUSINESS EXPERIENCE:

•   The Friedkin Group

-   President – 2011 to present

•   Locke Lord LLP – 1984 to 2010

-   Managing Partner, Houston

-   Vice-Chairman (Executive Committee)

OTHER DIRECTORSHIPS:

•   Service Corporation International

-   2012 to present

KEY SKILLS, ATTRIBUTES AND QUALIFICATIONS:

Mr. Watts joined our Board in August 2017, adding a wealth of legal, transactional and management expertise from both the oil and gas industry and other industries to our Board. Mr. Watts has served as President of The Friedkin Group, an umbrella company overseeing various business interests that are principally automotive-related, since 2011, after over 26 years of legal experience with the international law firm of Locke Lord LLP. In his prior experience with Locke Lord LLP, Mr. Watts focused on corporate and securities law, governance and related matters and served as the Managing Partner of the Houston, Texas office and Vice-Chairman of the firm-wide Executive Committee. Mr. Watts’ combination of legal and management talent is unique on our Board and he offers a fresh perspective from an industry other than our own, as well as years of experience representing oil and gas companies in his private law practice. This industry experience, as well as his legal and regulatory background, is particularly valuable to our Governance and Social Responsibility Committee of the Board, which he Co-Chairs. Mr. Watts served as a director of Complete Production Services until its merger with Superior Energy Services in 2012 and currently serves on the Board of Directors of Service Corporation International. He has also served on the boards of the Federal Reserve Bank of Dallas-Houston Branch since 2014 and the Greater Houston Partnership since 2012, and is the former Chairman of both organizations. Mr. Watts holds a law degree from Harvard Law School and a B.S. degree in Mechanical Engineering from Texas A&M University.

PUBLIC COMPANY C-SUITE	PRIVATE COMPANY C-SUITE	EXPLORATION & PRODUCTION	RELATED INDUSTRY EXPERIENCE	OTHER PUBLIC COMPANY BOARDS	FINANCIAL/ ACCOUNTING EXPERTISE	LEGAL	OPERATING/ STRATEGIC RESPONSIBILITY	HSE RESPONSIBILITY

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SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

The following table reports beneficial ownership of the Company’s common stock (“Common Stock”) by holders of more than five percent of the Company’s Common Stock as of the dates reported by such holders. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission (“SEC”).

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
The Vanguard Group	97,354,545	(1)	11.97%
Capital World Investors	74,260,277	(2)	9.10%
BlackRock, Inc.	67,851,412	(3)	8.30%
State Street Corporation	54,572,539	(4)	6.71%
Aristotle Capital Management, LLC	43,367,076	(5)	5.33%

(1)	According to Amendment No. 12 to Schedule 13G, dated February 9, 2022, filed with the SEC by The Vanguard Group (100 Vanguard Blvd., Malvern, PA 19355), it has shared voting power over 1,260,285 of these shares, sole dispositive power over 94,121,086 of these shares and shared dispositive power over 3,233,459 of these shares.
(2)	According to Amendment No. 2 to Schedule 13G, dated February 14, 2022, filed with the SEC by Capital World Investors (333 South Hope Street, 55th Floor, Los Angeles, CA 90071), it has sole voting power over all 74,260,277 shares and sole dispositive power over all 74,260,277 shares.
(3)	According to Amendment No. 12 to Schedule 13G, dated February 1, 2022, filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, NY 10055), it has sole voting power over 60,399,526 of these shares and sole dispositive power over all 67,851,412 shares.
(4)	According to Schedule 13G, dated February 10, 2022, filed with the SEC by State Street Corporation (State Street Financial Center, One Lincoln Street, Boston, MA 02111), it has shared voting power over 51,624,983 and shared dispositive power over 54,566,359 of these shares.
(5)	According to Amendment No. 4 to Schedule 13G, dated February 14, 2022, filed with the SEC by Aristotle Capital Management, LLC (11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025), it has sole voting power over 38,893,012 of these shares and sole dispositive power over all 43,367,076 shares.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table reports, as of January 28, 2022, beneficial ownership of Common Stock by each director and nominee for director, by each named executive officer listed in the “Summary Compensation Table” below and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock showed as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
Dorothy M. Ables	75,732	(1)(2)	*
Robert S. Boswell	86,478	(2)	*
Amanda M. Brock	49,344	(2)	*
Paul N. Eckley	55,084		*
Hans Helmerich	1,900,196	(3)	*
Lisa A. Stewart	87,735	(4)	*
Frances M. Vallejo	55,084		*
Marcus A. Watts	49,344	(2)	*
Dan O. Dinges	5,180,046	(5)	*
Thomas E. Jorden	1,172,111	(6)(7)	*
Scott C. Schroeder	1,972,967		*
Stephen P. Bell	336,327		*
Phillip L. Stalnaker	425,439	(7)	*
Steven W. Lindeman	309,327	(7)	*
Jeffrey W. Hutton	389,149	(7)	*
All Directors, nominees and executive officers as a group (20 individuals)	12,837,586	(1)(2)(3)(4)(5)(6)(7)	1.6	%(8)

*	Represents less than 1% of the outstanding Common Stock.
(1)	Includes 5,000 shares held by an immediate family member, with respect to which Ms. Ables has shared voting and investment power.
(2)	Includes the following restricted stock units held as of January 28, 2022, as to which the restrictions lapse upon the holders’ retirement from the Board of Directors: Ms. Ables, 70,732; Mr. Boswell, 81,478; Ms. Brock 49,344; and Mr. Watts, 49,344 and all directors, nominees and executive officers as a group, 250,898. No executive officers hold restricted stock units.
(3)	Includes 45,968 shares owned by Mr. Helmerich’s wife. Mr. Helmerich disclaims beneficial ownership of the shares held by his wife. Also includes 230,756 shares owned by 1993 Hans Helmerich Trust, of which Mr. Helmerich is the trustee, 44,410 shares owned by Helmerich Grandchildren LLC, of which Mr. Helmerich is the co-manager, 31,575 shares owned by Family Trust, of which Mr. Helmerich is the trustee, 147,396 shares owned by The Helmerich Trust, of which Mr. Helmerich is the co-trustee, 1,304,745 shares held by the Peggy Helmerich QTIP Trust, of which Mr. Helmerich is the trustee, and 40,146 shares held by Saddleridge, LLC, of which Mr. Helmerich owns 99% and his wife owns 1%.
(4)	Includes 5,700 shares held in an individual retirement account, with respect to which Ms. Stewart has sole voting and investment power.
(5)	Includes 1,261,330 shares held in trust for the benefit of an immediate family member, with respect to which Mr. Dinges has shared voting and investment power.
(6)	Includes 1,115,552 shares held in trust for the benefit of an immediate family member, with respect to which Mr. Jorden has shared voting and investment power.
(7)	Includes the following shares held in the Company’s Savings Investment Plan as of December 31, 2021, as to which the reporting person shares voting power with the trustee of the plan: Mr. Jorden, 56,559; Mr. Lindeman, 25,482; Mr. Stalnaker, 17,537; Mr. Hutton, 7,211; and all directors, nominees and executive officers as a group, 111,206.
(8)	There were 810,658,027 shares outstanding on January 28, 2022.

POLICY ON RELATED PARTY TRANSACTIONS

Our legal staff is primarily responsible for developing and implementing processes and controls to obtain information regarding our directors, executive officers, and significant stockholders with respect to related party transactions and then determining, based on the facts and circumstances, whether we or a related party has a director indirect interest in these transactions. On a periodic basis, the legal team reviews all transactions involving payments between the Company and any company that has a Coterra executive officer or director as an officer or director. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

Our GSR Committee reviews our disclosure of related-party transactions in connection with its annual review of director independence. These procedures are not in writing but are documented through the meeting agendas and minutes of our GSR Committee, in each case with the assistance of our legal staff.

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RELATED PARTY TRANSACTIONS

Several of our Board members serve as directors or executive officers of other organizations, including organizations with which the Company has commercial relationships. The Company does not believe that any director had a direct or indirect material interest in any such relationships during 2021 and through the date of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of Company Common Stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, and written representations that those reports accurately reflect all reportable transactions and holdings, all reports required by Section 16(a) were timely filed in 2021, except that a Form 3 and a Form 4 for each of Kevin Smith and Michael DeShazer were filed late due to administrative delays.

CORPORATE GOVERNANCE MATTERS

Our Board of Directors has adopted Governance Guidelines to assist the Board and its committees in performing their duties to oversee the governance of the Company. Our Governance Guidelines outline the functions and responsibilities of the Board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed annually and revised as appropriate to reflect changing regulatory requirements and best practices. All of our key corporate governance documents, including the Governance Guidelines, the charters of our Board committees, and our Code of Business Conduct, can be found on the Company’s website at www.coterra.com, under the “Corporate Governance” section of “Investors.” Our commitment to the environment and the communities in which we operate can be found on our website under “A Sustainable Future”.

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Nomination Process

Under its charter, the Governance and Social Responsibility (“GSR”) Committee seeks out and evaluates qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and considers candidates recommended by shareholders and management of the Company. The GSR Committee identifies nominees through a number of methods, which may include retention of professional executive search firms, use of publicly available director databases or referral services and recommendations made by incumbent directors. A resume is reviewed and, if merited, an interview follows. Any shareholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the GSR Committee, including the proposed nominee’s qualifications, to: Corporate Secretary, Coterra Energy Inc., 840 Gessner Road, Suite 1400, Houston, Texas 77024. Shareholders who meet certain requirements specified in our bylaws may also nominate candidates for inclusion in our proxy materials for an annual meeting as described in “General Information.” There are no differences in the manner in which the GSR Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or the incumbent directors.

Board Composition Following the Merger

Pursuant to the Merger Agreement, upon the closing of the Merger on October 1, 2021, the Board consisted of five members selected by Cabot and five members selected by Cimarex. As a result, Mr. Best, Mr. Delaney and Mr. Ralls resigned from the Board and Mr. Eckley, Mr. Jorden, Mr. Helmerich, Ms. Stewart and Ms. Vallejo, who were selected by Cimarex in accordance with the Merger Agreement, were appointed to the Board.

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Skills and Qualifications

Whether nominated by a shareholder or through the activities of the Committee, the GSR Committee seeks to select candidates who have personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees and Board members, in collectively serving the long-term interests of the Company and its shareholders. The GSR Committee’s assessment of candidates will include, but not be limited to, considerations of character, judgment, diversity, age, expertise, industry experience, independence, other board commitments and the ability and willingness to devote the time and effort necessary to be an effective board member. The GSR Committee has adopted minimum criteria for Board membership that include (i) a strong commitment to his/her fiduciary responsibilities to the Company’s shareholders, with no actual or perceived conflict of interest that would interfere with his/her responsibilities to or relationships with the Company’s shareholders, employees, suppliers, and customers; (ii) the ability to think strategically and the insight to assist management in placing the Company in a competitive position within the industry; (iii) a record of achievement, and a position of leadership in his/her field, with the interest and intellect to be able to address energy industry challenges and opportunities; and (iv) the time to attend Board meetings and the commitment to devote any reasonable required additional time to deal with Company business.

The Board of Directors encourages a diversity of backgrounds, including with respect to race, gender and ethnic background, among its members. In February 2021, the Board formalized its commitment to diversity among its members by amending the GSR Committee charter to add a commitment to include qualified racially/ethnically and gender diverse candidates in the initial candidate list for all director searches. In this way, the Board has ensured that the nomination process will include diverse candidates for consideration each time it seeks to nominate a new director.

The Board considers candidates with significant direct or indirect energy industry experience that will provide the Board as a whole the talents, skills, diversity and expertise to serve the long-term interests of the Company and its shareholders. Specifically, the following are the key skills and qualifications considered in evaluating the director nominees and the Board composition as a whole:

DIRECTOR SKILLS

	Public Company C-Suite	Private Company C-Suite	Exploration & Production	Related Industry Experience	Other Public Company Boards	Financial/ Accounting Expertise	Legal	Operating/ Strategic Responsibility	HSE Responsibility
Ables
Boswell
Brock
Dinges
Eckley
Helmerich
Jorden
Stewart
Vallejo
Watts

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Director Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the Audit Committee, Compensation Committee and Governance and Social Responsibility Committee are required to be independent. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. In making its independence determinations, the Board considered all material relationships with each director, and all transactions since the start of 2019 between the Company and each director nominee, members of their immediate families or entities associated with them.

The Board of Directors has determined that each director, with the exception of Mr. Dinges, the Executive Chairman, and Mr. Jorden, the Chief Executive Officer and President (“CEO”), is independent. In making its determination that each nonemployee director is independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. The Board considered the transactions in the context of the NYSE’s objective listing standards, the additional standards established for members of audit committees, and the SEC, U.S. Internal Revenue Service and NYSE standards for compensation committee members. Some members of the Company’s Board also serve as directors of other entities with which the Company does business. Each of these relationships is reviewed by the Board, which examines the amount of business done by the Company and the other entities and the gross revenue for each of the other entities. This review is for each of the last three fiscal years for which financial data is available.

This review applied to Ms. Ables, Ms. Brock, Mr. Helmerich, and Mr. Boswell due to their service on boards of directors or as officers of companies with which we have done business in the last three years. When evaluating the independence of Ms. Ables and Mr. Helmerich, the Board considered that each director served as a director, and not an officer, of the other companies involved in the transactions.

When determining the independence of Ms. Brock, the Board considered that Ms. Brock is the Chief Executive Officer of Aris Water, a publicly-traded growth-oriented environmental infrastructure and solutions company that owns, operates and designs crucial water midstream assets across key unconventional U.S. basins, including the Permian Basin. Cimarex’s payments to Aris Water represented 1.1% of Aris Water’s consolidated gross revenues for 2021. The Board reviewed these transactions and concluded: (i) the transactions are proper and not material when compared to both Cimarex’s total costs and Aris Water’s gross revenues; (ii) the transactions occurred in the ordinary course of business and at arms’ length; (iii) the produced water disposal agreement was entered into before Cabot and Cimarex entered into the Merger Agreement and, as a result, was not reviewed or approved by the Board; and (v) Ms. Brock’s relationship with Aris Water does not interfere with her independent judgment as a director of Coterra.

Mr. Boswell is the Chairman of the Board and Chief Executive Officer of Laramie Energy, LLC (“Laramie”). On January 11, 2022, Cimarex entered into a sub-lease of a portion of its office space in Denver, Colorado with Laramie. This space is no longer needed by Cimarex as it integrates its management team with Coterra at Coterra’s headquarters in Houston, Texas. The sublease is for a term from March 1, 2022 through August 31, 2026, with rental payments to Cimarex of approximately $405,000 per year increasing to approximately $450,000 per year, payable monthly on a pro-rata basis. The Board reviewed this transaction with Laramie and concluded: (i) the transaction is proper and not material when compared to Coterra’s and Laramie’s consolidated gross revenues and anticipated revenues for the relevant periods; (ii) the transaction occurred in the ordinary course of business, at market rates and on arms’ length terms; (iii) the Board does not review or approve office leases or subleases; and (iv) Mr. Boswell’s relationships with Laramie does not interfere with his independent judgment as a director of Coterra.

In each case, the Board made a subjective determination that, because of the nature of the transactions, the director’s relationship with the other entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence. Further, the Board of Directors has determined that all members of the Audit Committee, Compensation Committee and Governance and Social Responsibility Committee are independent.

Director Orientation and Continuing Education

Each new director appointed to fill a vacancy or elected at the annual meeting of stockholders undergoes an orientation program immediately upon joining the Board. The program adopted by the Company includes in-person meetings with the Chairman and the CEO and other key officers to discuss Company business and strategy, review of a comprehensive director handbook that encompasses all Board policies and procedures and corporate documents, access to the Board’s portal containing all past board meeting materials and a briefing by the Corporate Secretary as to the legal requirements and obligations of Board membership. New directors will typically attend Board committee meetings for committees on which they do not serve for a period of time to familiarize them with the areas of responsibility of each committee.

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All of our directors are encouraged to pursue continuing education opportunities for directors of public companies, generally, and the Company will reimburse directors for reasonable expenses incurred in connection with one such continuing education program each year. Ms. Stewart, our independent Lead Director and Chair of the Environmental, Health & Safety Committee, and Ms. Vallejo, Co-Chair of the GSR Committee, received the National Association of Corporate Directors Director Certification (“NACD.DC”) in 2021. NACD.DC is the premier director designation available in the United States and consists of three components: study and education, an exam and ongoing professional development in the field of corporate governance.

Director Succession

Our GSR Committee engages in regular director succession planning as part of its duty to oversee the composition and effectiveness of the Board and its committees. Regular succession planning allows the GSR Committee to nominate qualified candidates for annual stockholder elections and to fill vacancies created upon the planned or unplanned departure of sitting directors or upon increasing the size of the Board to meet additional needs of the Board. In its succession planning activities, the GSR Committee reviews annual Board and committee self-assessments, reviews a Board skills matrix of identified skills for each director and for the effective functioning of the Board, tracks director tenure and expected director departures and engages in various director recruitment activities. The Board does not have a mandatory retirement policy.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

Executive Chairman

Mr. Dinges serves as the Executive Chairman of the Board of the Company. He served as Chairman, President and Chief Executive Officer until the merger of Coterra and Cimarex on October 1, 2021.

Mr. Jorden began serving as Chief Executive Officer and President of the Company effective on the closing of the merger with Cimarex on October 1, 2022. In accordance with the Merger Agreement, upon the expiration of Mr. Dinges’ term as Executive Chairman on December 31, 2022, the Board will determine the new Chairperson, who may be Mr. Dinges, or whether another Chairperson or combined Chairperson and CEO is appropriate.

Our Corporate Governance Guidelines contain strong checks and balances regarding the roles, or combined roles, of CEO and Chairperson. Those provisions include the requirement that only nonemployee directors serve on committees of the Board (other than the Executive Committee), and the requirement that a substantial majority of the directors be independent, as discussed above under “Director Independence.” All of our directors, other than Mr. Dinges and Mr. Jorden, are independent.

Independent Lead Director

The Chairman is joined in the leadership of the Board by our Lead Director, who ordinarily is nominated by the GSR Committee and elected by the nonemployee directors. Pursuant to the Merger Agreement, the Company agreed that, until the Company’s 2024 annual meeting of shareholders, the Board of Directors shall have a lead independent director who shall be (i) a continuing Cimarex director at any time when the Chairperson of the Board of Directors is a continuing Cabot director and (ii) a continuing Cabot director at times that the Chairperson of the Board is a continuing Cimarex director. Pursuant to this arrangement, Ms. Stewart has served as the Lead Director since the closing of the merger on October 1, 2021.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held four regular and eleven special meetings during 2021. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served that were held during the period that the directors served.

The Company’s policy is that it expects all members of the Board of Directors to attend, virtually or in person, the Company’s annual meeting of shareholders. In 2021, all of the continuing members of the Board attended the annual meeting.

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Committee Membership

Information on each of the Board’s standing committees as of the date hereof is discussed below. The charters of Board committees can be found on the Company’s website at www.coterra.com, under the “Corporate Governance” section of “Investors.” The following is a summary of the composition of each of the standing committees before and after the completion of the Merger on October 1, 2021:

For the Period May 1, 2021 through September 30, 2021

Committees	Independent?	2021 Meetings	Dinges	Ables	Best	Boswell	Brock	Delaney	Ralls	Watts
Governance & Social Responsibility	Yes	3
Audit	Yes	3
Compensation	Yes	4
Environment, Health & Safety	Yes	3
Executive	No	0

For the Period October 1, 2021 through December 31, 2021

Committees	Independent?	2021 Meetings	Dinges	Jorden	Ables	Boswell	Brock	Eckley	Helmerich	Stewart	Watts	Vallej
Governance & Social Responsibility	Yes	1								-
Audit	Yes	1
Compensation	Yes	2
Environment, Health & Safety	Yes	1
Executive	No	0

COMMITTEE CHAIR OR CO-CHAIR
MEMBER OF COMMITTEE

Committee Responsibilities

Governance and Social Responsibility Committee

The function of the GSR Committee is to assist the Board in fulfilling its responsibility to the stockholders by:

•	Overseeing, and assisting the Board with, the Company’s efforts for socially responsible operations, programs and initiatives not otherwise delegated to another committee of the Board and the reporting or public disclosure of such efforts by the Company;
•	Identifying qualified individuals to become Board members and assisting the Board in determining the composition of the Board and its committees;
•	Assessing Board and committee effectiveness;
•	Developing and implementing the Company’s corporate governance guidelines; and
•	Taking a leadership role in shaping the corporate governance of the Company.

In accordance with its charter, the GSR Committee has adopted minimum criteria for Board membership, which are discussed in more detail at “Director Nominations and Qualifications” above.

Audit Committee

The function of the Audit Committee is to assist the Board in overseeing:

•	The integrity of the financial statements of the Company;
•	The compliance by the Company with legal and regulatory requirements;

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•	The independence, qualifications, performance and compensation of the Company’s independent auditors; and
•	The performance of the Company’s internal audit function.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. The Audit Committee has delegated to each member of the Audit Committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full Audit Committee at its next scheduled meeting.

Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Ms. Ables meets the requirements of an “audit committee financial expert” as defined by the SEC.

Compensation Committee

The function of the Compensation Committee is to:

•	Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine, subject to ratification by the Board, the CEO’s compensation level based on this evaluation;
•	Provide counsel and oversight of the evaluation and compensation of management of the Company, including base salaries, incentive compensation and equity-based compensation;
•	Review and report to the Board on CEO and executive officer succession planning;
•	Discharge any duties imposed on the Compensation Committee by the Company’s incentive compensation and equity-based compensation plans, including making grants;
•	Evaluate the independence of, and retain or replace any compensation consultant engaged to assist in evaluating the compensation of the Company’s directors, CEO and other officers and to approve such consultant’s fees and other terms of retention; and
•	Review the annual compensation of the directors.

Environment, Health & Safety Committee

The function of the Environment, Health & Safety (“EHS”) Committee is to assist the Board in providing risk oversight and support of the Company’s policies, programs and initiatives on the environment, health and safety. Among other things, the EHS Committee:

•	Oversees the Company’s climate change and sustainability policies and programs and the reporting and public disclosure thereon;
•	Monitors environmental matters and trends in such matters that affect the Company’s activities and performance;
•	Reviews the Company’s compliance with environmental, health and safety laws and regulations, including:
• management and responses to environmental releases
• safety incidents, statistics and outcomes and the Company’s responses
• the Company’s assessment of and responses to pending legislative and regulatory efforts
• initiatives and training designed to improve EHS performance
•	Consults with the Board and internal and external advisors regarding the management of the Company’s EHS programs; and
•	Oversees and reviews all external disclosures regarding the Company’s EHS and sustainability data and programs.

The EHS Committee also reviews comparisons of our safety performance with established benchmarks, such as the Bureau of Labor Statistics (BLS), American Exploration and Production Council (AXPC) and the Independent Producers EHS Managers Forum. This allows the Board to assess safety performance on a continuous basis and provides the governance structure to ensure our programs are effective for providing a safe working environment for our employees.

Executive Committee

The function of the Executive Committee is to exercise all power and authority of the Board of Directors in the event action is needed between regularly scheduled Board meetings and a meeting of the full Board is deemed unnecessary, except as limited by the Company’s bylaws or applicable law. The Executive Committee did not meet during 2021.

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BOARD OF DIRECTORS OVERSIGHT OF RISK AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) MATTERS

Board of Directors

•	Responsible for overall risk oversight
•	Regularly holds discussions regarding risks faced by the Company throughout the year
•	Hears a report from the Audit Committee Chair regarding the activities of the Committee at each regular Board meeting
•	Oversees environmental, social and governance risks, policies and practices by hearing reports from the Environment, Health & Safety Committee (which is devoted solely to health, safety and environmental oversight) and the Governance and Social Responsibility Committee at each regular quarterly meeting, and acts collectively as a Board to review risks in these areas

Audit Committee	Environment, Health & Safety Committee	Governance and Social Responsibility Committee

•   Reviews with management and the Company’s internal auditors the Company’s major financial exposures and the steps management has taken to monitor and control those exposures

•   Reviews at least annually the Company’s policies and guidelines concerning financial risk assessment and financial risk management, with the assistance of the internal auditors, KPMG LLP

•   Reviews results of KPMG’s risk review and of the internal audit throughout the year

•   Oversees the Company’s climate change and sustainability policies and programs and provides recommendations on the related reporting and public disclosures

•   Monitors and reviews environmental matters and trends that affect the Company’s activities and performance, including the efficient use of resources, energy sustainability, climate change, and environmental protection

•   Oversees the Company’s environmental, health and safety policies, practices and performance, including reviewing incidents, responses and statistics, as well as training and initiatives designed to improve performance in these areas

•   Oversees the Company’s policies, programs and initiatives that relate to issues of public concern, such as socially responsible business conduct, human rights, diversity, philanthropy, and community involvement

•   Monitors the Company’s corporate reputation

•   Supports the Company’s actions to be a good and welcome citizen in the communities in which it operates, while furthering the Company’s long-term business objectives

Internal Auditor, KPMG LLP
•	Conducts a process of assessing major risks, including management interviews, and presents and discusses its conclusions with the Audit Committee to help identify areas of concern and develop the internal audit plan
•	Reviews calculations of greenhouse gas emissions prior to publication of the Company’s emissions data in SASB report

Management
•	Reports to the Board at least annually regarding its assessment of risks that could have a significant impact on the Company and possible mitigation strategies
•	Presents an in-depth analysis of one of the top risks identified in the annual enterprise risk management process at each regular quarterly meeting of the Board
•	Provides periodic reports to the Audit Committee on areas of potential exposure, including litigation, commodity price hedging, liquidity and capital resources, financial reporting and disclosures, and regulatory risks
•	Compiles reports for the Audit Committee regarding compliance with our Code of Business Conduct

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DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for their duties as directors. During 2020, nonemployee directors’ annual compensation included an annual retainer fee of $75,000 each, payable quarterly, for their service on the Company’s Board of Directors and its committees. The Lead Director received an additional $25,000 annual retainer, the Audit Committee Chairman and Compensation Committee Chairman each received an additional $20,000 annual retainer, and the remaining committee chairmen received an additional $15,000 annual retainer, each payable quarterly, for this additional service. Additionally, each nonemployee director will receive $2,000 for each Board of Directors meeting attended in excess of six in-person meetings per year. The directors did not receive additional meeting fees in 2021. Directors who previously served as directors of Cimarex and became directors of Coterra upon the closing of the Merger on October 1, 2021, did not receive any fees from Coterra in 2021.

In 2021, nonemployee directors were also entitled to an annual award of restricted stock units under the 2014 Incentive Plan, the restrictions on which lapse the date the nonemployee director leaves the Board of Directors, with a targeted award value at grant date of $230,000. The restricted stock units are paid cash dividend equivalents in the amount of the cash dividend paid on our outstanding Common Stock from the date of grant through the date the restrictions lapse. In 2021, these directors each received 12,380 restricted stock units. Because the directors who previously served on the Board of Cimarex received an equity award from Cimarex that vested upon the closing of the Merger, those directors did not receive an award of restricted stock units from Coterra in 2021.

Board members may participate in the Nonemployee Director Deferred Compensation Plan, which provides each nonemployee director an opportunity to elect each year to take any, or all, of the director’s annual cash retainer and additional fees for serving as lead director or as a committee chairman in restricted stock units, valued at the closing price of the Common Stock on the date specified in the plan, in lieu of a quarterly cash payment of such amounts. The terms of the restricted stock units are the same as those issued annually. All directors were also reimbursed for travel expenses incurred for attending Board and committee meetings. For more information on director compensation, see “Director Compensation Table” below.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dorothy M. Ables	$95,000	$230,020	–	–	–	–	$325,020
Rhys J. Best(3)	$78,750	$230,020	–	–	–	–	$308,770
Robert S. Boswell	$90,000	$230,020	–	–	–	–	$320,020
Amanda M. Brock	$75,000	$230,020	–	–	–	–	$305,020
Peter B. Delaney(3)	$56,250	$230,020	–	–	–	–	$286,270
Paul N. Eckley(4)	$0	$0	–	–	–	–	$–
Hans Helmerich(4)	$0	$0	–	–	–	–	$–
Robert Kelley(5)	$52,500	$230,020	–	–	–	–	$282,520
W. Matt Ralls(3)	$67,500	$230,020	–	–	–	–	$297,520
Lisa A. Stewart(4)	$0	$0	–	–	–	–	$–
Frances M. Vallejo(4)	$0	$0	–	–	–	–	$–
Marcus A. Watts	$75,000	$230,020	–	–	–	–	$305,020

(1)	Restricted stock units were issued pursuant to the Company’s Nonemployee Director Deferred Compensation Plan in lieu of quarterly cash retainer and leadership fees totaling $45,000.00 for Mr. Boswell, $56,250 for Mr. Delaney and $52,500 for Mr. Kelley.

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(2)	The amounts in this column reflect the grant date fair value with respect to restricted stock units in accordance with Financial Accounting Standards Board (FASB”) Accounting Standards Codifications (“ASC”) Topic 718 for the fiscal year ended December 31, 2021. Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form10-K”). In February 2021, each nonemployee director received a grant of 12,380 restricted stock units, with a grant date fair value of $230,020 based on the closing price of the Common Stock on the February 17, 2021 grant date. The restricted stock units vest on the grant date, but are not payable by the Company in shares of Common Stock until the date the nonemployee director ceases to be a director of the company. The aggregate number of restricted stock units outstanding at December 31, 2021, including those issued in lieu of quarterly cash retainer and leadership fees, held by each nonemployee director is as follows:

Name	Total RSUs
Dorothy M. Ables	70,732
Rhys J. Best	–
Robert S. Boswell	76,748
Amanda M. Brock	49,344
Peter B. Delaney	–
Paul N. Eckley	–
Hans Helmerich	–
Robert Kelley	–
W. Matt Ralls	–
Lisa A. Stewart	–
Frances M. Vallejo	–
Marcus A. Watts	49,344

(3)	Messrs. Best, Delaney and Ralls retired from the Board on October 1, 2021, the effective time of the Merger.
(4)	Messrs. Eckley and Helmerich and Mmes. Stewart & Vallejo were appointed to the Board on October 1, 2021, the effective time of the Merger. Their compensation for 2021 was paid entirely by Cimarex and is, therefore, not reflected in this table.
(5)	Mr. Kelley retired from the board effective April 29, 2021.

CODE OF BUSINESS CONDUCT AND CONFLICTS OF INTEREST

All employees, officers and directors are required to comply with the Company’s Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct, including conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees, officers and directors are required annually to certify that they have read and understand the Code of Business Conduct. The full text of the Code of Business Conduct can be found on the Company’s website at www.coterra.com, under “Investors—Corporate Governance—Governance Documents.”

Under our Code of Business Conduct, directors, officers and employees are required to avoid situations that present a potential conflict between their personal interests and the interests of the Company. The Code requires that, at all times, directors, officers and employees make a prompt disclosure the Company’s Senior Vice President—General Counsel, Chief Financial Officer, its Senior Vice President and Chief Human Resources Officer, his or her designee, or the presiding director of the Company’s Board of Directors, without regard to the usual lines of reporting. Alternatively, any suspected violations of applicable laws, rules or regulations, this Code, or unethical business practices may be reported through use of the Company’s confidential telephonic hotline at (877) 813-9101 or online at www.coterra.ethicspoint.com.

Any waiver of this Code for non-executive officers or employees may be granted by the Company’s Chief Executive Officer, Senior Vice President—General Counsel, Chief Financial Officer, or Senior Vice President and Chief Human Resources Officer. Any waiver of this Code for directors or executive officers may be granted only by the Board of Directors or by the Governance and Social Responsibility Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated there under and the applicable rules of the New York Stock Exchange. In case a waiver is granted to a director or executive officer, the notice of the waiver shall be posted on the Company’s website within four business days of the vote by the Board of Directors or shall be otherwise disclosed as required by applicable law or New York Stock Exchange rules. Notices of waivers posted on the website shall remain there for a period of 12 months and shall be retained in our files as required by law.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, objectives, policies and practices in place during 2021. Many of the decisions made by the Compensation Committee of the Board of Directors of the Company were made at the beginning of 2021, prior to negotiating and the closing of the merger with Cimarex Energy Co. (“Cimarex”) on October 1, 2021 (the “Merger”), pursuant to the Agreement and Plan of Merger among Cabot Oil & Gas Corporation (“Cabot”) Double C Merger Sub, Inc. and Cimarex, dated May 23, 2021 (the “Merger Agreement”). Many of the decisions made prior to the Merger were made by the Committee comprised of members who are different from the current composition of the Committee, and were reflective of annual compensation practices of legacy Cabot. The closing of the Merger in the fourth quarter of 2021 resulted in certain changes to those programs and this section discusses both the decisions made by the legacy Cabot Committee prior to the Merger and the effect the Merger had on certain elements of legacy Cabot’s compensation programs. This CD&A also discusses certain actions taken by our Committee after the Merger with respect to the legacy Cimarex executive officers, as contemplated by the Merger Agreement, and certain legacy Cabot executive officers, as well as the Committee’s early 2022 executive compensation decisions.

References in this discussion to the “Committee” refer to (1) the Compensation Committee as constituted before the Merger, with respect to determinations, decisions, conclusions and other actions taken by the Compensation Committee before the effective date of the Merger, and (2) the Compensation Committee as constituted after the Merger, with respect to determinations, decisions, conclusions and other actions taken by the Compensation Committee after the effective date of the Merger.

This CD&A focuses on the compensation of our Executive Chairman (who was formerly our Chairman, President and Chief Executive Officer prior to the Merger), our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers for 2021 and one additional former Cabot executive officer (the “NEOs”),namely:

Dan O. Dinges	Executive Chairman (former Chairman, President & Chief Executive Officer)
Thomas E. Jorden	Chief Executive Officer and President
Scott C. Schroeder	Executive Vice President & Chief Financial Officer
Stephen P. Bell	Executive Vice President, Business Development
Steven W. Lindeman	Senior Vice President, Production and Operations
Phillip L. Stalnaker	Senior Vice President, Marcellus Business Unit
Jeffrey W. Hutton	Senior Vice President, Marketing

Messrs. Dinges, Schroeder, Lindeman, Stalnaker and Hutton were executive officers of Cabot prior to the Merger and this CD&A will sometimes refer to them collectively as “legacy Cabot NEOs.” Messrs. Jorden and Bell were executive officers of Cimarex prior the Merger and this CD&A will sometimes refer to them collectively as “legacy Cimarex NEOs.”

Our compensation plans and practices are designed to align the financial interests of our NEOs with the financial interests of our shareholders. To that end, we provide our NEOs with a competitive base salary, an annual cash bonus opportunity based on the achievement of specific goals aligned with shareholder value creation and long-term incentives tied to long-term total shareholder return and annual cash flow attainment. In 2021 the level of at-risk pay for the legacy Cabot NEOs ranged from 82% to 92% of the total annual compensation opportunity, with our Executive Chairman, our former Chairman and CEO, having the highest level of at-risk pay of the legacy Cabot NEOs.

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2021 Financial and Operational Highlights

After nearly a decade of rationalizing the Company’s reserve portfolio, eliminating non-strategic and lower-tier assets, the Company was successful in acquiring – through a merger of equals with Cimarex Energy Co. (the “Merger”) – a complimentary strategic set of assets adding a mix of oil, liquids and natural gas to the portfolio, making 2021 a milestone year for the Company. Coincident with the Merger, the industry experienced a strengthening of all commodity prices, creating momentum in the second half of the year that further enhanced results from 2020. Highlights and accomplishments for 2021 include the following:(1)

•	Free Cash Flow:(2) Generated free cash flow of $1.083 billion on the strength of the acquired assets in the Merger and improved commodity prices.
•	Returns to Shareholders: Continuing the legacy of returning at least 50 percent of free cash flow to shareholders, the Company returned 60 percent of 2021’s free cash flow in the form of dividends – including an increased base dividend, supplemented with a variable dividend.
•	Reserves: As a result of both the Merger and our capital investment activity in 2021, our absolute reserves grew by 27 percent from the prior year and our reserves as of December 31, 2021 changed from 100 percent natural gas to approximately 86 percent natural gas and 14 percent oil and natural gas liquids.
•	Production: As a result of the Merger, absolute production increased 17 percent from 2020 levels to 167.1 MMBOE for the year.
•	Debt and Leverage: During the year the Company repaid $188 million in maturing long term debt. With the improvement in pricing, and taking into account the acquired debt from the Merger, the Company still experienced a reduction in our leverage ratio (net debt to EBITDAX)(2) from 1.38x in 2020 to .95x in 2021.
•	Sustainability: In 2021 the Company reduced greenhouse gas emissions, methane intensity and high-pressure flaring intensity from previous levels of both companies involved in the Merger, in its ongoing commitment to environmental, social and governance leadership.

(1)	These results reflect nine months of Cabot Oil & Gas Corporation results and three months of the combined results following the effective time of the Merger.
(2)	Free cash flow and net debt to EBITDAX are not measures calculated in accordance with generally accepted accounting principles (GAAP). See Appendix A for additional information.

2021 Compensation Highlights

•	No salary or target bonus increases for legacy Cabot NEOs. When 2021 compensation decisions were made in February 2021, the Committee took into account both the Company’s strong 2020 operational and financial achievements, in the midst of the COVID-19 pandemic, as well as the countervailing market factors, including the lowest natural gas prices in our history and the prevailing investor sentiment concerning our sector, in deciding to award no 2021 base salary or target bonus increases to the legacy Cabot NEOs for the second year in a row.
•	Total Shareholder Return (“TSR”) Performance Awards for legacy Cabot NEOs vested at 100% of target per the Merger Agreement. Pursuant to the terms of the Merger Agreement, in connection with the closing of the Merger on October 1, 2021, TSR Performance Awards granted to legacy Cabot executives in February 2019, 2020 and 2021 accelerated and vested at 100% of target.
•	Annual cash incentive bonus for legacy Cabot NEOs were scored at 175% of target. Pursuant to the terms of the Merger Agreement, prior to the closing of the Merger, the Committee established the performance criteria achievement level for the legacy Cabot NEOs’ annual cash incentive bonuses, based on actual acheivement year-to-date and projected achievement through December 31, 2021. On this basis, of the six performance metrics for the 2021 annual cash incentive awards tracked, which tracked the Company’s budgeted levels approved in February 2021, the two finanical metrics exceeded 200% of target, two operational metrics slightly exceeded target and two operational metrics fell slightly below target levels. In addition to these outcomes, the Committee considered the Company’s historic achievement in safely and efficiently conducting our business in the face of the continuing global pandemic and the added demands of the Merger in awarding the strategic evaluation component of the annual cash incentive bonus. The result was that the Committee approved a payout to the legacy Cabot NEOs of 175% of target, subject to continued employment through the payment date.
•	Change-in-control payments for legacy Cabot NEOs terminated in return for compensatory contributions. As contemplated by the Merger Agreement and to provide continuity on the executive team after the Merger, the legacy Cabot NEOs other than Mr. Dinges entered into agreements with Cabot prior to the closing of the Merger terminating their existing change-in-control payments and agreeing not to compete with the Company for a period of eighteen months following their separation from the Company. In exchange, Messrs. Schroeder, Lindeman and Hutton received a cash contribution into their respective deferred compensation accounts and Mr. Stalnaker received a contribution into a new deferred compensation account established pursuant to a deferred compensation agreement with the Company. See the “—2021 Compensation Decisions—Merger-Related

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Compensation Decisions—Termination of Legacy Cabot Change-in-control Agreements” section for additional detail on these contributions. Mr. Dinges’s change-in-control agreement remained in effect following the closing of the Merger.
•	Over 95% of shares voted approved executive compensation. At our most recent annual meeting in May 2021, over 95% of the votes cast supported our executive compensation practices.

Our Pay for Performance Alignment

We have maintained consistent and disciplined performance-based compensation programs for all of our executives. The Committee has consistently awarded compensation opportunities to our former CEO and other legacy Cabot executives that require meaningful relative stock price and absolute financial performance to deliver targeted realized compensation levels. The allocation of 2021 compensation among salary, short-term incentives and long-term incentives for Mr. Dinges, our current Executive Chairman and former CEO, and the other legacy Cabot NEOs, on a weighted average basis, reflects this guiding principle, as shown below. The compensation of Mr. Jorden, our CEO effective as of October 1, 2021, is not included in the charts below because Mr. Jorden’s 2021 compensation was almost entirely decided by the legacy Cimarex compensation committee.

EXECUTIVE CHAIRMAN	OTHER LEGACY CABOT NEOs

Long-Term Incentives

In 2021, the Committee awarded 65% of the former CEO’s and the CFO’s, and 60% of each other legacy Cabot executive’s, long-term incentive opportunity in the form of performance shares payable solely on the basis of our total shareholder return relative to our industry peer group over a three-year performance period (see “—Long-Term Incentive Awards—TSR Performance Shares” and the “Grants of Plan-Based Awards” table below). This metric directly aligns the interests of our management team with those of our shareholders, which alignment was further strengthened in 2021 by the addition of a “negative TSR modifier,” in response to shareholder input.

In 2021, we awarded 35% of the former CEO’s and the CFO’s, and 40% of each other legacy Cabot executive’s, long-term incentive value through hybrid performance shares that require threshold achievement based on a financial metric (see “—Long-Term Incentive Awards—Hybrid Performance Shares” and the “Grants of Plan-Based Awards” table below). The hybrid performance shares vest on a three-year graduated schedule, with 25% of the award vesting on each of the first two anniversaries of the date of grant and 50% vesting on the third anniversary.

Pursuant to the terms of the Merger Agreement, all outstanding, unvested long-term incentive awards held by the legacy Cabot NEOs were accelerated and vested upon the effective time of the Merger at the target level, as described in more detail in the “—Long-Term Incentive Awards—Determination of TSR Performance Shares and Hybrid Performance Shares Payout” section below.

Short-Term Incentive

In 2021, the Company’s short-term incentive program remained the same as 2020, with a continued emphasis on financial returns in the form of a free cash flow metric and a ROCE metric. The two operating metrics in the short-term incentive program – absolute production and reserves – are paired with related cost metrics, to incentivize a focus on returns on investment. There is also a strategic component to the short-term incentive program intended to provide the Committee with the ability to evaluate key influences on Company performance not taken into account in the other metrics. Utilizing these objective and subjective metrics, executives are rewarded in the short-term for performance intended to create long-term value for shareholders.

Pursuant to the terms of the Merger Agreement, the Committee scored the achievement of the 2021 short-term incentive metrics in September 2021, based on actual year-to-date performance and projected year-end performance. Bonus payments to the NEOs will occur in the first quarter of 2022, subject to continued employment through the date of payment.

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Effects of Say on Pay and Shareholder Outreach

In setting 2021 executive compensation, the Committee considered the outcome of the say-on-pay vote at the three most recent annual meetings as strongly supportive of our pay practices and incentive programs. Those results were as follows:

•	98% in favor of the 2018 annual meeting;
•	97% in favor of the 2019 annual meeting; and
•	95% in favor of the 2020 annual meeting.

Furthermore, our shareholders have supported our compensation programs since the imposition of the say-on-pay vote, with approval rates of 95% or above since the first vote in 2011. As a result, the Committee concluded that the 2021 compensation paid to the legacy Cabot NEOs and our overall pay practices were well-aligned with shareholders’ interests and Company performance.

OVERVIEW OF OUR COMPENSATION PROGRAM

Philosophy and Objectives of Our Compensation Program

This overview addresses the legacy Cabot programs in effect for 2021, except as otherwise noted. Following the closing of the Merger on October 1, 2021, the Committee began to evaluate and integrate the designs of the compensation programs enacted by the legacy Cabot and legacy Cimarex compensation committees and that evaluation and integration has continued into 2022. We expect the full integration of those programs to continue through 2022. As a result, our NEOs may continue to participate in some of their respective legacy company’s programs until full integration is complete. In 2021 we also took action on executive compensation matters in connection with the Merger that are more fully discussed at “2021 Compensation Decisions—Merger-Related Compensation Decisions” below.

The Committee oversees an executive compensation program designed to attract, retain, and engage highly qualified executives and to capture value for shareholders. The primary objectives of our compensation program are:

•	To align executive compensation with our business strategy;
•	To encourage management to create sustained value for the shareholders while managing inherent business risks;
•	To attract, retain, and engage talented executives; and
•	To support a long-term performance-based culture throughout the Company.
We achieved these objectives in 2021 by:
•	Assigning in excess of 80% of legacy Cabot NEO compensation to at-risk, performance-based incentive opportunities;
•	Tying incentive plan metrics and goals to shareholder value priorities; and
•	Having balanced, open and objective reviews of goals and performance.

The Committee believes that each of these objectives carried an equal amount of importance in our 2021 compensation program.

Our Compensation Practices

The following practices and policies in place in 2021 ensured that our executives’ compensation was aligned with shareholders’ interests.

What we do:
For 2022, added emissions reductions target metric to the short-term incentive program
Emphasis on long-term, performance-based equity compensation
Short-term incentive compensation based on disclosed performance metrics (with payout caps) including operational, financial and returns metrics
Provide for “double trigger” cash payouts in change-in-control agreements
Substantial stock ownership and retention requirements for executive officers and directors
Clawback policy
Hold annual advisory “say-on-pay” vote
Only independent directors on Compensation Committee
Use an independent compensation consultant
What we don’t do:
No vesting periods of less than three years for equity awards issued in February 2022
No hedging or pledging of company stock by executive officers or directors
No excise tax gross-ups for executive officers appointed after 2010
No vesting of equity awards after retirement if competing with Company
No re-pricing or discounting of options or stock appreciation rights (“SARs”)
No performance metrics that would encourage excessive risk-taking

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ELEMENTS OF OUR COMPENSATION PROGRAM

In 2021 we used various components of executive compensation, with an emphasis on variable compensation and long-term incentives, a large portion of which is considered at-risk. The components of executive compensation utilized in 2021, primarily for the legacy Cabot NEOs, are presented in the table below and discussed in more detail later in this section of the Proxy Statement.

Compensation Component	Form/Timing of Payout	Purpose	How We Determine Amount
Base Salary	Paid in cash throughout the year	Compensate fairly for position, experience, expertise and competencies.	Base salaries are targeted to approximate the compensation peer group median, taking into account the competitive environment, as well as the experience and accomplishments of each executive. Base salaries for the legacy Cimarex NEOs were determined based on prior levels for Mr. Bell, as required by the Merger Agreement, and for Mr. Jorden in accordance with the employment agreement entered into pursuant to the Merger Agreement.
Annual Cash Incentive Bonus	Paid in cash after the year has ended and performance has been measured

Motivate and reward performance achievement against a set of business and individual goals:

•  Financial goals (unit costs, finding costs, ROCE, free cash flow);

•  Operational goals (specific objectives tied to absolute production and reserve targets);

•  Discretionary objectives aligned with corporate strategy; and

•  Qualitative performance evaluated by the Committee.

Annual bonus opportunities are established as a percentage of base salary and are targeted to approximate average industry bonus percentage levels for comparable executive positions. Annual payout is determined by comparing actual performance during prior year to established thresholds and a strategic component. The Committee retains authority to exercise negative discretion in determining the total bonus pool. For 2021, payouts for NEOs were determined by their legacy compensation committees prior to the Merger. Legacy Cabot NEO payouts were based on year-to-date performance through September 2021 and based on performance projected through the end of 2021 and legacy Cimarex NEO payouts were based on performance through the Merger.
Long-Term Incentives	60%-65% TSR performance shares payable in stock (and cash for achievement over target) Cliff vest three years from the grant date	Promote alignment of executive decisions with shareholder interests through performance awards where value varies with Company stock performance relative to a peer group over a three-year performance period and the Company’s stock price at the end of that period.	The value of equity awards is generally targeted at the 50th percentile of the peer group or greater, based on individual and Company circumstances including executives performing multiple roles and a smaller executive team than peers. Payout for TSR performance awards up to 200% for top performance, with a “negative TSR modifier” in place for the 2021 grants. In 2021, the achievement level for all unvested awards was target level, as determined by the legacy Cabot compensation committee prior to the Merger.
35%-40% hybrid performance shares payable in stock Vest over three years (25% / 25% / 50%)	Encourage executives to achieve multi-year strategic and financial objectives. Annual vesting contingent upon operating cash flow exceeding $100 million.	The value of equity awards is generally targeted above the median of the peer group, although other individual and Company circumstances influence the award amounts. Annual vesting at target level for achievement of performance goal in prior year and no vesting if not achieved.
For 2021, the achievement level for all unvested awards was determined by the legacy Cabot committee prior to the Merger.

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Compensation Component	Form/Timing of Payout	Purpose	How We Determine Amount
	Merger-related restricted stock awards to legacy Cimarex executives, including Messrs. Jorden and Bell, granted in December 2021 that cliff vest three years from the grant date and hybrid performance shares to Messrs. Stalnaker and Lindeman granted in December 2021 that cliff vest in October 2024 subject to the achievement of performance criteria	The transition awards granted to the legacy Cimarex executives were provided for in the Merger Agreement because the legacy Cimarex executives did not receive equity awards in 2021 prior to the effective time of the Merger due to Cimarex’s practice of granting performance awards to executives, including Messrs. Jorden and Bell, in December of each year. The transition awards granted to Messrs. Stalnaker and Lindeman were granted to promote pay equity among the executive officer group.	The value of the awards granted to the legacy Cimarex executives was equal to 2020 grant values by Cimarex to each executive, as provided in the Merger Agreement. The value of the awards granted to Messrs. Stalnaker and Lindeman was targeted to provide Messrs. Stalnaker and Lindeman with a similar 2021 long-term incentive grant date value, when also factoring in their pre-merger legacy Cabot 2021 long-term incentive awards, with the 2021 grant date long-term incentive value awarded to legacy Cimarex executives in an effort to integrate the compensation programs of the legacy companies.

EXECUTIVE COMPENSATION

We believe our executive compensation policies and programs effectively served the interests of the shareholders and the Company in 2021. The Committee has worked over the years to devise, manage and provide an executive compensation program that is designed to meet its intended objectives and contribute to the Company’s overall success. Following the effective time of the Merger, the Committee began to evaluate the design of the two legacy companies’ programs and expects to make some modifications to the programs described below for 2022 and beyond. The following discussion describes the programs in effect through September 30, 2021 and any actions taken in the fourth quarter of 2021 as a result of the Merger.

2021 Committee Activity

During 2021, the Committee held three regular meetings, one in each of February, July and October, and three special meetings related to the Merger in June, September and December.

Annual Compensation Activity

At the time the 2021 awards granted in the first quarter were granted and periodically throughout the year, the Committee referenced the Fall 2020 competitive market study of the peer group by Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent compensation consultant at the time. Based on the study and the former CEO’s recommendations with respect to the other Company officers, the Committee determined 2021 salaries, bonus payouts for 2020 performance, certified the 2020 results for payouts of a portion of each of the hybrid performance shares granted from 2018 to 2020, and the 2021 annual grant of long-term incentive awards for the executive officers. A detailed discussion of each item of compensation can be found below under “2021 Compensation Decisions.”

Also at the February 2021 meeting, and prior to making any compensation decisions, the Committee reviewed a detailed analysis of equity awards and their retentive value for each legacy Cabot NEO. Over the course of the year, the Committee reviewed each element of compensation for the NEOs, including elements of total direct compensation and payments upon severance or change-in-control, as well as other benefits and perquisites. Lastly, at the February 2021 meeting, the Committee and the Board of Directors discussed and approved the 2021 performance criteria for the 2021 annual cash bonus plan.

During 2021, the Committee reviewed an analysis prepared by Meridian of 2020 executive compensation reported by our peer group. From the available 2020 survey information, the Committee evaluated its compensation decisions relative to our peer group. The Committee also reviewed an analysis prepared and presented by Meridian of current compensation issues and trends, including a 2021 competitive market study of executive compensation among our peer companies. This analysis, along with other data and reports, has historically been utilized in the Committee’s review of all components of compensation in the following February meeting.

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Merger-Related Activity

In June 2021, the Committee met to consider and approve the terms of Mr. Jorden’s “side letter” relating to his Employment Agreement dated May 23, 2021. A detailed discussion of the terms of Mr. Jorden’s employment agreements can be found at “2021 Compensation Decisions—Merger-Related Compensation Decisions—Compensation Arrangements with Thomas E. Jorden” below. In September 2021, the Committee met to take action on several compensation matters set forth in the Merger Agreement, including (1) establishing the level of performance of the 2021 cash bonus program, (2) establishing the level of performance of all outstanding TSR Performance Shares and Hybrid Performance Shares, which vested on the closing of the Merger on October 1, 2021, and (3) approving certain compensatory arrangements for the legacy Cabot NEOs and other legacy Cabot officers with change-in-control agreements, in return for terminating their change-in-control payments and instituting new non-competition covenants. For a full discussion of the Merger-related compensation actions by the legacy Cabot Committee for the legacy Cabot NEOs, see “2021 Compensation Decisions—Merger-Related Compensation Decisions—Termination of Legacy Cabot Change-in-Control Agreements.” In December 2021, the Committee met to approve the 2021 grant of long-term incentive awards to the legacy Cimarex NEOs as provided in the Merger Agreement. At that time, the Committee also approved two long-term incentive awards for two legacy Cabot NEOs, Mr. Lindeman and Mr. Stalnaker, to promote pay equity among the executive officer group. For a full discussion of the December 2021 long-term incentive awards approved by the Committee, see “Long-Term Incentive Awards—Merger-Related Long-Term Incentive Awards” below.

INDUSTRY PEER GROUP

In the 2021 annual compensation cycle, we used one peer group for both compensation competitive analysis and to measure the relative performance of our TSR performance shares. The Committee chose these companies because they represented our direct competitors of similar size and scope in the exploration and production sector of the energy industry and included several companies that competed in our core areas of operation at the time for both business opportunities and executive talent. The peer group changes from time to time due to organic changes in the Company or its peers, business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Committee approves all revisions to the peer group.

The peer group for the TSR performance cycle that began in 2021 is as follows (new peer companies in bold):

Antero Resources Corporation	EQT Corporation
Apache Corporation	Marathon Oil Corporation
CNX Resources Corporation	Murphy Oil Corporation
Cimarex Energy Co.	Ovintiv Inc.
Continental Resources, Inc.	Pioneer Natural Resources Company
Devon Energy Corporation	Range Resources Corporation
Diamondback Energy, Inc.	Southwestern Energy Company

In February 2022, the Committee selected a new compensation peer group to better reflect the size, operations and market of Coterra following the closing of the Merger. The Committee also selected a new performance peer group for the February 2022 through January 2025 performance cycle comprised of the same companies that were selected for the compensation peer group plus two indices: the SPDR S&P Oil and Gas Exploration and Production ETF Index and the S&P 500 Industrials Index. The new compensation peer group for 2022, is as follows (new peer companies in bold):

Antero Resources Corporation	EQT Corporation
APA Corporation	Hess Corporation
Chesapeake Energy Corporation	Marathon Oil Corporation
Continental Resources, Inc.	Occidental Petroleum Corporation
Devon Energy Corporation	Ovintiv Inc.
Diamondback Energy, Inc.	Pioneer Natural Resources Company
EOG Resources

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ROLE OF THE COMPENSATION CONSULTANT

The Committee employs the services of an independent executive compensation consultant. In October 2020, the Committee approved the continued engagement of Meridian as its independent consultant for 2021. Prior to this approval, the Committee reviewed Meridian’s independence, in accordance with the six factors established by the NYSE and found it to be independent and without conflicts of interest in providing services to the Committee. In 2021 Meridian was responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers. The Committee-approved industry peer group is listed and described in more detail above at “Industry Peer Group.” Meridian was also responsible for preparing and presenting an outside director compensation study using the same industry peer group. In 2021, the Committee relied on Meridian for input on pay philosophy, current market trends, legal and regulatory considerations and prevalence of benefit and effective time of the Merger and participated in most executive sessions. Meridian worked exclusively for the Committee and performed no services directly for management. Management does not retain the services of a compensation consultant.

In November 2021, the Committee engaged FW Cook as its independent executive compensation consultant in place of Meridian. Prior to this engagement, the Committee reviewed FW Cooks’ independence, in accordance with the six factors established by the NYSE and found it to be independent and without conflicts of interest in providing services to the Committee. FW Cook assisted the Committee in the structure of the December 2021 long-term incentive equity awards to legacy Cimarex NEOs and two additional grants to legacy Cabot NEOs for internal pay equity purposes. FW Cook also advised the Committee on executive and director compensation matters leading up to 2022 compensation decisions. FW Cook worked exclusively for the Committee and performed no services directly to management.

ROLE OF EXECUTIVES IN ESTABLISHING COMPENSATION

Our former CEO, who, after the Merger serves as our Executive Chairman, made recommendations in February 2021, and as new officers were hired, to the Committee with respect to salary, bonus and long-term incentive awards for all other executive officers. In making recommendations, our former CEO considered input from Meridian’s independent competitive market study, internal pay equity issues, individual performance and Company performance. The former CEO’s recommendations were just one of the factors considered by the Committee, in conjunction with the other factors discussed in this CD&A, in setting compensation for all executive officers. The Executive Vice President and Chief Financial Officer (“CFO”), who was ultimately responsible for human resources administration in 2021 up until the effective time of the Merger, provided the Committee with survey data from a wider group of companies in the energy sector than the industry peer group described above, which the Committee used for evaluation of non-executive compensation trends, and general administrative support implementing the Committee’s decisions. The former CEO and the CFO also provided recommendations to the Committee regarding appropriate bonus metrics, taking into account current industry drivers and Company strategic objectives, as well as appropriate performance targets for each year. The CFO and his staff assisted the Committee in determining bonus payouts in September 2021 by providing the calculations of bonus metric achievement, which the Committee took into account in determining the ultimate bonus payout pool for 2021. The former CEO and the CFO, along with the former Vice President, Administration and Corporate Secretary, attended the Committee meetings in 2021 through the effective time of the Merger; however, the officers were excused from the meetings to enable the Committee to meet privately in executive session, both with and without the compensation consultant also being present for the regular meetings. As directed by the Committee, the executives listed above prepared materials and agendas for the Committee meetings and prepared the long-term equity plans and award agreements. The terms of all award agreements and the specific individual awards for executives, however, were all approved by the Committee and, as needed, by the Board of Directors.

At the effective time of the Merger, the CFO’s role in executive compensation became an advisory role to the Committee, primarily related to the legacy Cabot compensation practices and policies, and the newly-appointed CEO and the Senior Vice President and Chief Human Resources Officer (“CHRO”) took a more active role with the Committee. Beginning in the fourth quarter of 2021, the CEO assumed the primary role in making recommendations with respect to salary, bonus and long-term incentive awards for the executive officers for 2022, with considerable input from the CHRO on the design of the compensation programs for Coterra in 2022 and beyond. In December 2021, the CEO and the CHRO made recommendations to the Committee with regard to the amount and terms of the long-term incentive awards to be granted to the legacy Cimarex executive officers under the terms of the Merger Agreements and to two legacy Cabot executive officers. Those recommendations were one of the factors considered by the Committee, in conjunction with input from the Committee’s compensation consultant, FW Cook.

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2021 COMPENSATION DECISIONS

Annual Compensation Decisions

In February 2021, the Committee met to establish legacy Cabot executive compensation levels for the year. In setting those levels, the Committee took into account many macro-economic and industry factors, as well as specific attributes of Cabot’s 2020 performance and structure that impacted the relative value to the Company of the contributions made by the executive team. Among the factors specific to Cabot’s 2020 performance and structure considered by the Committee were:

•	the safety and efficiency with which the management team conducted operations during the first year of the global pandemic
•	the generation of $109 million in free cash flow(1) even with the lowest realized natural gas price in our history
•	the achievement of the lowest cost structure in the peer group
•	the achievement of $200 million in net income for the year
•	the return of 146% of free cash flow(1) to the shareholders
•	the achievement of the lowest debt levels in the peer group
•	the lowest General and Administrative costs and the smallest staff at all levels, including the executive level, of the peer group

Among the countervailing macro-environmental factors recognized by the Committee in February 2021 were:

•	a lack of sustained winter weather fostering a continuation of the oversupplied natural gas market
•	the trend of negative shareholder returns for the industry as a whole (including Cabot)
•	uncertainty in the marketplace caused by the ongoing global pandemic
•	the challenged commodity price environment

The Committee took note that the achievements of the executive team, which increased the Company’s competitiveness within the peer group, while exemplary, did not result in returns to the shareholders in the form of higher stock prices, due to the impact of the macro-economic and industry factors discussed above. In light of these competing forces, the Committee took a conservative approach in setting 2021 compensation levels for each of the elements of compensation discussed below, generally holding compensation opportunities flat to the prior year for the second year in a row. The Committee balanced the need to retain and reward excellent management performance with the need to align executive compensation with shareholder returns.

In 2021, there were three major elements of the executive in-service compensation program: (1) base salary, (2) annual cash incentive bonus and (3) long-term incentive equity awards. Company perquisites are a minor element of the executive compensation program. This design generally mirrors the pay practices of the exploration and production industry generally and our selected industry peer group. Our compensation is intentionally weighted toward long-term equity-based compensation. Each element is described below.

Through September 30, 2021, Mr. Dinges, our former Chairman, President and CEO, had a significantly broader scope of responsibilities than the other legacy Cabot NEOs. The difference in compensation for Mr. Dinges described below primarily reflects these differing responsibilities and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Dinges. Mr. Jorden’s 2021 compensation was determined by negotiation in connection with the Merger and is reflective of his years of tenure as the CEO of Cimarex Energy Co., and his expanded role with Coterra, as a larger, more diversified oil and gas producer.

Merger-Related Compensation Decisions

Compensation Arrangements with Dan O. Dinges

On May 23, 2021, Mr. Dinges entered into a letter agreement with Cabot (the “Dinges Agreement”) that is effective from the closing of the Merger on October 1, 2021, through the earlier of (1) December 31, 2022, or (2) the Chairman Succession Date (which is the date a new Chairman of the board is appointed) (the “Dinges Employment Period”). The Dinges Agreement provides that Mr. Dinges will be employed as Executive Chairman of the board and serve as a member of the board during the Dinges Employment Period. Under the terms of the Dinges Agreement, Mr. Dinges will continue to receive an annual base salary of $1,100,000 and an annual cash incentive award with a target opportunity of 130% of his annual base salary, just as he received in his role as Chairman, President and Chief Executive Officer prior to the closing of the Merger. His annual long-term incentive award opportunity, however, was reduced from a grant date value of $9,000,000 in 2021 to a target grant date value of $4,500,000 in 2022, reflecting a reduction in the scope of his duties in his new role with Coterra. Mr. Dinges will also be provided employee benefits and perquisites no less favorable to those provided

(1)	Free cash flow is not a measure calculated in accordance with generally accepted accounting principles (GAAP). See Appendix A for additional information.

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to Coterra executive officers during the Dinges Employment Period. Effective on the closing date of the Merger, the Company’s bylaws were amended to provide that Mr. Dinges may not be removed from his position as Executive Chairman during the Dinges Employment Period without an affirmative vote of at least 75% of the other members of the Coterra board. If Mr. Dinges’ is terminated prior to or on the Chairman Succession Date, he will be entitled to the termination benefits provided under his existing change-in-control agreement with the Company, and any outstanding Coterra equity awards will be treated in accordance with the retirement provisions of the equity award agreements. In addition to Mr. Dinges’ existing perpetual confidentiality covenant in his change-in-control agreement, he agreed to be subject to one-year post-termination non-competition and non-solicitation covenants pursuant to the Dinges Agreement. See “Change-in-Control Agreements” below for a more complete discussion of Mr. Dinges’ post-termination benefits.

Compensation Arrangements with Thomas E. Jorden

On May 23, 2021, Mr. Jorden entered into a letter agreement with Cabot (the “Jorden Letter Agreement”) with respect to the terms of his employment with the Company following the closing of the Merger. Under the terms of the Jorden Letter Agreement, Mr. Jorden is employed as the Company’s President and Chief Executive Officer and serves as a member of the board from the effective time of the Merger through the third anniversary thereof or upon his earlier termination of employment (the “Jorden Employment Period”). During the Jorden Employment Period, Mr. Jorden will receive a base salary of $1,125,000, will be eligible for an annual cash incentive award with a target opportunity of 130% of his annual base salary, will be granted annual long-term incentive awards with a target grant date value of $10,000,000, and was provided with relocation assistance and other employee benefits and perquisites no less favorable to those provided to other Coterra executive officers. Pursuant to the Jorden Letter Agreement, effective on the closing date of the Merger, the Company’s bylaws were amended to provide that Mr. Jorden may not be removed from his position as President and Chief Executive Officer or as a member of the board during the Jorden Employment Period without an affirmative vote of at least 75% of the other members of the Coterra board.

Mr. Jorden’s existing severance compensation agreement with Cimarex was assumed by Coterra and will remain in full force and effect during the Jorden Employment Period. The Jorden Letter Agreement also revised the definition of “good reason” under such agreement to also include a diminution of Mr. Jorden’s duties or responsibilities, authorities, powers or functions, the failure of the Coterra board to nominate him for election to the Coterra board, a reduction in his annual long-term incentive award opportunity as described above, or a required relocation to any location other than Houston, Texas. Upon the expiration of the Jorden Employment Period, if Mr. Jorden’s employment with Coterra is continuing, then he and Coterra will enter into a change-in-control agreement that is consistent with, and no less favorable than, the change-in-control agreements then applicable to other executive officers of Coterra.

Subsequent to the Jorden Letter Agreement, on June 29, 2021, Mr. Jorden entered into a side letter agreement with Cimarex and Cabot (the “Jorden Side Letter”). The Jorden Side Letter provided that, notwithstanding the preexisting terms applicable to his Cimarex equity awards or anything to the contrary contained in the Merger Agreement, Mr. Jorden’s outstanding Cimarex equity awards would not vest at the effective time of the Merger, which is referred to as “single-trigger vesting.” Instead of single-trigger vesting, each such award was converted into a corresponding award with respect to Coterra common stock, with the number of shares underlying each award adjusted based on the exchange ratio for the Merger, and if subject to performance-based vesting, determined with respect to the greater of the target level and the level determined or certified by the Cimarex board or the compensation committee based on the results achieved by Cimarex prior to the effective time of the Merger. The performance goals applicable to Mr. Jorden’s Cimarex restricted stock awards subject to performance-based vesting were deemed satisfied at the effective time of the Merger at the same levels applicable to other performance-based Cimarex restricted stock awards. Each such award, once converted into a Coterra award, continued to be subject to the same service-based vesting terms as applied to the Cimarex award immediately prior to the effective time of the Merger. See the “Outstanding Equity Awards at Fiscal Year-End 2021” table, the “2021 Option Exercises and Stock Vested” table and related footnotes for detailed information regarding the conversion of Mr. Jorden’s Cimarex equity awards into Coterra equity awards and the vesting of one of those awards according to its terms on December 1, 2021.

The Jorden side letter also provides that if Mr. Jorden’s employment is terminated by the Company without cause or by Mr. Jorden for good reason, or if Mr. Jorden dies or becomes disabled, in each case, during the Jorden Employment Period, his outstanding Coterra equity awards, including his Cimarex equity awards converted in the Merger in accordance with the Jorden Side Letter, will vest in full (with achievement of any applicable performance metrics determined based on actual performance as of the date of his termination of employment or the date of death or disability, as applicable). This vesting after both a change-in-control and a termination of employment is referred to as “double-trigger vesting.”

Mr. Jorden remains subject to his existing perpetual confidentiality covenant and the one-year post-termination non-competition and non-solicitation covenants contained in his severance agreement.

Termination of Legacy Cabot Change-in-Control Agreements

Each of the legacy Cabot NEOs was a party to a change-in-control agreement (the “change-in-control agreements”) that provided that in the event of a termination without “cause”

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or a “constructive termination without cause” (as defined in the change-in-control agreements) within two years following a change in control of the Company each executive officer would be entitled to receive: (1) a lump-sum cash payment equal to three times the total of the executive officer’s base salary and the greater of target bonus or the highest actual bonus paid in the three fiscal years immediately preceding the termination or change in control, (2) accelerated vesting of all equity awards immediately upon a change in control, subject, in the case of the TSR performance shares, to the level of the Company’s TSR performance relative to its peers as of the last day of the month immediately preceding the month in which the change-in-control event occurs, (3) target bonus for the fiscal year of termination, prorated for the actual days served, (4) continued medical, dental and life insurance coverage for three years, and (5) reimbursement of expenses for outplacement assistance. The legacy Cabot change-in-control agreements entered into prior to 2010 also contained a Section 280G tax gross-up provision. The closing of the Merger on October 1, 2021, constituted a change in control under the change-in-control agreements, as amended.

In September 2021, the Cabot compensation committee met to consider compensation actions reserved to the Company under the Merger Agreement to lessen the potential impact of the change-in-control agreements on the continuity of the management team of the Company following the anticipated closing of the Merger, given that most of the NEOs would experience a “constructive termination,” as defined in the change-in-control agreements, triggering the payment of the benefits described in the preceding paragraph. The “constructive termination” event for each of the legacy Cabot NEOs was, in each case, an adverse change in their position or responsibilities or the principal departmental functions that report to the executive, as a result of the new Coterra management structure following the effective time of the Merger. The Committee also considered that each of the legacy Cabot NEOs were eligible to receive retirement benefits under legacy Cabot policies that were in place as of the effective time of the Merger, thereby increasing the risk of a loss of these key personnel.

In order to encourage continued service by the legacy Cabot NEOs for at least a transition period following the effective time of the Merger in furtherance of the integration efforts of the two legacy companies’ management teams, the Cabot compensation committee approved new letter agreements (the “Termination Letters”) with each of the legacy Cabot NEOs other than Mr. Dinges terminating the NEOs’ rights under their change-in-control agreements (other than those relating to Internal Revenue Code Sections 280G and 4999, if applicable, with respect to the Merger transaction only, and dispute resolution procedures) , and instituting additional non-competition and non-solicitation covenants for each NEO in favor of the Company, in return for a one-time payment. Pursuant to the Termination Letters, each of Messrs. Schroeder, Hutton and Lindeman received a contribution by the Company to his deferred compensation account under Cabot’s deferred compensation plan and Mr. Stalnaker received a contribution into a new deferred compensation account establish under a separate deferred compensation agreement with Cabot (the “Deferred Compensation Agreement”). As a result of the Termination Letters, the Company has no agreements for excise tax gross-ups payments for any executive for future changes in control, other than Mr. Dinges’ continuing change-in-control agreement, which remains in place unmodified. The Company also has no obligation to any legacy Cabot NEO for any payments on any future change in control.

The amount of the deferred compensation contributions to Messrs. Schroeder’s, Hutton’s and Lindeman’s deferred compensation accounts were $5,243,700, $3,131,700 and $3,131,700, respectively. The amount subject to Mr. Stalnaker’s Deferred Compensation Agreement was $3,131,700. All of such contributions and amounts were fully vested when made. Under the terms of the Cabot deferred compensation plan and the Deferred Compensation Agreement, such amounts may not be received by the NEOs until six months after separation from the Company.

Legacy Cimarex Severance Compensation Agreements

Legacy Cimarex NEOs are party to legacy Cimarex severance compensation agreements that provide for certain severance benefits upon a termination of employment other than for “cause” or a termination by the legacy Cimarex NEO for “good reason,” including severance benefits if the qualifying termination occurs within a specified time following a change in control. The Merger constituted a change in control under the legacy Cimarex severance compensation agreements. See the “—2021 Compensation Decisions—Merger-Related Compensation Decisions—Compensation Arrangements with Thomas E. Jorden,” “—Change-in-Control Agreements—Legacy Cimarex Severance Compensation Arrangements” and “Potential Payments Upon Termination or Change in Control—Severance Agreements” sections for a description of amendments made to the legacy Cimarex severance compensation agreements in connection with the Merger and for additional information on the benefits payable under these agreements.

2021 STI and LTI Payout Determinations

As provided in the Merger Agreement, the legacy Cabot compensation committee also determined the performance achieved under the 2021 cash bonus program and all outstanding TSR Performance Shares and Hybrid Performance Shares held by executive officers with a change-in-control agreement, which under the terms of the Merger Agreement were to be accelerated and fully-vested at the greater of actual performance through the latest practicable date prior to the effective time of the Merger or the target level of performance. See “—Annual Cash Incentive Bonus—Determination of 2021 Bonus Payout” for a discussion of the 2021 bonus payout and the “—Long-Term Incentive Awards—Determination of TSR Performance Shares and Hybrid Performance Shares Payout” for a discussion of the accelerated vesting of the outstanding TSR Performance Shares and Hybrid Performance Shares.

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December 2021 Long-Term Incentive Grants

As provided in the Merger Agreement, the legacy Cimarex executives, including Messrs. Jorden and Bell, were entitled to receive on December 1, 2021, annual long-term incentive awards with a target grant date value not less than the target grant date value of the annual long-term incentive awards granted to such executives in 2020 by Cimarex. The Committee met on December 13, 2021, to consider the terms and such long-term incentive awards and approve the grants to these executives. Although the grant date values of the awards were established by the Merger Agreement and the Jorden Letter Agreement, in establishing the terms of the awards, the Committee considered vesting terms of the awards for the legacy Cimarex executives. At that time, the Committee also approved additional long-term incentive awards for two of the legacy Cabot NEOs, Messrs. Lindeman and Stalnaker, to strengthen pay equity among the Coterra executive team. For a description of the vesting terms for the December 13, 2021, awards, see below “—Long-Term Incentive Awards—Merger-Related Long-Term Incentive Awards”.

Base Salary

The Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The base salary of each executive, including the NEOs, is reviewed and approved annually by the Committee. The former CEO’s 2021 salary was established by the Committee (and ratified by the Board of Directors) and the other legacy Cabot executives’ 2021 salaries were established jointly by the former CEO and the Committee. In 2021 base salary for all legacy Cabot executive positions was targeted near the median level of the peer group. Individual salaries in 2021 took into account our established salary policies and our current salary budget; the individual’s levels of responsibility, contribution and value to the Company; individual performance; prior relevant experience; breadth of knowledge; and internal and external pay equity issues. There were no base salary increases for the legacy Cabot NEOs in 2021 and none of the legacy Cabot NEOs had a change in their salary as a result of the Merger.

Name	Title	2020 Base Salary	2021 Base Salary
Mr. Dinges	Executive Chairman; Former Chairman, President and Chief Executive Officer	$1,100,000	$1,100,000
Mr. Jorden	Chief Executive Officer and President	–	$1,125,000
Mr. Schroeder	Executive Vice President and Chief Financial Officer	$629,000	$629,000
Mr. Bell	Executive Vice President, Business Development	–	$554,000
Mr. Hutton	Senior Vice President, Marketing	$445,000	$445,000
Mr. Stalnaker	Senior Vice President, Marcellus Business Unit	$445,000	$445,000
Mr. Lindeman	Senior Vice President, Production and Operations	$445,000	$445,000

Mr. Jorden’s base salary listed above was established on October 1, 2021, pursuant to the Jorden Letter Agreement. See “Merger-Related Compensation Decisions—Compensation Arrangements with Thomas E. Jorden” above. Mr. Bell’s base salary listed above was the same as established by Cimarex for 2021, as provided in the Merger Agreement.

Effective on October 1, 2021, Mr. Dinges resigned as President and Chief Executive Officer and became the Executive Chairman of the Company, under the terms and base salary established in the Dinges Agreement. His base salary will remain the same as for his prior role for the duration of the Dinges Employment Period. See “Merger-Related Compensation Decisions—Compensation Arrangements with Dan O. Dinges” above.

Annual Cash Incentive Bonus

The annual cash incentive bonus opportunity provides the NEOs, as well as other executives and key employees, with an incentive in the form of an annual cash bonus to achieve overall business goals. The bonus opportunity is stated as a percentage of base salary and is set using the Committee’s philosophy to target bonus levels (as a percentage of base salary) consistent with the competitive market for executives in similar positions. Annual bonus opportunities are based on metrics and performance goals that are of primary importance to the Company during the coming year and motivate executives to achieve those goals.

Upon completion of each fiscal year, the level of achievement of each of the metrics established for the bonus plan for that year is calculated using the actual results for the bonus plan fiscal year and the Committee’s assessment of the strategic evaluation component. The calculation yields a potential overall bonus pool payout, stated as a percentage of target. The CEO makes recommendations to the Committee for annual bonuses to be paid to each executive officer (other than the CEO), based on the formulaic output for the total bonus pool, with individual performance adjustments recommended by the CEO. The Committee references both the CEO’s recommendations and the formula output in determining the bonuses to be paid to the NEOs other than the CEO. The Committee also retains discretion to take into account the effect on the bonus metrics of unanticipated factors, such as acquisitions and divestitures, which are not part of establishing the target metrics because the Company cannot budget these activities, when arriving at the approved total bonus pool. When acquisition or divestiture

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activity occurs, for example, the Committee assesses its impact and exercises its discretion to adjust for the impact on the overall bonus pool. The Committee will determine the total bonus pool payout, but individual awards can vary from the payout, at the discretion of the Committee. The Committee will also take into account the formulaic output in determining the CEO’s bonus payout, along with Company and individual performance, as discussed further below.

2021 Bonus Opportunity

For 2021, the Committee did not increase the target bonus opportunity for any of the legacy Cabot NEOs over 2020 levels. During 2021, the bonus opportunity for the legacy Cabot NEOs was as follows:

		Target
		Bonus (% of	Target Bonus
Executive	Title	Salary)	Value
Mr. Dinges	Executive Chairman (Former Chairman, President and Chief Executive Officer)	130%	$1,430,000
Mr. Schroeder	Executive Vice President and Chief Financial Officer	110%	$691,900
Mr. Stalnaker	Senior Vice President, Marcellus Business Unit	80%	$356,000
Mr. Lindeman	Senior Vice President, Production and Operations	80%	$356,000
Mr. Hutton	Senior Vice President, Marketing	80%	$356,000

Mr. Jorden’s and Mr. Bell’s 2021 bonus opportunity was established by the legacy Cimarex compensation committee in accordance with the legacy Cimarex compensation practices and policies. Under the terms of the Merger Agreement and the achievement of Messrs. Jorden’s and Bell’s bonuses was determined by the legacy Cimarex compensation committee prior to the effective time of the Merger and paid by Coterra in 2022. See “Executive Compensation–Summary Compensation Table” below for the amounts paid by Coterra to Messrs. Jorden and Bell in satisfaction of their 2021 annual bonus.

2021 Performance Metrics and Goals

The 2021 bonus plan was designed by the Committee to incentivize desired outcomes for Company financial performance by using measurable, value-generating metrics, that when achieved at target or higher levels, are additive to shareholder value and returns. To motivate and reward good business judgment, certain key metrics are linked together, producing more fulsome and balanced decision-making. Over the last several years, the Committee adjusted the bonus plan metrics to reduce the emphasis on growth of production and reserves, which had been the core tenet in the industry for many years, and increase the focus on financial and returns metrics, as requested by the investment community. The 2021 bonus opportunity metrics and weighting for the legacy Cabot NEOs were as follows:

	Performance Achievement Range	X	Conditional Multiplier of 1.5x	X	Weighting Factor	=	Bonus Achievement Range (% of Target)
Absolute Reserves	0-275%		Applies if both metrics greater than 100% achievement (subject to 275% maximum)		10%		0–27.5%
Finding Cost					15%		0–41.25%
Absolute Production			Applies if both metrics greater than 100% achievement (subject to 275% maximum)		10%		0–27.5%
Unit Operating Cost					15%		0–41.25%
Return on Capital Employed (ROCE)			Applies if both metrics greater than 100% achievement (subject to 275% maximum)		15%		0–41.25%
Free Cash Flow					15%		0–41.25%
Strategic Evaluation			No multiplier		20%		0–55%
Total Bonus Achievement							0–275%
					Maximum Bonus Payout 250%

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In February 2021, the bonus metrics and performance goals were established with the target level of performance (100%) based on the operating budget approved in February by the Cabot Board of Directors. The performance goals for no payout (0%) and a payout at 200% of target for each metric were also created at that time. The bonus plan placed a cap on the performance achievement for each metric at 275% of target, which allowed for some additional benefit for above-range performance but removed the potential of one metric creating a disproportionate payout. Additional parameters for the 2021 annual cash incentive bonus plan included a weighting multiplier of 1.5 times for each of two grouped metrics if actual performance on each of the grouped metrics was at target (100%) or above, up to the 275% maximum performance achievement per metric. The grouped metrics were: (1) Absolute Reserves and Finding Cost, (2) Absolute Production and Unit Operating Cost, and (3) Return on Capital Employed and Free Cash Flow. The legacy Cabot committee established the weighting multiplier on the grouped metrics to encourage a balanced approach to achieving operational goals and to discourage over-achievement of one metric in a manner that adversely affects the grouped metric. For example, excessive spending on a development program could help achieve the reserve metric at levels above target levels, but cause finding costs to increase to unacceptable levels. By grouping the reserve and finding costs metrics together and using a weighting multiplier of 1.5 for achieving target or above on both metrics, the legacy Cabot committee rewarded economic efficiency in operations.

With respect to the strategic evaluation metric, the legacy Cabot committee evaluated key influences on Company performance not taken into account in the other metrics. These may have included the management of capital spending, environmental and safety performance, net income performance, organizational leadership and other factors the Committee deemed to have been important in the prior year’s performance and may have varied from year to year. The Committee followed no set performance targets relating to these factors. In general, the Committee expected to award the target (100%) level of performance of the strategic evaluation metric in years when the Company met internal and external performance expectations with respect to these factors but could assign no achievement to this metric (0%) up to the maximum level of 275% of achievement of this metric. The strategic evaluation metric was not a grouped metric so there was no additional weighting multiplier of 1.5 times on this metric.

The 2021 bonus plan had a maximum award payout of 250% of target in the aggregate.

Determination of 2021 Bonus Payout

Pursuant to the terms of the Merger Agreement, in September 2021, prior to the closing of the Merger, the Committee determined the level of achievement of the 2021 bonus metrics for the legacy Cabot NEOs based on the actual performance for the year-to-date and projected performance through the end of 2021 assuming the continuation of the operating and financial strategy employed in the first three quarters of the year, along with the Committee’s assessment of the achievement to date of the strategic evaluation component. Projected performance under the bonus metrics, as forecast through the end of 2021, compared to the 2021 performance goals was as follows:

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(1)	Each of the performance metrics were scored by the Committee in September 2021 by using actual performance year-to-date and projected performance through December 31, 2021, as provided in the Merger Agreement. When projecting performance through the end of the year for each metric, the Committee assumed that the pre-merger operating and financial practices and strategy of Cabot Oil & Gas Corporation continued through the end of the year and did not take into account any impacts of the Merger on those projected operating or financial results.
(2)	Finding costs for all sources are not measures calculated in accordance with generally accepted accounting principles (GAAP). The Company is unable to provide a reconciliation of the projected full-year finding costs for all sources, a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure without unreasonable efforts. This inability results from the inherent difficult in reconciling results of Cabot on a standalone, pre-merger basis to that of the Company post-merger.
(3)	ROCE is not a measure calculated in accordance with generally accepted accounting principles (GAAP). The Company is unable to provide a reconciliation of the projected full-year ROCE, a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure without unreasonable efforts. This inability results from the inherent difficult in reconciling results of Cabot on a standalone, pre-merger basis to that of the Company post-merger.
(4)	Free cash flow is not a measure calculated in accordance with generally accepted accounting principles (GAAP). The Company is unable to provide a reconciliation of the projected full-year free-cash flow, a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure without unreasonable efforts. This inability results from the inherent difficult in reconciling results of Cabot on a standalone, pre-merger basis to that of the Company post-merger. For a reconciliation of the actual full-year free cash flow to the nearest GAAP financial measure, see Appendix A.

As depicted above, the results of the bonus metrics as of September 30, 2021, and for projected year-end 2021, were that the total proved reserve metric and finding cost metric fell just short of the target expectations, while the absolute production level and the total unit cost achieved target expectations. Due to the strength of the rising commodity prices throughout the year and the continued strong outlook for the remainder of 2021, the two financial metrics—free cash flow and return on capital employed—both exceeded the maximum performance levels established by the Committee of 200% of the target goal. Based solely on these six quantitative bonus metrics, the bonus payout would have been approximately 147% of target. For the strategic evaluation component of the bonus, the Committee considered management performance factors including management’s strategic decision to pursue and close the Merger with Cimarex and the extraordinary effort involved in achieving the business objectives while managing the transaction, along with the countervailing market influences for the industry, including supply and demand fundamentals. The result of this analysis was that the Committee awarded the strategy component at a level above target, but less than the 147% of target level calculated for the quantitative metrics, bringing the total bonus pool for all eligible employees to a 175% payout.

Former CEO 2021 Bonus Payout

The Committee determined Mr. Dinges’s 2021 annual cash incentive bonus based on actual Company performance, the results of the 2021 bonus plan formula described above and the Board’s annual CEO performance evaluation. The independent directors of the Board discuss and ratify the CEO’s annual cash incentive bonus payment, considering the factors stated above and any factors relating to performance that were particularly significant in the year in question. For 2021, the terms of the Merger Agreement provided for the Committee to determine the level of achievement for the 2021 bonus before the effective time of the Merger and paid out in the first quarter of 2022, on the usual schedule.

For 2021, the legacy Cabot committee noted in particular:

•	The extraordinary achievement of negotiating and signing the Merger Agreement with Cimarex and receiving approval of the transaction from the Cabot shareholders holding 99% of the outstanding Cabot common stock;
•	The prudent and effective action taken by the Company in response to the COVID-19 pandemic, which allowed the Company to safely carry out its business plan with no disruptions;
•	The Company’s repayment of current debt maturities totaling $188 million before the effective time of the Merger, delivering an under-leveraged balance sheet as part of the combination; and
•	Mr. Dinges’ leadership in the integration of the two legacy companies and the retention through the effective time of the Merger of all critical leadership personnel from legacy Cabot.

The Committee evaluated these factors and concluded that Mr. Dinges’ leadership had provided the Company a solid foundation for 2021 and beyond and approved the former CEO’s bonus payout for 2021 at 175% of target. The bonus payout for the other legacy Cabot NEOs was also approved at 175% of target. See “Executive Compensation–Summary Compensation Table” below for actual bonuses paid to the legacy Cabot NEOs. In February 2022, the Committee certified these awards for payment.

Long-Term Incentive Awards

As part of its ordinary 2021 annual compensation practices, the Committee continued its established practice of awarding two types of performance shares—TSR performance shares and hybrid performance shares—to provide long-term incentives to the legacy Cabot NEOs.

The award allocation to the legacy Cabot NEOs in 2021 was designed to provide 60-65% of the targeted grant-date value from TSR performance shares and 35-40% from hybrid performance shares, which are time-vested, subject to a performance condition. The total size of each officer’s long-

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term incentive awards was based on a number of factors, including peer group and related industry competitive practice, which was used as a point of reference to gauge appropriate total compensation levels for a company of Cabot’s size, business complexity and growth profile. The Committee did not typically consider prior period long-term incentive awards, such as the amount of equity previously granted and outstanding, or the number of shares owned, when determining annual long-term incentive awards. All long-term incentives awarded to the legacy Cabot NEOs in 2021 were granted under the 2014 Incentive Plan.

TSR Performance Shares

The Committee awarded performance shares based on the Company’s total shareholder return relative to that of its peers to provide a strong link between the performance of the executives and their pay, as opposed to other types of equity awards, such as stock options, that may not provide such link. The Committee also determined that a relative comparison of performance against peers over a three-year period, as opposed to a single year, provides a better evaluation of how management performed under changing economic conditions. For these reasons, the Committee determined that TSR performance share awards are a good measure of performance versus the peer group and appropriately link stock performance and compensation. To allow for payouts in excess of target without excessive dilution or the need to reserve shares in excess of target, all payouts in excess of 100% of target were to be paid in the cash value of the shares, based on the closing trading price of our Common Stock on the last day of the performance period and the 2021 TSR Performance Shares were subject to a “negative TSR” modifier that could reduce the number of each award’s earned performance shares if the Company’s actual TSR performance is negative over the three-year performance period and the base calculation indicates an above-target pay outcome. For additional information about the 2021 awards of TSR performance shares, see the table “Grants of Plan-Based Awards” below.

Hybrid Performance Shares

Due to restricted stock share limitations under the 2014 Incentive Plan and consistent with its focus on performance, in 2021 the Committee again awarded hybrid performance shares instead of restricted stock. The 2021 hybrid performance shares had a three-year performance period from the date of grant, with 25% vesting in each of the first two years and 50% vesting in the third year, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date. Hybrid performance shares have less inherent risk of achieving the performance metric than the TSR performance shares and therefore enhance the overall retentive goals of the long-term incentive program. For additional information about the 2021 hybrid performance shares, see the table “Grants of Plan-Based Awards” below.

Determination of TSR Performance Shares and Hybrid Performance Shares Payout

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger all outstanding long-term incentive awards held by legacy Cabot executive officers who were party to a change-in-control agreement with Cabot, which included the legacy Cabot NEOs, were accelerated at the greater of the target level of performance and the level determined or certified by the Committee based on the results achieved during the applicable performance period, with the applicable performance period deemed to end on the latest practicable date prior to the effective time of the Merger. The Committee met in September 2021 to certify the results of the awards, and as a result, at the effective time of the Merger and based on the terms of the Merger Agreement, all unvested TSR performance shares and Hybrid performance shares held by the legacy Cabot executive officers vested on October 1, 2021, at the target level.

Merger-Related Long-Term Incentive Awards

In December 2021, the Committee approved long-term incentive awards for legacy Cimarex NEOs and other legacy Cimarex officers as provided in the Merger Agreement and as consistent with the legacy Cimarex practice of granting long-term performance awards in December of each year. The values of the December 2021 awards to the legacy Cimarex executives were equal to December 2020 grant values for each executive made by Cimarex.

The Committee chose to structure all of the long-term incentive awards granted in December 2021 to legacy Cimarex officers, including the legacy Cimarex NEOs, in the form of time-based restricted stock with three-year cliff vesting on December 1, 2024. This form of award was selected for several reasons, including: (1) the December 1st timing of the award required by the Merger Agreement coming so soon after the closing of the Merger and before a new peer group or performance metrics for the combined company could be established; (2) the challenge of structuring an off-cycle award as a performance award with a performance period that may differ from the ongoing annual awards’ performance period or terms; (3) the transitory nature the award, being so close in time to the annual award grant, which would occur in February and which would include awards that were at least 50% performance-based, and (4) retention of key employees.

Pursuant to the terms of these award agreements, the awards will generally be forfeited if the legacy Cimarex NEOs are not continuously employed through the vesting date, except the awards will become fully vested upon a change in control of the Company or upon the termination of either of Messrs. Jorden’s or Bell’s employment due to their death or disability. Additionally, pursuant to the terms of Mr. Bell’s award agreement, if his employment with the company is terminated without cause or he resigns for good reason, Mr. Bell will vest in a prorated portion of his award based upon the number of days that have elapsed from December 1, 2021, through his

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termination date, over the full vesting period. If Mr. Jorden’s employment is terminated for such reason during the Jorden Employment Period, these awards will vest in full pursuant to the terms of the Jorden Letter Agreement. See the “—2021 Compensation Decisions—Merger-Related Compensation Decisions—Compensation Arrangements with Thomas E. Jorden” for additional information on the accelerated vesting provisions under the Jorden Letter Agreement.

Consistent with legacy Cimarex time-based restricted stock awards, dividends are paid on the awards to the legacy Cimarex officers when dividends are paid on the Company’s common stock.

Also in December 2021, the Committee approved long-term incentive awards for two legacy Cabot NEOs, Mr. Lindeman and Mr. Stalnaker, to promote pay equity among the executive officer group. The terms of the awards to Messrs. Lindeman and Stalnaker were established by the Committee to coincide with the hybrid performance shares granted to the legacy Cabot NEOs in 2021 and previous years, with the exception that the vesting schedule for the December awards was established as a three-year cliff vesting if the Company has an average of $100 million or more of operating cash flow per twelve-month period beginning each October 1st and ending each September 30th during the three year performance period ending September 30, 2024, which is the date of the last fiscal quarter end prior to three years from the December 12, 2021 grant date. These awards will become fully vested upon a change in control of the Company. Consistent with legacy Cabot equity awards, dividends are accrued and paid at the time that the awards vest and shares are delivered to the legacy Cabot NEOs.

The following table summarizes the awards approved in December 2021:

		Number of
		Restricted
	Grant Date Fair	Stock Award
Name	Value of Award	Shares
Stephen P. Bell	$ 3,000,000	146,628
Thomas E. Jorden	$ 10,000,000	488,759
Steven W. Lindeman	$ 750,000	36,657
Philip L. Stalnaker	$ 750,000	36,657

The long-term incentive awards granted in December 2021 described above are the only unvested long-term incentive awards currently held by the NEOs other than Mr. Jorden, whose legacy Cimarex awards did not accelerate on the effective time of the Merger, as provided in the Jorden Side Letter. The Committee anticipates that all executive officers, including the NEOs, will receive annual long-term incentive awards in February 2022 and every year thereafter, with at least 50% of the value in performance-based awards.

The following chart illustrates how the two legacy companies merged their LTI grant practices following the Merger. Legacy Cimarex granted long-term incentive awards in December of each year and legacy Cabot granted long-term incentive awards in February of each year. While the December 2021 awards to legacy Cimarex executives were made under the combined company, the timing was consistent with legacy Cimarex awards and was not an additional award related to the Merger.

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Personal Benefits and Perquisites

The Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. In 2021 we provided the legacy Cabot NEOs with limited perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. In an effort to promote physical and financial health of the NEOs, in 2021 the legacy Cabot NEOs were reimbursed for expenses incurred in connection with club membership dues, a Company-paid physical examination for the NEO and his or her spouse, a financial and tax planning stipend of up to $3,000 annually, life insurance, and spouse travel to certain business meetings. Following the Merger, pursuant to the term of the Merger Agreement, the legacy Cimarex NEOs were provided with the same level of perquisites and other personal benefits provided to the legacy Cimarex NEOs under the Cimarex policies prior to the Merger, which included the provision of financial and estate planning services, annual medical examinations, reserved parking and insurance premiums. The aggregate cost to the Company of the perquisites and personal benefits described above for the NEOs for 2021 are included under “All Other Compensation” in the Summary Compensation Table below.

ALIGNING 2022 COMPENSATION PROGRAM WITH BEST PRACTICES

In February and March 2022, the Committee adopted Coterra’s first post-Merger executive compensation program. The 2022 executive compensation program is designed to align with governance best practices, shareholder expectations and Coterra’s business strategy as a combined company. The highlights of the 2022 executive compensation program include the following:

•	Awarded 100% performance-based long-term incentives to the CEO
•	Following Mr. Jorden’s December 2021 grant of time-based restricted stock units representing the legacy Cimarex annual award, the Committee approved 100% performance-based awards in February 2022 so that the average of Mr. Jorden’s 2021 and 2022 annual grants is at least 50% performance-based
•	The Committee expects Mr. Jorden’s annual long-term incentive grants in 2023 and beyond to be consistent with the other NEOs’ 2022 grants, which consisted of 60% performance-based awards
•	Added two broad market indices to executives’ long-term performance awards that are based on relative TSR, reflecting Coterra’s willingness to compete with investment dollars across industries
•	Capped relative TSR award payout at 100% of target if Coterra’s TSR is negative over the performance period
•	55th percentile relative TSR performance required to receive target payout
•	Adopted three-year cliff vest on time-based RSUs, strengthening retention and alignment with shareholders
•	Aligned short-term incentive plan metrics with Coterra’s value proposition communicated to shareholders when seeking approval of the Merger
•	Focused incentives on return on invested capital, free cash flow, and ESG goals related to emissions reduction targets
•	Reduced the overall maximum plan payout from 250% to 200% of target
•	Removed the conditional multiplier from the short-term incentive calculation
•	No salary increases for the CEO and Executive Chairman; market-based adjustments for other NEOs who had not received salary increases since 2019

OTHER COMPENSATION POLICIES

We offer all our employees, including the NEOs, industry competitive benefits including medical and dental reimbursement, short-term and long-term disability plans, basic life and accident insurance and an employee assistance program. We offer a retirement program consisting of both qualified and nonqualified defined contribution savings plans. See “Elements of Post-Termination Compensation” below for further descriptions of these programs.

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Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its principal executive officer, principal financial officer, any of its three other most highly compensated executive officers for the taxable year (other than the principal executive officer or the principal financial officer) (collectively the “covered employees”). The group of covered employees also includes certain employees once considered a covered employee, who continue to receive compensation from the Company. For certain grandfathered arrangements in effect as of November 2, 2017, this limitation does not apply, for example to compensation that is paid only if the covered employees performance meets pre-established objective goals based on performance criteria approved by stockholders. We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to our executive officers. However, other than certain grandfathered arrangements, compensation paid to our expanded group of covered employees will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Committee, the Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation is not material relative to the benefit of being able to attract and retain talented management. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and our stockholders. Accordingly, the Committee will continue to retain the discretion to pay compensation that is subject to the $1 million deductibility limit.

Clawback Policy

The Company has adopted a “clawback” policy to allow the Company to recoup paid compensation from current or former executive officers in the event of a material financial statement restatement if the executive’s intentional misconduct caused, in whole or in part, the restatement. The amount of compensation recouped would be that which the executive would not have received if the financials had been properly reported at the time of first public release or filing with the SEC. Both cash and all types of equity compensation are covered by the policy. Our 2014 Incentive Plan and the legacy Cimarex incentive plans provide that any award made pursuant to the plan be subject to any applicable clawback policy, so by accepting any award under those plans, each executive has agreed to be bound by the applicable policy. The Committee believes that this clawback policy furthers the interests of the Company and shareholders in preventing an executive from being unjustly enriched through misconduct that results in a financial restatement that harms all shareholders. The Committee will continue to monitor the actions of the SEC with regard to the proposed regulations implementing the clawback provisions of Section 954 of the Dodd-Frank Wall Street Consumer Protection Act and will take action to amend the policy to comply with any such regulations, as necessary, when they are finalized.

Elements of Post-Termination Compensation

Following the closing of the Merger on October 1, 2021, the Committee began to evaluate and integrate the designs of the compensation programs enacted by the legacy Cabot and legacy Cimarex compensation committees, including the elements of post-termination compensation offered by each. That evaluation and integration has continued into 2022. Until we complete the full integration of those programs, our NEOs may continue to participate in some of their respective legacy company’s programs. The programs of both Cabot and Cimarex that were assumed or continued by Coterra after the effective time of the Merger are described below.

Retirement Compensation

Cabot Savings Investment Plan

The Cabot Oil & Gas Corporation Savings Investment Plan (the “Cabot 401(k) Plan”) is a tax-qualified retirement savings plan, or 401(k) plan, in which all legacy Cabot employees, including the legacy Cabot NEOs, may participate. It allows participants to contribute the lesser of up to 50% of their annual salary, or the limit prescribed by the Internal Revenue Service, on a pre-tax basis. We match 100% of the first six percent of a participant’s eligible pre-tax contribution. Participants are 100% vested in the Company’s contributions after three years of service, vesting 33% in the first year, 66% in the second year and 100% in the third year.

During 2021, the Company contributed 10% of salary and bonus of all eligible legacy Cabot employees, including all legacy Cabot NEOs, into the Cabot 401(k) plan (or into the nonqualified deferred compensation plan to the extent in excess of the qualified plan limits). Participants are 100% vested in the contributions after three years of service, vesting 33% in the first year, 66% in the second year and 100% in the third year. The Company’s contribution is approved annually by the Board of Directors.

Cimarex 401(k) Plan

Upon the effective time of the Merger, Coterra assumed the Cimarex Energy Co. 401(k) defined contribution retirement plan (“Cimarex 401(k) Plan”). Legacy Cimarex employees, including the legacy Cimarex NEOs, are eligible to participate in the Cimarex 401(k) Plan. Coterra matches dollar-for-dollar employee contributions to the Cimarex 401(k) Plan up to 7% of the employee’s cash compensation, subject to limits imposed by the Internal Revenue Code. The Board is authorized to make profit-sharing contributions under the Cimarex 401(k) Plan. In December 2021, the Board determined that a 2021

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profit-sharing contribution in the amount of 4% of the 2021 gross pay, including overtime, of each legacy Cimarex employee that was an eligible participant under the Cimarex 401(k) Plan, subject to applicable federal income limitations.

Cabot Deferred Compensation Plan

The nonqualified deferred compensation plan provides supplemental retirement income benefits for our NEOs, other officers and other key employees, through voluntary deferrals of salary, bonus and certain long-term incentives. It also allows for the Company to provide its full six percent match and 10% non-elective contribution when contributions of the matching amount cannot be made to our 401(k) plan due to federal income tax limitations. The plan allows the officers to defer the receipt and taxation of income until retirement from the Company. We make no additional contributions to, nor do we pay in excess of market interest rates on, the deferred compensation plan. Amounts deferred by an officer under the deferred compensation plan are held and invested by the Company in various mutual funds and other investment options selected by the officer at the time of deferral. For additional information about the deferred compensation plan, including the investment options and the manner of distributions, see “Nonqualified Deferred Compensation” table below.

Cimarex Supplemental Savings Plan

Eligible legacy Cimarex employees, including the legacy Cimarex NEOs, who had so elected, were at the effective time of the Merger participating in the Cimarex Energy Co. Supplemental Savings Plan (“Cimarex SSP”). Under the terms of the Cimarex SSP, participants could make an elective contribution of an amount that exceeds the maximum amount permitted to be contributed to his or her account in the Cimarex 401(k) plan (an “excess contribution”), provided that the excess contribution did not exceed the dollar limitation on elective deferrals under the internal Revenue Code Section 402(g) in effect of January 1 of the calendar year of deferral (2021 limitation was $19,500). Cimarex matched 100% of the excess contributions up to 7% of a participant’s eligible compensation. A participant could also elect to have up to 50% of his or her base salary and up to 100% of his or her bonus withheld from his or her compensation. Cimarex did not match those contributions.

In connection with the Merger, the Cimarex SSP was liquidated effective October 1, 2021 and all account balances distributed to the participants, including the legacy Cimarex NEOs, but the plan remained effective for elections through the end of 2021, including deferral elections for the 2021 bonuses paid by Coterra to the legacy Cimarex NEOs in March 2022.

Retiree Medical Coverage

The legacy Cabot NEOs are eligible for certain health benefits for retired employees, including their spouses, eligible dependents and surviving spouses. The health care plans are contributory with participants’ contributions adjusted annually. Employees become eligible for this benefit if they meet certain age and service requirements at retirement. All of the legacy Cabot NEOs were retirement eligible on December 31, 2021.

Change-in-Control and Severance Agreements

The Committee generally views the potential payments and benefits under change-in-control and severance agreements as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive other than elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

The consummation of the Merger on October 1, 2021 constituted a “change-in-control” under the change-in-control agreements between Cabot and the legacy Cabot executives, including the legacy Cabot NEOs, and the severance compensation agreements between Cimarex and the legacy Cimarex NEOs, which severance compensation agreements were assumed by Coterra at the effective time of the Merger. The terms of these various agreements were determined by the Committee and the Cimarex compensation committees, respectively, and are discussed separately below.

Legacy Cabot Change-in-Control Agreements

All legacy Cabot executive officers, including the legacy Cabot NEOs, entered into change-in-control agreements with Cabot upon their appointment as executive officers that provide for cash payments and certain other benefits in the event that the executive is actually or constructively terminated within two years of a change-in-control event. The cash payments included three times the sum of base salary and the highest bonus paid in the last three years or targeted to be paid in the year of termination and payment of a target bonus for the fiscal year of termination, prorated for the actual days served. Benefits included continued eligibility for medical, dental and life insurance for three years, provided the executive pays the premiums, limited outplacement assistance and tax gross-up on excise taxes for agreements that were in place prior to 2010. In 2010, the Committee adopted a policy to exclude excise tax gross-up provisions for change-in-control agreements adopted after that date. The agreements also provided for accelerated vesting of all equity awards immediately upon a change-in-control, subject, in the case of the TSR performance shares, to the level of the Company’s TSR performance relative to its peers as of the last day of the month immediately preceding the month in which the change-in-control event occurs.

When originally approving the change-in-control agreements, the Committee reviewed data regarding similar plans within the peer group and the Company’s industry generally and applied its judgment to determine whether triggering events and benefit levels under these agreements were necessary to meet the Committee’s objectives of encouraging such employees to remain with the Company in the event of a change-in-control and during circumstances suggesting a change-in-control might occur. The Committee believes this program was important in recruiting and retaining strong leadership and in encouraging retention in these situations.

In May 2021, in conjunction with the execution of the Merger Agreement, the Cabot board approved a clarification to the

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definition of “change-in-control” in the existing legacy Cabot executives’ change-in-control agreements to specifically include as a change-in-control event the legal structure of the Merger as provided in the Merger Agreement. The legacy Cabot Committee determined that this action was not an expansion of the NEO’s rights under the existing change-in-control agreements, but merely captured the intent of the Committee when originally adopting the change-in-control agreements to provide the legacy Cabot executives with those benefits in transactions such as the Merger when they would likely experience adverse changes in their positions and that the clarification was consistent with the terms of the Merger Agreement that contemplated that legacy Cabot executives would experience a change in control at the effective time of the Merger.

As contemplated by the Merger Agreement, in order to keep executive management of the Company focused on the ongoing success of the business and the integration efforts of the two legacy companies and to retain them for a minimum period following the effective time of the Merger, in September 2021 the legacy Cabot NEOs other than Mr. Dinges entered into the Termination Letters. See above “—Termination of Legacy Cabot Change-in-Control Agreements.” The Committee believes that these Termination Letters lessened the potential impact that the former change-in-control agreements may have had on the continuity of the management team of the Company following the Merger.

After the effective time of the Merger, none of the legacy Cabot executives other than Mr. Dinges have continuing change-in-control benefits. Mr. Dinges’ change-in-control agreement, as described above, remains in full force and effect, and pursuant to the Dinges Agreement, he will receive his full change-in-control benefits at the end of the Dinges Employment Period. See “Merger-Related Compensation Decisions—Compensation Arrangements with Dan O. Dinges” above.

Legacy Cimarex Severance Compensation Agreements

Each of the legacy Cimarex NEOs, including Mr. Jorden, is party to a severance compensation agreement which provides for certain severance benefits upon a termination of employment by Coterra other than for “cause” or a termination by the executive officer for “good reason”, including severance benefits if the qualifying termination occurs within two years following a change-in-control. The Merger constituted a change-in-control under the severance compensation agreements. The terms of the severance compensation agreements are reflective of compensation decisions of the legacy Cimarex compensation committee.

The severance compensation agreements provide for the following benefits upon a qualifying termination within two years following a change-in-control, or with respect to Mr. Jorden, during the Jorden Employment Period (as described above in “Merger-Related Compensation Decisions— Compensation Arrangements with Thomas E. Jorden”):

•	a pro-rated annual bonus for the number of days in the calendar year of termination through the date of termination, based on the average of the executive officer’s last two annual bonuses and paid in a lump sum at the same time that bonuses are paid to active employees;
•	an amount equal to the product of two times (three times for Mr. Jorden) the executive officer’s “annual average compensation” (meaning the sum of (1) the executive officer’s annual base salary received during the 24 months prior to his date of termination, disregarding any temporary reduction implemented by Cimarex in 2020, and (2) the amount of cash incentive awards received by the executive officer during the 24 months prior to the executive officer’s date of termination, divided by two); and
•	continued medical, dental, vision, disability and life insurance benefits for the executive officer and the executive officer’s dependents for 24 months (36 months for Mr. Jorden) following the date of termination as though the executive officer’s employment had not been terminated.

In connection with the Merger, on May 23, 2021, Cimarex entered into amendments to the severance compensation agreements with each executive officer other than Mr. Jorden, to revise the definition of “good reason” under such agreements. The revised definition includes a material diminution of the executive officer’s duties or responsibilities, authorities, powers or functions; a material reduction in the executive officer’s long-term incentive compensation opportunity; or a required relocation of more than 50 miles from the executive officer’s principal place of business location (other than a relocation to the Midland, Texas or Tulsa, Oklahoma metropolitan areas in connection with a move of Cimarex’s corporate headquarters to such area).

The severance compensation agreements contain a Section 280G “best-net” cutback provision, which provides that, if the total payments to the executive officer under his severance compensation agreement would exceed the applicable threshold under Section 280G of the Code, then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event such reduction would result in a better after-tax result for the executive officer. Because of the structure of the Merger, Section 280G did not apply to legacy Cimarex officers in connection with the Merger. The severance compensation agreements also contain perpetual confidentiality covenants and one-year post-termination non-competition and non-solicitation covenants.

In connection with the Merger, Mr. Jorden entered into the Jorden Letter Agreement and the Jorden Side Letter Agreement providing for the modifications to Mr. Jorden’s severance agreement. The Jorden Letter Agreement provides that Mr. Jorden’s severance compensation agreement will remain in full force and effect following the Merger, except that the length of the “change-in-control” period thereunder will be for the duration of the Jorden Employment Period. The Jorden Letter Agreement also revises the definition of “good reason” under such agreement to also include a diminution of Mr. Jorden’s duties or responsibilities authorities, powers

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or functions, the failure of the Coterra board to nominate him for election to the Coterra board, a reduction in his annual long-term incentive award opportunity contained in the Jorden Letter Agreement, or a required relocation to any location other than Houston, Texas. Upon the expiration of the Jorden Employment Period, if Mr. Jorden’s employment with Coterra is continuing, then he and Coterra will enter into a change-in-control agreement that is consistent with, and no less favorable than, the change-in-control agreements then applicable to other executive officers of Coterra. For a description of the other terms of the Jorden Letter Agreement and the Jorden Side Letter, see “Merger-Related Compensation Decisions— Compensation Arrangements with Thomas E. Jorden” above.

Stock Ownership Guidelines

The GSR Committee and the Board of Directors have adopted stock ownership guidelines for our officers and directors. Under those guidelines, nonemployee directors are expected to hold stock having a market value or cost basis, whichever is greater, of at least five times the current annual cash retainer paid to nonmanagement directors. The Chief Executive Officer is expected to hold shares of the Company’s Common Stock with a market value or cost basis, whichever is greater, equal to a minimum of six times his or her annual base salary. All other executive officers who report to the CEO are expected to hold shares of the Company’s Common Stock with a market value or cost basis, whichever is greater, equal to a minimum of three times their annual base salary.

No sales will be approved if such sale would cause the executive officer’s holdings to go below the minimum required shares. Executive officers have three years from their dates of election to comply with these requirements. Unvested restricted stock and unvested restricted stock units may be counted in calculating ownership, but options and unvested performance based awards may not be counted toward the ownership minimum.

Anti-Hedging Policy

We have a policy prohibiting directors and officers from speculative trading in Company securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars. To our knowledge, all directors and executive officers are in compliance with the policy.

The Company’s policy also requires that all employees provide notice and obtain pre-approval before engaging in hedging activities in our stock and any such request for approval will only be considered with a valid justification.

EXECUTIVE COMPENSATION BUSINESS RISK REVIEW

The ownership stake in the Company provided by our equity-based compensation, the extended vesting of these awards and our stock ownership guidelines are designed to align the interests of our NEOs with our shareholders, maximize performance and promote executive retention. At the same time, the Committee believes, with the concurrence of our independent consultant, that our executive compensation program does not encourage management to take unreasonable risks related to the Company’s business. The factors that support this conclusion are our focus on long-term incentive compensation, our use of balanced long-term incentives, metric diversification and capped opportunities in our annual bonus plan and long-term incentives and our stock ownership guidelines.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the company under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Compensation Committee

Paul N. Eckley (Chair)
Amanda M. Brock
Hans Helmerich
Marcus A. Watts

February 28, 2022

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our NEOs for ended December 31, 2021. Cash bonus amounts for 2021 performance paid to the legacy Cabot NEOs under the Company’s 2014 Incentive Plan, which are listed in the column titled “Non-Equity Incentive Plan Compensation,” were determined by the Committee at its September 2021 meeting in accordance with the Merger Agreement and, to the extent not deferred by the executive, were paid out in the first quarter of 2022. For additional information about non-equity incentive plan compensation, see “Annual Cash Incentive Bonus” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Dan O. Dinges Executive Chairman; Former Chairman, President and Chief Executive Officer	2021	1,100,006	–	10,649,843	–	2,502,500	–	302,379	14,554,728
	2020	1,142,316	–	11,267,676	–	1,430,000	–	354,714	14,194,706
	2019	1,090,392	–	10,441,509	–	1,930,500	–	368,525	13,830,926
Thomas E. Jorden(5) Chief Executive Officer and President	2021	301,673	–	10,000,000	–	–	–	760,266	11,061,939
	2020	–	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–	–
Scott C. Schroeder Executive Vice President and Chief Financial Officer	2021	629,009	–	4,910,751	–	1,210,825	–	5,433,674	12,184,259
	2020	653,206	–	5,121,680	–	691,900	–	207,331	6,674,117
	2019	623,437	–	4,746,113	–	934,065	–	212,467	6,516,082
Stephen P. Bell(6) Executive Vice President, Business Development	2021	149,154	–	3,000,000	–	–	–	–	3,149,154
	2020	–	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–	–
Steven W. Lindeman Senior Vice President, Production and Operations	2021	445,012	–	2,211,524	–	623,000	–	3,237,915	6,517,451
	2020	462,132	–	1,510,615	–	356,000	–	119,725	2,448,472
	2019	440,208	–	1,406,618	–	480,600	–	125,550	2,452,976
Phillip L. Stalnaker Senior Vice President, Marcellus Business Unit	2021	445,012	–	2,211,524	–	623,000	–	3,217,581	6,497,117
	2020	462,132	–	1,510,615	–	356,000	–	101,571	2,430,318
	2019	440,208	–	1,406,618	–	480,600	–	105,816	2,433,242
Jeffrey W. Hutton Senior Vice President, Marketing	2021	445,012	–	1,461,524	–	623,000	–	3,255,463	5,784,999
	2020	462,132	–	1,510,615	–	356,000	–	134,097	2,462,844
	2019	440,208	–	1,406,618	–	480,600	–	132,487	2,459,913

(1)	Cash bonuses paid to the legacy Cabot NEOs pursuant to the 2014 Incentive Plan for 2021, 2020 and 2019 annual performance are listed under the column “Non-Equity Incentive Plan Compensation.”
(2)	The amounts in this column for the legacy Cabot NEOs reflect the grant date fair value with respect to TSR and hybrid performance share awards, and for Messrs. Lindeman and Stalnaker, additional restricted stock awards, for the relevant fiscal year in accordance with the FASB ASC Topic 718. The grant date fair value of the hybrid performance share awards was the closing stock trading price on the date of grant. The grant date fair values per share used to compute the amounts in this column for the two types of performance shares are as follows:

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Grant Date	Grant Date Fair Value per Share (Hybrid)	Grant Date Fair Value per Share (TSR)
February 20, 2019	$24.95	$32.11
February 19, 2020	$15.60	$22.33
February 17, 2021	$18.58	$23.82

The TSR performance shares, including the liability component for cash payments over 100% of target, were valued using a Monte Carlo model. Assumptions used in the Monte Carlo model for the TSR performance share awards, as well as additional information regarding accounting for performance share awards, are included in Note 13 of the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the years shown. The Monte Carlo model values for the TSR performance share awards are used solely for financial reporting purposes and are not used by the Compensation Committee of our Board when determining grants. The Committee used the closing stock price on the date of grant to set the target TSR performance share awards for each of the legacy Cabot NEOs for 2021. The total target stock awards for 2021 at grant date as awarded by the Committee were as follows: Mr. Dinges, $9,000,000; Mr. Schroeder, $4,150,000; Mr. Hutton, $1,250,000; Mr. Stalnaker, $1,250,000; and Mr. Lindeman, $1,250,000. The total maximum stock awards for 2021 at grant date as awarded by the Committee were as follows: Mr. Dinges, $14,850,000; Mr. Schroeder, $6,640,000; Mr. Hutton, $2,000,000; Mr. Stalnaker, $2,000,000; and Mr. Lindeman: $2,000,000. Amounts in this column for the legacy Cimarex NEOs reflect the grant date fair of the restricted stock awarded them in December 2021, which was $20.46, the closing price of the Common Stock on December 13, 2021, the date of grant. The amounts in this column for the performance shares granted to Messrs. Lindeman and Stalnaker in December 2021 also represent the closing price of the Common Stock on December 13, 2021 of $20.46. See “December 2021 Transition Awards” below for more information about the December 2021 grants of restricted stock and performance shares.
(3)	The amounts in this column reflect cash incentive awards to the legacy Cabot NEOs under the 2014 Incentive Plan, which is discussed in detail above under “Annual Cash Incentive Bonus.” The amount of Messrs. Jorden’s and Bell’s annual bonus award is not reflected in the table above, given that it was determined by the legacy Cimarex compensation committee prior to the Merger. See Footnotes 5 and 6 to this Summary Compensation Table for additional information.
(4)	For the legacy Cabot NEOs, other than Mr. Dinges, the amounts in this column include (i) the one-time contributions made at the effective time of the Merger to their deferred compensation accounts in return for termination of their rights under their existing change-in-control agreements in the following amounts: $5,243,700 for Mr. Schroeder and $3,131,700 for each of Messrs. Lindeman, Stalnaker and Hutton; (ii) the Company’s matching contributions to the Savings Investment Plan (401(k) plan), which is discussed above under “Elements of Post-Termination Compensation-Savings Investment Plan” and for 2021, totaled $17,100 for each legacy Cabot NEO; and (iii) the 10% Company retirement contribution to the 401(k) plan or to the deferred compensation plan, to the extent in excess of the 401(k) plan limits, which, for 2021 totaled $253,001 for Mr. Dinges; $141,091 for Mr. Schroeder; $80,101 for Mr. Hutton; $59,186 for Mr. Stalnaker and $80,101 for Mr. Lindeman. For all NEOs, the amounts also include some or all of the following:
•	Premiums paid on executive term life insurance;
•	Club dues;
•	Executive physical examination for the NEOs and their spouses; and
•	A financial and tax planning stipend of up to $3,000 per year.
For legacy Cimarex NEOs, the amounts in this column do not include dividends accrued on unvested restricted stock awards prior to the effective time of the Merger but paid after the effective time of the Merger. The amount in this column for Mr. Jorden includes reimbursement for relocation from Cimarex’s headquarters in Denver, Colorado to Coterra’s headquarters in Houston, Texas, in the amount of $742,440, insurance premiums paid on executive term life insurance in the amount of $16,806 and $1,020 for reserved parking, but does not include dividends on unvested restricted stock awards accrued and paid after the effective time of the Merger in the amount of $1,597,018.
(5)	Mr. Jorden was appointed Coterra’s CEO on October 1, 2021, at the effective time of the Merger and thus, his compensation information reflects only the period from October 1, 2021, through December 31, 2021. The legacy Cimarex compensation committee set Mr. Jorden’s annual bonus award range in February 2021 with a target bonus equal to $1,318,750 and a maximum bonus potential equal to $2,637,500. In connection with the Merger, the legacy Cimarex compensation committee determined the level at which the bonus plan performance criteria were met on the latest practicable date before the closing of the Merger and approved a payout to Mr. Jorden in the amount of $2,500,000, subject to continued employment, which was paid by Coterra in March 2022. The amount of Mr. Jorden’s annual bonus award, is not reflected in the table above, given that it was determined by the legacy Cimarex compensation committee prior to the Merger.
(6)	Mr. Bell was appointed Coterra’s Executive Vice President, Business Development on October 1, 2021, at the effective time of the Merger and thus, his compensation information reflects only the period from October 1, 2021 through December 31, 2021. The legacy Cimarex compensation committee set Mr. Bell’s annual bonus award range in February 2021 with a target bonus equal to $554,000 and a maximum bonus potential equal to $1,108,000. In connection with the Merger, the legacy Cimarex compensation committee determined the level at which the bonus plan performance criteria were met on the latest practicable date before the closing of the Merger and approved a payout to Mr. Bell in the amount of $1,012,000 subject to continued employment, which was paid by Coterra in March 2022. The amount of Mr. Bell’s annual bonus award is not reflected in the table above, given that it was determined by the legacy Cimarex compensation committee prior to the Merger.

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CEO PAY RATIO

The table below sets forth comparative information regarding:

•	the annual total compensation of our CEO, Mr. Jorden, for the year ended December 31, 2021, determined using the methodology described below;
•	the annual total compensation of our median employee for the year ended December 31, 2021, determined on the basis described below; and
•	a ratio comparison of those two amounts, each as determined in accordance with rules prescribed by the SEC.

CEO Pay Ratio
CEO annual total compensation (A)	$11,966,969	(1)
Median employee annual total compensation (B)	$91,440
Ratio of (A) to (B)	131:1
(1)	Determined based on the total compensation paid to Mr. Jorden as reported in the Summary Compensation Table, with adjustments as described below to reflect a full year of service at Coterra.

CEO Annual Total Compensation

Because Mr. Jorden became our CEO in connection with the Merger, his total compensation reported in the Summary Compensation Table above is calculated based on payments from Coterra from the effective time of the Merger, or October 1, 2021, through December 31, 2021. To provide a more accurate approximation of his total compensation for the year, his base salary reported in the “Salary” column of the Summary Compensation Table above has been annualized, as if he was employed by Coterra at that base salary for the entire year. We believe annualizing Mr. Jorden’s post-Merger base salary reflects the most accurate representation of his total compensation and the best basis for comparison to the annual compensation of our median employee.

Median Employee

As permitted by the SEC rules, we are using the same median employee we identified in the “CEO Pay Ratio” section of our proxy statement for our 2021 annual meeting of shareholders and are omitting approximately 680 Cimarex employees that became employees of Coterra in connection with the Merger. We believe that, other than as a result of the Merger, there has been no change to our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure in this Proxy Statement. For purposes of identifying our median employee, we examined our employee population, excluding our CEO, as of December 31, 2020, as identified in the “CEO Pay Ratio” section of our proxy statement for our 2021 annual meeting of shareholders. In making that determination, and in using the same median employee for this Proxy Statement, we:

•	identified the median employee on December 31, 2020;
•	used total taxable earnings reported on each employees’ W-2, as determined from Coterra’s payroll records for the period from January 1, 2020 through December 31, 2020 as our consistently applied compensation measure;
•	included equity-based incentive compensation awards, but, because those awards are not widely distributed to our employees, those awards did not impact the determination of the median employee;
•	included all employees Coterra and its consolidated subsidiaries as of December 31, 2020, whether employed on a full-time, part-time or seasonal basis;
•	did not make any assumptions, adjustments, or estimates with respect to total taxable earnings;
•	did not annualize the compensation for any permanent employees that were not employed by us for all of 2020; and
•	did not use statistical sampling or include any cost of living adjustments.

After identifying the median employee, based on the process described above, we calculated annual total compensation for that employee using the same methodology we used for determining total compensation for 2021 for our named executive officers as set forth in the Summary Compensation Table.

We believe that the CEO pay ratio above is a reasonable estimate calculated in a manner consistent with rules prescribed by the SEC.

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2021 GRANTS OF PLAN-BASED AWARDS

The table below reports all grants of plan-based awards made by Coterra during 2021. All grants of awards to the legacy Cabot NEOs were made under the Company’s 2014 Incentive Plan and all grants of awards to the legacy Cimarex NEOs were made under the Amended and Restated Cimarex 2019 Equity Incentive Plan, which was assumed by the Company at the effective time of the Merger.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)(3)	Shares of Stock or Units (#)	Securities Underlying Options (#)	Price Of Option Awards ($/Sh)	of Stock and Option Awards ($)(4)
Dan O. Dinges	02/17/2021	0	1,430,000	3,575,000
	02/17/2021				0	314,855	629,710				7,499,846
	02/17/2021					169,537					3,149,997
Thomas E. Jorden	10/01/2021	0	(5)	(5)
	12/13/2021					488,759					10,000,000
Scott C. Schroeder	02/17/2021	0	691,900	1,729,750
	02/17/2021				0	145,183	290,366				3,458,259
	02/17/2021					78,175					1,452,492
Stephen P. Bell	12/13/2021		(6)	(6)		146,628					3,000,000

Steven W. Lindeman	02/17/2021	0	356,000	890,000
	02/17/2021				0	40,366	80,732				961,518
	02/17/2021					26,911					500,006
	12/13/2021					36,657					750,000
Phillip L. Stalnaker	02/17/2021	0	356,000	890,000
	02/17/2021				0	40,366	80,732				961,518
	02/17/2021					26,911					500,006
	12/13/2021					36,657					750,000
Jeffrey W. Hutton	02/17/2021	0	356,000	890,000
	02/17/2021				0	40,366	80,732				961,518
	02/17/2021					26,911					500,006
(1)	Amounts in this column represent a bonus payout of 250% of target. See discussion of the bonus payout factor applicable to the 2021 annual cash incentive bonus in the “Compensation Discussion and Analysis” above under “Annual Cash Incentive Bonus.” See also the actual bonus awards for 2021 in the “Non-Equity Incentive Plan Compensation” column of the “2021 Summary Compensation Table” above.
(2)	The first amount in this column for each legacy Cabot NEO represents 100% of TSR performance shares, which had a performance period from January 1, 2021 to December 31, 2023. The second amount in this column for each legacy Cabot NEO represents 100% of hybrid performance shares, which were scheduled to vest 25% on each of the first and second anniversaries of the date of grant and 50% on the third anniversary of the date of grant, provided the Company had $100 million or more operating cash flow in the fiscal year prior to the vesting date. Pursuant to the terms of the Merger Agreement, effective on the closing of the Merger on October 1, 2021, the unvested TSR performance shares and the unvested hybrid performance shares held by each legacy Cabot NEO vested at target. See the narrative to the table “Grants of Plan-Based Awards” below. The third amount in each column for the legacy Cabot NEOs represents 100% of performance shares granted in December 2021, which are scheduled to vest on September 30, 2024. Amounts in this column for legacy Cimarex NEOs represent the shares of restricted stock awarded to the legacy Cimarex NEOs pursuant to the terms of the Merger Agreement in December 2021, which are scheduled to vest on December 1, 2024. Mr. Bell’s restricted shares will vest pro-rata if he leaves prior to December 1, 2024. See “—Long-Term Incentive Awards—Merger-Related Long-Term Incentive Awards” above and “—December 2021 Transition Awards” below for more information about these grants.
(3)	Amounts in this column represent 200% of the targeted TSR performance shares, although amounts earned in excess of 100% up to 200% were to be paid in cash, rather than shares, based on the closing trading prices of a share of Common Stock on the last day of the performance period.
(4)	The amounts in this column reflect the grant date fair value of the TSR performance shares and the hybrid performance shares, respectively, granted to the legacy Cabot NEOs in February 2021, as computed in accordance with ASC Topic 718. The TSR performance share awards were valued using a Monte Carlo model and the grant date fair value per share used for financial reporting purposes was $23.82. The hybrid performance share awards were valued using the Company’s closing stock trading price on the date of grant, which was $18.58. Additional assumptions used in the Monte Carlo model for TSR performance shares and other assumptions used in the calculation of these amounts, are included in Note 13 of the Notes to the Consolidated Financial Statements included in the Form 10-K for the period ended December 31, 2021.
(5)	Mr. Jorden’s annual bonus award range was granted by the legacy Cimarex compensation committee and is not reflected in this table. See Footnote 5 to the Summary Compensation Table for additional information.
(6)	Mr. Bell’s annual bonus award range was granted by the legacy Cimarex compensation committee and is not reflected in this table. See Footnote 6 to the Summary Compensation Table for additional information.

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TSR Performance Shares

The TSR performance shares awarded to legacy Cabot NEOs in 2021 had a three-year performance period, which commenced January 1, 2021, and was set to end December 31, 2023. Each TSR performance share represented the right to receive, after the end of the performance period, from 0% to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determined the payout per performance share was the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return was expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period, plus dividends (on a cumulative reinvested basis). The comparator group consisted of the companies listed above under “Industry Peer Group.” Prior to the issuance of shares of Common Stock in respect of a TSR performance share award, the participant had no right to vote or receive dividends on the shares.

At the end of the performance period, the TSR performance shares were to be paid in shares of Common Stock and cash based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares	Value Consideration
1 (highest)	200%	100% stock / 100% cash
2	190%	100% stock / 90% cash
3	175%	100% stock / 75% cash
4	160%	100% stock / 60% cash
5	145%	100% stock / 45% cash
6	130%	100% stock / 30% cash
7	115%	100% stock / 15% cash
8	100%	Stock
9	85%	Stock
10	70%	Stock
11	55%	Stock
12	40%	Stock
13	25%	Stock
14	10%	Stock
15 (lowest)	0%

In the event of a relative ranking of 1 through 7, corresponding to a percentage payout above 100%, a share of TSR performance stock entitled the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period. The Committee certifies the Company’s relative placement and the resulting level of achievement of the performance share awards prior to the issuance of Common Stock and cash, if any.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the TSR performance shares awarded in 2021, as well as all other unvested TSR performance shares awarded in prior years, were to be vested at the greater of the target level of performance and the level determined or certified by the Committee based on the results achieved during the applicable performance period, with the performance period deemed to end on the latest practicable date prior to the effective time of the Merger and settled in shares of Common Stock and cash, if applicable, under the terms of the award agreements. In September 2021, The Committee certified the results of the outstanding unvested TSR performance shares and all unvested awards vested at the target level and were settled in shares of Coterra Common Stock.

Hybrid Performance Shares

The Hybrid Performance Shares awarded in 2021 were scheduled to vest 25% on each of the first two anniversaries of the date of grant and 50% on the third anniversary of the date of grant, provided the Company had $100 million or more operating cash flow in the fiscal year prior to the vesting date. If the performance metric was not met in any given year, then the respective tranche of hybrid performance shares would be forfeited. Prior to vesting, the participant had no right to vote or receive dividends on such shares, but the unvested shares accrued dividends that were to be paid on the shares that actually vested when they vested.

Pursuant to the terms of the Merger Agreement, the Hybrid Performance Shares awarded in 2021, as well as all other unvested hybrid performance shares awarded in prior years, were to be vested as of the effective time of the Merger if

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the cash flow performance measure was met, with the performance period deemed to end on the latest practicable date prior to the effective time of the Merger, and settled in shares of Common Stock under the terms of the award agreements. In September 2021, the Committee certified the cash flow performance measure and all unvested hybrid performance share awards vested at the target level and were settled in shares of Coterra Common Stock.

December 2021 Transition Awards

As provided in the Merger Agreement, legacy Cimarex executives, including Messrs. Jorden and Bell, were entitled to receive annual long-term incentive awards in December 2021 with a target grant date value not less than the target grant date value of the annual long-term incentive awards granted to such executives in 2020 by Cimarex. The Committee met on December 13, 2021 to consider the terms and such long-term incentive awards and approve the grants to these executives. Although the grant date values of the awards were established by the Merger Agreement and the Jorden Letter Agreement, in establishing the terms of these awards, the Committee considered vesting terms of the awards for the legacy Cimarex executives and determined that the legacy Cimarex executives should be granted time-based restricted stock awards, which are scheduled to vest, subject to their terms, on December 1, 2024. At that time, the Committee also approved additional long-term incentive awards for two of the legacy Cabot NEOs, Messrs. Lindeman and Stalnaker to strengthen pay equity among the Coterra executive team. For a description of the vesting terms for the December 13, 2021, awards, see above “Long-Term Incentive Awards—Merger-Related Long-Term Incentive Awards”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

The table below reports for each NEO outstanding equity awards at December 31, 2021, including, as applicable, their legacy Cimarex awards that were granted by Cimarex prior to the Merger and were assumed by Coterra and converted into Coterra awards on the effective time of the Merger.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Dan O. Dinges								–	–
Thomas E. Jorden								2,147,889	40,809,891
Scott C. Schroeder								–	–
Stephen P. Bell								146,628	2,785,832
Steven W. Lindeman								36,657	696,483
Phillip L. Stalnaker								36,657	696,483
Jeffrey W. Hutton								–	–

(1)	The amounts in this column represent the December 2021 transition awards described in the “—December 2021 Transition Awards” narrative to the “2021 Grants of Plan-Based Awards” table and “—December 2021 Transition Awards” above. For Mr. Jorden, the amounts in this column also include his legacy Cimarex performance-based and time-based restricted stock awards that were assumed by our company and converted into Coterra restricted stock awards that vest as follows: 813,812 shares that vest in December 2022 and 845,318 shares that vest in December 2023.
(2)	Market value is based on the closing price of Coterra’s Common Stock on December 31, 2021, of $19.00 per share.

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2021 OPTION EXERCISES AND STOCK VESTED

The table below reports stock options that were exercised and performance shares that vested during 2021,including any legacy Cimarex awards that were granted by Cimarex prior to the Merger and were assumed by Coterra and converted into Coterra awards on the effective time of the Merger.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Dan O. Dinges	–	–	1,439,157	(1)	31,474,274	(1)(2)
Thomas E. Jorden	–	–	337,142	(3)	6,655,183	(3)(2)
Scott C. Schroeder	–	–	657,029	(1)	14,371,420	(1)(2)
Stephen P. Bell	–	–	0		0
Steven W. Lindeman	–	–	196,089	(1)	4,285,529	(1)(2)
Phillip L. Stalnaker	–	–	196,089	(1)	4,285,529	(1)(2)
Jeffrey W. Hutton	–	–	196,089	(1)	4,285,529	(1)(2)

(1)	Represents the number of shares and value realized for TSR performance shares and hybrid performance shares with performance periods ending December 31, 2021, 2022 and 2023, respectively, the vesting of which accelerated on October 1, 2021 pursuant to the terms of the Merger Agreement. See the “—Long-Term Incentive Awards—Determination of TSR Performance Shares and Hybrid Performance Shares Payout” section for additional detail.
(2)	These values were determined by multiplying the number of shares that vested by Coterra’s closing price on October 1, 2021 of $22.25, and do not indicate that there was a sale of these shares by the NEO.
(3)	Represents the number of shares and value realized upon the vesting, after the effective time of the Merger, of a restricted stock award which was previously granted by Cimarex and converted on October 1, 2021, to a Coterra award with the same vesting period.

2021 NONQUALIFIED DEFERRED COMPENSATION

The table below reports legacy Cabot NEO contributions, Company contributions, earnings, and aggregate balances in the Company’s deferred compensation plan for 2021.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Dan O. Dinges	$0	$231,901	$3,116,539	$0	$17,602,371
Scott C. Schroeder	$0	$5,354,691	$1,542,925	$0	$13,669,385
Steven W. Lindeman	$0	$3,190,701	$425,047	$0	$4,475,360
Phillip L. Stalnaker	$209,152	$3,169,786	$498,578	$0	$5,777,143
Jeffrey W. Hutton	$0	$3,190,701	$211	$0	$4,507,980

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary and non-equity incentive plan compensation, as applicable.
(2)	Amounts reported in this column are included in the Summary Compensation Table as “all other compensation”. These amounts include the one-time contributions made at the effective time of the Merger to Messrs. Schroeder’s, Stalnaker’s, Lindeman’s and Hutton’s deferred compensation accounts in return for termination of their rights under their existing change-in-control agreements. See the “—2021 Compensation Decisions—Merger-Related Compensation Decision—Termination of Legacy Cabot Change-in-control Agreements” and “—Change-in-Control and Severance Agreements—Legacy Cabot Change-in-Control-Agreements” sections and Footnote 4 to the Summary Compensation Table for additional information.
(3)	Amounts reported in this column are not included in the Summary Compensation Table.
(4)	Of the aggregate deferred compensation balances in this column, the following amounts represent cumulative executive contributions for all years: Mr. Dinges, $4,833,437; Mr. Schroeder, $2,592,540; Mr. Lindeman, $2,875; Stalnaker, $979,085; and Mr. Hutton, $553,350.

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The table below represents legacy Cimarex NEO contributions, earnings and aggregate balances in the legacy Cimarex SSP from October 1, 2021, the effective time of the Merger, through December 31, 2021. The Cimarex SSP has been frozen, effective January 1, 2022. For more information about the Cimarex SSP, see “Elements of Post-Termination Compensation—Retirement Compensation—Cimarex Supplemental Savings Plan” above.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)
Thomas E. Jorden	$30,167	$0	$21,717	($1,353,608)	$30,711
Stephen P. Bell	$10,441	$0	$8	($1,054,804)	$10,441

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary and non-equity incentive plan compensation, as applicable.
(2)	Amounts reported in this column are not included in the Summary Compensation Table.
(3)	Distribution pursuant to the liquidation of account balances in the Cimarex Supplemental Savings Plan as of October 1, 2021 in connection with the Merger. The plan remains in effect for elections made in 2020 for the 2021 plan year.

Under the legacy Cabot Deferred Compensation Plan, up to 100% of salary and annual cash incentive bonus are permitted to be deferred into the deferred compensation plan, subject to payment of social security, Medicare, income taxes (on compensation not deferred) and employee benefit plan withholding requirements. Prior to June 1, 2008, TSR performance shares were permitted to be deferred into the deferred compensation plan. The Company also makes contributions to make up for certain matching and profit-sharing contributions which, due to U.S. Internal Revenue Service limitations, cannot be contributed to the Company’s tax-qualified 401(k) plan. Earnings on the deferred balances are determined by the executive’s investment selections at the time of deferral. The Company holds deferred amounts and earnings thereon as corporate assets, which are invested as elected by the executive. For 2021, the investment options and their respective rates of return follow:

Fund Name	Rate of Return	Fund Name	Rate of Return
Coterra Energy Inc. Common Stock	23.50%	Fidelity® Mid Cap Index Fund	22.56%
Carillon Scout Mid Cap Class R-6	15.99%	Fidelity® 500 Index Fund	28.69%
Davis NY Venture Fund Class Y	12.78%	Fidelity® Capital Appreciation Fund Class K	24.34%
Fidelity Freedom® K 2005	3.97%	Fidelity® Global Ex US Index Fund	7.76%
Fidelity Freedom® K 2010	5.64%	Fidelity® Government Money Market Fund	0.01%
Fidelity Freedom® K 2015	7.81%	Fidelity® Government Money Market Fund Premium Fund	0.01%
Fidelity Freedom® K 2020	9.02%	Fidelity® International Discovery Fund Class K	11.26%
Fidelity Freedom® K 2025	10.17%	Fidelity® Real Estate Index Fund	40.66%
Fidelity Freedom® K 2030	11.53%	Fidelity® Small Cap Index Fund	14.72%
Fidelity Freedom® K 2035	14.42%	Fidelity® U.S. Bond Index Fund	-1.79%
Fidelity Freedom® K 2040	16.52%	Glenmede Small Cap Equity Portfolio IS Class	29.10%
Fidelity Freedom® K 2045	16.60%	John Hancock Disciplined Value Fund Class R6	30.24%
Fidelity Freedom® K 2050	16.58%	Oakmark Equity & Income Fund Investor Class	21.55%
Fidelity Freedom® K 2055	16.56%	Oakmark Fund Investor Class	34.20%
Fidelity Freedom® K 2060	16.60%	T. Rowe Price Blue Chip Growth Fund I Class	17.85%
Fidelity Freedom® K 2065	16.53%	Western Asset Core Bond Fund Class I	-1.80%
Fidelity Freedom® K Income	3.15%

Distributions from the deferred compensation plan are based on the executive’s election at the time of deferral. Distribution elections may be modified, provided that the modification is made at least one year prior to the original time elected and the new election is moved out at least five years past the original time-based distribution election. Distribution elections can only be delayed not accelerated.

Under the legacy Cimarex Energy Co. Supplemental Savings Plan, up to 50% of salary and 100% of annual cash incentive bonus (subject to certain limitations) is permitted to be deferred into the supplemental savings plan, subject to payment of social security, Medicare, income taxes (on compensation not deferred) and employee benefit plan withholding requirements. In connection with the Merger, on October 26, 2021, the account balances as of September 30, 2021, were liquidated. The legacy Cimarex Energy Co. Supplemental Savings Plan was not terminated and remained effective for the deferral elections that had previously been made through the end of 2021 and therefore, some participants, including Messrs. Jorden and Bell, made contributions to this plan after

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October 1, 2021. Beginning with fiscal year 2022, certain legacy Cimarex employees designated by the Compensation Committee, including Messrs. Jorden and Bell, were eligible to participate in the legacy Cabot Deferred Compensation Plan. Distributions from the Supplemental Savings Plan are based on the executive’s election at the time of deferral.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change-in-Control Agreements

As described above, Mr. Dinges is party to a change-in-control agreement with the Company (the “Dinges Change-in-Control Agreement”).

In the Dinges Change-in-Control Agreement, a “change in control” is generally defined to include:

•	any person or group becoming the beneficial owner of 35% or more of either the Company’s Common Stock or the combined voting power of the Company’s outstanding voting securities, with certain exceptions;
•	specified changes in a majority of the members of the Board of Directors;
•	a reorganization, merger or consolidation involving the Company or the issuances of shares of common stock of the Company, an acquisition by the Company of another entity, or sale or other disposition of substantially all of the Company’s assets being consummated, unless, following the transaction:
•	the persons who were the beneficial owners of the Company prior to the transaction continue to own at least 50% of the Common Stock or other securities entitled to vote in the election of directors of the resulting entity in substantially the same proportions as prior to the transaction,
•	no individual or entity (other than an entity resulting from the transaction) beneficially owns 35% or more of the common equity or voting power of the entity resulting from the transaction, except to the extent that such ownership existed prior to the transaction, and
•	at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the Company’s Board at the time the transaction was approved or entered into; and
•	a liquidation or dissolution of the Company.

The Dinges Change-in-Control Agreement provides that, in the event of a change in control or upon an occurrence deemed to be in anticipation of a change in control, Mr. Dinges will receive certain benefits, provided that his employment is terminated within two years of the change in control unless his termination is:

•	for cause;
•	voluntary on the part of the executive (but not a constructive termination without cause); or
•	due to death or disability.

Additionally, the Dinges Agreement provides that in the event of any termination of Mr. Dinges’ employment by the Company prior to or upon the expiration of the Employment Period, Mr. Dinges shall receive the benefits payable under the Dinges Change-in-Control Agreement.

Benefits under the Dinges Change-in-Control Agreement generally include:

•	a lump-sum cash payment equal to three times the sum of:
•	the executive’s base salary in effect immediately prior to the change in control or the executive’s termination, whichever is greater, and
•	the greater of (1) the executive’s target bonus for the year during which the change in control occurred or, if greater, the year during which the executive’s termination occurred, or (2) the executive’s actual bonus paid in any of the three fiscal years immediately preceding the change in control or, if termination of employment occurs prior to a change in control, termination of employment;
•	payment of a target bonus for the fiscal year of termination, prorated for the actual days served;
•	three years of continued medical, dental and life insurance coverage at the premium rate applicable to active executives;
•	outplacement assistance in an amount up to 15% of the executive’s base salary; and
•	accelerated vesting of all equity awards immediately upon a change in control, subject, in the case of the TSR performance shares, to the level of the Company’s TSR performance relative to its peers as of the last day of the month immediately preceding the month in which the change-in-control event occurs.

The Dinges Change-in-Control Agreement provides that in the event that excise taxes apply to payments to Mr. Dinges by the Company upon a change in control, the Company will make an additional tax gross-up payment to Mr. Dinges in an amount necessary to leave the executive “whole,” as if no excise tax had applied.

As discussed in more detail above in the “—2021 Compensation Decisions—Merger-Related Compensation Decisions—Termination of Legacy Cabot Change-in-Control Agreements” and “—Change-in-Control and Severance Agreements—Legacy Cabot Change-in-Control-Agreements” sections, the legacy Cabot NEOs other than Mr. Dinges entered into letter agreements whereby each such NEO waived his or her rights to the change-in-control payments provided for in the existing change-in-control agreements and made additional non-competition and non-solicitation covenants in favor of Coterra, in exchange for a one-time payment in an amount equal to the lump-sum cash payment provided in their existing change-in-control agreements.

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Severance Agreements

Messrs. Jorden and Bell are each party to legacy Cimarex severance compensation agreements.

In the severance compensation agreements, a “change in control” is generally defined to include:

•	acquisition of 30% or more of the shares of the Company’s common stock or the combined voting power of voting securities of the Company;
•	specified changes in a majority of the members of the Board of Directors;
•	a reorganization, share exchange or merger unless, following the transaction:
•	the shareholders of the Company prior to the transaction continue to own at least 40% of the outstanding common stock and combined voting power of the resulting entity, or
•	at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the Company’s Board at the time of executing the agreement to reorganize or merge; and
•	a liquidation or dissolution of the Company or a sale of substantially all of its assets.

The Merger constituted a change in control under the severance compensation agreements.

The separation agreements provide that, in the event of a termination of employment by the Company other than for cause, death or disability, or a termination for good reason, the executive will receive certain benefits, with such benefits being enhanced if the termination occurs within two years following a change in control.

Benefits under the separation agreements generally include:

•	a pro-rated annual bonus for the number of days in the calendar year through the date of termination,
•	cash payments equal to 1.5 or 2 times (in the event the termination occurs outside of two years of a change in control) or 2 or 3 times (in the event the termination occurs within two years of a change in control) the sum of:
•	the executive’s annual base salary received during the 24 months prior to the date of termination and
•	the amount of cash incentive awards received by the executive officer during the 24 months prior to the date of termination, divided by two; and
•	continued medical, dental, vision, disability and life insurance benefits for the individual and his or her dependents 1.5 or 2 times (in the event the termination occurs outside of two years of a change in control) or 2 or 3 times (in the event the termination occurs within two years of a change in control).

The legacy Cimarex severance compensation agreements contain a Section 280G “best-net” cutback provision, which provides that, if the total payments to the executive officer under his severance compensation agreement would exceed the applicable threshold under Section 280G of the Code,then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event such reduction would result in a better after-tax result for the executive officer.

The legacy Cimarex severance compensation agreements also provide that, in the event of a termination without cause or for good reason prior to a change in control, time-based equity awards will vest pro-rata based on the period of continuous service elapsed in the vesting period as of the date of termination as compared to the total duration of the vesting period and subject to compliance with certain non-solicitation covenants, a pro-rata portion of performance-based equity awards, based on the time employed during the performance period, shall remain outstanding and eligible to vest if and to the extent the performance metrics in the applicable award agreements are met.

The Jorden Letter Agreement further provides that, upon a termination without cause or for good reason during Mr. Jorden’s Employment Period, or upon Mr. Jorden’s death or disability, all of his equity awards, including any legacy Cimarex equity awards that were converted into equity awards of the Company pursuant to the terms of the Merger Agreement, will vest in full.

Equity Award Agreements

The award agreements for Messrs. Lindeman and Stalnaker’s December 2021 long-term equity awards include provisions for the immediate vesting of all unvested awards upon a change in control.

The award agreements for Messrs. Jorden’s and Bell’s December 2021 long-term equity awards include provisions for the immediate vesting of all unvested awards upon a change in control or upon the termination of Messrs. Jorden’s or Bell’s employment due to death or disability. Mr. Bell’s award agreement further provides for prorated vesting of his December 2021 long-term equity incentive award upon his termination by the Company without cause or resignation for good reason.

For a more detailed discussion of the terms of these awards, see above under “Grants of Plan-Based Awards.”

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Potential Payments to NEOs

The tables below reflect the compensation payable to each NEO upon retirement, involuntary not-for-cause termination, for cause termination, termination following a change-in-control, and in the event of disability or death of the executive. The table reflects the amounts that would have been paid to each NEO assuming the event occurred on December 31, 2021. The value of any accelerated long-term incentive awards was computed using the closing price of the Company’s Common Stock on December 31, 2021 of $19.00. The actual amounts of any compensation to be paid out can only be determined at the time of such executive’s separation from the Company.

Dan O. Dinges, Executive Chairman

Executive Benefit and Payments Upon Separation	Voluntary Resignation	Retirement	Involuntary Not For Cause Termination(1)	For Cause Termination	Change In Control	Disability	Death
Compensation
Multiple of Salary (3x)	–	–	$3,300,000	–	$3,300,000	–	–
Multiple of Bonus (3x)	–	–	$6,300,000	–	$6,300,000	–	–
Current Year Bonus	–	–	–	–	–	–	–
Long-Term Incentive Compensation
Performance Share Vesting	–	–	–	–	–	–	–
Benefits & Perquisites
Payout of Deferred Compensation(2)	$17,602,371	$17,602,371	$17,602,371	$17,602,371	$17,602,371	$17,602,371	$17,602,371
Health, Life, and Welfare Benefits Continuation	–	–	$77,962	–	$77,962	–	–
Excise Tax & Gross-Up	–	–	–	–	–	–	–
Outplacement Services	–	–	$165,000	–	$165,000	–	–
Earned Vacation	$0	$0	$0	$0	$0	$0	$0
Total	$17,602,371	$17,602,371	$27,445,333	$17,602,371	$27,445,333	$17,602,371	$17,602,371

(1)	Pursuant to the terms of the Dinges Agreement, upon certain terminations of employment within two years following a change in control, or a termination of employment prior to the end of the Dinges Employment Period, Mr. Dinges is generally entitled to the benefits set forth in the Change-in-Control Agreement, which include (1) a lump-sum cash payment equal to (x) three times the sum of his base salary and (y) the greater of his target bonus or actual annual bonus paid in three prior years, (2) three years of continued medical, dental and life insurance coverage, and (3) outplacement assistance. As of December 31, 2021, Mr. Dinges did not hold any unvested equity awards.
(2)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2021 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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Thomas E. Jorden, Chief Executive Officer and President

Executive Benefit and Payments Upon Separation	Voluntary Resignation	Involuntary Not For Cause Termination or “Good Reason” Resignation(1)	For Cause Termination	Change In Control(2)	Disability	Death
Compensation
Multiple of Salary (2x or 3x)	–	$2,250,000	–	$3,375,000	–	–
Multiple of Bonus (2x or 3x)	–	$2,925,000	–	$4,387,500	–	–
Current Year Bonus (pro-rated)	–	–	–	–	–	–
Long-Term Incentive Compensation
Restricted Stock Vesting(3)	–	$40,809,891	–	$40,809,891	$40,809,891	$40,809,891
Benefits & Perquisites
Payout of Deferred Compensation(4)	$30,711	$30,711	$30,711	$30,711	$30,711	$30,711
Health, Life, and Welfare Benefits Continuation	–	$67,223	–	$100,835	–	–
Excise Tax & Gross-Up	–	–	–	–	–	–
Outplacement Services	–	–	–	–	–	–
Earned Vacation	$105,470	$105,470	$105,470	$105,470	$105,470	$105,470
Total	$136,181	$46,242,542	$136,181	$48,863,654	$40,946,072	$40,946,072

(1)	Pursuant to Mr. Jorden’s legacy Cimarex severance compensation agreement, Mr. Jorden is entitled to payments equal to (1) two times the sum of (a) the average of his annual base salary received during the 24 months prior to his termination and (b) the average of his cash incentive awards received during the 24 months prior to his termination; (2) a pro-rated bonus for the calendar year of termination, based on the average of the last two annual bonuses paid to him; and (3) 24 months of continued medical, dental, vision disability and life insurance benefits. Because the 2021 bonus amounts were scored by the legacy Cimarex compensation committee, the table assumes that if Mr. Jorden had terminated his employment on December 31, 2021, he would not receive the pro-rated bonus, as such amount would have already been earned. The Merger constituted a change in control under Mr. Jorden’s legacy Cimarex severance compensation agreement but for illustrative purposes, this column assumes that no change in control has occurred to highlight the difference in separation benefits Mr. Jorden would receive if he were to be terminated without cause or resign for good reason outside of a change in control and those he would receive were such a termination to occur in connection with a change in control. However, if Mr. Jorden had actually been terminated without cause or resign for good reason, in each case, as of December 31, 2021, because the Merger constituted a change in control under his legacy Cimarex severance compensation agreement and because December 31, 2021 would have fallen within the period during which his termination would have been deemed to occur in connection with a change in control, he would have been entitled to the amounts set forth in the change in control column.
(2)	Pursuant to Mr. Jorden’s legacy Cimarex severance compensation agreement, if Mr. Jorden is terminated without cause or for good reason within a specified time following a change in control, Mr. Jorden is entitled to payments equal to (1) three times the sum of (a) the average of his annual base salary received during the 24 months prior to his termination and (b) the average of his cash incentive awards received during the 24 months prior to his termination; (2) a pro-rated bonus for the calendar year of termination, based on the average of the last two annual bonuses paid to him; and (3) 36 months of continued medical, dental, vision disability and life insurance benefits. Because the 2021 bonus amounts were scored by the legacy Cimarex compensation committee, the table assumes that if Mr. Jorden had terminated his employment on December 31, 2021, he would not receive the pro-rated bonus, as such amount would have already been earned.
(3)	Pursuant to the Jorden Letter Agreement, if Mr. Jorden’s employment is terminated without cause or for good reason, or due to Mr. Jorden’s death or disability, his outstanding equity awards will vest in full.
(4)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2021 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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Scott C. Schroeder, Executive Vice President and Chief Financial Officer(1)

Executive Benefit and Payments Upon Separation	Voluntary Resignation	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Benefits & Perquisites
Payout of Deferred Compensation(2)	$13,669,385	$13,669,385	$13,669,385	$13,669,385	$13,669,385	$13,669,385
Health, Life, and Welfare Benefits Continuation	–	–	–	–	–	–
Excise Tax & Gross-Up	–	–	–	–	–	–
Outplacement Services	–	–	–	–	–	–
Earned Vacation	$41,856	$41,856	$41,856	$41,856	$41,856	$41,856
Total	$13,711,241	$13,711,241	$13,711,241	$13,711,241	$13,711,241	$13,711,241

(1)	As discussed above in the “–2021 Compensation Decisions–Merger-Related Compensation Decision–Termination of Legacy Cabot Change-in-Control Agreements” and “–Change-in-Control and Severance Agreements–Legacy Cabot Change-in-Control-Agreements” sections, in connection with the Merger Mr. Schroeder waived his change-in-control agreement in exchange for a one-time payment to his deferred compensation account and therefore is not entitled to any severance compensation or benefits in connection with a termination of his employment.
(2)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2021 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

Stephen P. Bell, Executive Vice President, Business Development

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination or “Good Reason” Resignation(1)	For Cause Termination	Change In Control(2)	Disability	Death
Compensation
Multiple of Salary	$831,000	–	$1,108,000	–	–
Multiple of Bonus	$831,000	–	$1,108,000	–	–
Current Year Bonus	–	–	–	–	–
Long-Term Incentive Compensation
Restricted Stock Vesting(3)	$45,794	–	$2,785,832	$2,785,832	$2,785,832
Benefits & Perquisites
Payout of Deferred Compensation(4)	$10,441	$10,441	$10,441	$10,441	$10,441
Health, Life, and Welfare Benefits Continuation	$20,273	–	$27,031	–	–
Excise Tax & Gross-Up	–	–	–	–	–
Outplacement Services	–	–	–	–	–
Earned Vacation	$63,924	$63,924	$63,924	$63,924	$63,924
Total	$1,802,432	$74,365	$5,103,228	$2,860,197	$2,860,197

(1)	Pursuant to Mr. Bell’s legacy Cimarex severance compensation agreement, Mr. Bell is entitled to payments equal to (1) one-and-a-half times the sum of (a) the average of his annual base salary received during the 24 months prior to his termination and (b) the average of his cash incentive awards received during the 24 months prior to his termination; (2) a pro-rated bonus for the calendar year of termination, based on the average of the last two annual bonuses paid to him; and (3) 18 months of continued medical, dental, vision disability and life insurance benefits. Because the 2021 bonus /amounts were scored by the legacy Cimarex compensation committee, the table assumes that if Mr. Bell had terminated his employment on December 31, 2021, he would not receive the pro-rated bonus, as such amount would have already been earned. The Merger constituted a change in control under Mr. Bell’s legacy Cimarex severance compensation agreement but for illustrative purposes, this column assumes that no change in control has occurred to highlight the difference in separation benefits Mr. Bell would receive if he were to be terminated without cause or resign for good reason outside of a change in control and those he would receive were such a termination to occur in connection with a change in control. However, if Mr. Bell had actually been terminated without cause or resign for good reason, in each case, as of December 31, 2021, because the Merger constituted a change in control under his legacy Cimarex severance compensation agreement and because December 31, 2021 would have fallen within the period during which his termination would have been deemed to occur in connection with a change in control, he would have been entitled to the amounts set forth in the change in control column.
(2)	Pursuant to Mr. Bell’s legacy Cimarex severance compensation agreement, if Mr. Bell is terminated without cause or for good reason within a specified time following a change in control, Mr. Bell is entitled to payments equal to (1) two times the sum of (a) the average of his annual base salary received during the 24 months prior to his termination and (b) the average of his cash incentive awards received during the 24 months prior to his termination; (2) a pro-rated bonus for the calendar year of termination, based on the average of the last two annual bonuses paid to him; and (3) 24 months of continued medical, dental, vision disability and life insurance benefits. Because the 2021 bonus amounts were scored by the legacy Cimarex compensation committee, the table assumes that if Mr. Bell had terminated his employment on December 31, 2021, he would not receive the pro-rated bonus, as such amount would have already been earned.

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(3)	For the equity awards granted to Mr. Bell in December 2021, receipt of the full payout will occur at the original vesting date set forth in the award agreement only if Mr. Bell remains continuously employed through such date, except that (1) in the event of Mr. Bell’s termination by the Company not for cause or resignation for good reason, the award will vest pro-rata based on the number of days that elapsed between December 1, 2021 and the date of his termination, over the full vesting period, and (2) the award will fully vest upon a change in control of the Company or a termination of Mr. Bell’s employment due to his death or disability.
(4)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2021 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

Steven W. Lindeman, Senior Vice President, Production and Operations(1)

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Long-Term Incentive Compensation
Performance Share Vesting(2)	$696,483	–	–	$696,483	$696,483	$696,483
Benefits & Perquisites
Payout of Deferred Compensation(3)	$4,475,360	$4,475,360	$4,475,360	$4,475,360	$4,475,360	$4,475,360
Health, Life, and Welfare Benefits Continuation	–	–	–	–	–	–
Excise Tax & Gross-Up	–	–	–	–	–	–
Outplacement Services	–	–	–	–	–	–
Earned Vacation	$29,180	$29,180	$29,180	$29,180	$29,180	$29,180
Total	$5,201,023	$4,504,540	$4,504,540	$5,201,023	$5,201,023	$5,201,023

(1)	As discussed above in the “–2021 Compensation Decisions–Merger-Related Compensation Decision–Termination of Legacy Cabot Change-in-Control Agreements” and “–Change-in-Control and Severance Agreements–Legacy Cabot Change-in-Control-Agreements” sections, in connection with the Merger Mr. Lindeman waived his change-in-control agreement in exchange for a one-time payment to his deferred compensation account and therefore is not entitled to any severance compensation or benefits in connection with a termination of his employment.
(2)	For the equity awards granted to Mr. Lindeman in December 2021 to promote pay equity among the executive officer group, receipt of the full payout will occur at the original vesting date set forth in the award agreement only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control.
(3)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2021 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

Phillip L. Stalnaker, Senior Vice President, Marcellus Business Unit(1)

Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Long-Term Incentive Compensation
Performance Share Vesting(2)	$696,483	–	–	$696,483	$696,483	$696,483
Benefits & Perquisites
Payout of Deferred Compensation(3)	$5,777,143	$5,777,143	$5,777,143	$5,777,143	$5,777,143	$5,777,143
Health, Life, and Welfare Benefits Continuation	–	–	–	–	–	–
Excise Tax & Gross-Up	–	–	–	–	–	–
Outplacement Services	–	–	–	–	–	–
Earned Vacation	$14,636	$14,636	$14,636	$14,636	$14,636	$14,636
Total	$6,488,262	$5,791,779	$5,791,779	$6,488,262	$6,488,262	$6,488,262

(1)	As discussed above in the “–2021 Compensation Decisions–Merger-Related Compensation Decision–Termination of Legacy Cabot Change-in-Control Agreements” and “–Change-in-Control and Severance Agreements–Legacy Cabot Change-in-Control-Agreements” sections, in connection with the Merger Mr. Stalnaker waived his change-in-control agreement in exchange for a one-time payment to his deferred compensation account and therefore is not entitled to any severance compensation or benefits in connection with a termination of his employment.
(2)	For the equity awards granted to Mr. Stalnaker in December 2021 to promote pay equity among the executive officer group, receipt of the full payout will occur at the original vesting date set forth in the award agreement only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control.
(3)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2021 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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Jeffrey W. Hutton, Senior Vice President, Marketing(1)

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Benefits & Perquisites
Payout of Deferred Compensation(2)	$4,507,980	$4,507,980	$4,507,980	$4,507,980	$4,507,980
Health, Life, and Welfare Benefits Continuation	–	–	–	–	–
Excise Tax & Gross-Up	–	–	–	–	–
Outplacement Services	–	–	–	–	–
Earned Vacation	$81,172	$81,172	$81,172	$81,172	$81,172
Total	$4,589,152	$4,589,152	$4,589,152	$4,589,152	$4,589,152

(1)	As discussed above in the “–2021 Compensation Decisions–Merger-Related Compensation Decision–Termination of Legacy Cabot Change-in-Control Agreements” and “–Change-in-Control and Severance Agreements–Legacy Cabot Change-in-Control-Agreements” sections, in connection with the Merger Mr. Hutton waived his change-in-control agreement in exchange for a one-time payment to his deferred compensation account and therefore is not entitled to any severance compensation or benefits in connection with a termination of his employment.
(2)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the deferred compensation plan. For more information, see “2021 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

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PROPOSAL 2

APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved and recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the Company’s financial statements for 2022. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. A representative of PricewaterhouseCoopers LLP is not expected to be in attendance at the Annual Meeting.

See “Audit Committee Report” above for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR ITS 2022 FISCAL YEAR.

Fees Billed by Independent Registered Public Accounting Firm for Services in 2021 and 2020

Fee Type*	2021	2020
Audit Fees(1)	$2,600,000	$1,795,000
Audit Related Fees(2)	$500,000	–
Tax Fees(3)	$1,068,145	$1,492,446
All Other Fees(4)	$900	$4,500

*	No pre-approved requirements were waived under the de minimis exception.
(1)	Consists of fees associated with the audits of our consolidated financial statements and reviews of our quarterly condensed consolidated financial statements within such years.
(2)	Consists of fees associated with SEC registration statements and other documents filed with the SEC or issued in connection with securities offerings; e.g. comfort letters and consents.
(3)	Consists of federal and state tax compliance and tax planning advice.
(4)	Consists of fees associated with an accounting research software license and reference materials.

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AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent, nonemployee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that at least one of the members of the Audit Committee, Ms. Ables, is an “audit committee financial expert” as defined by rules of the SEC. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended from time to time by the Board of Directors, which is included on the Company’s website. The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee also reviews its charter annually. This is a report on the Audit Committee’s activities relating to 2021.

REVIEW OF AUDITED FINANCIAL STATEMENTS WITH MANAGEMENT

The Audit Committee reviewed and discussed the audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations with the management of the Company.

REVIEW OF FINANCIAL STATEMENTS AND OTHER MATTERS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 16 -Communication with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, required by applicable Public Company Accounting Oversight Board requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with PWC the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

RECOMMENDATION THAT FINANCIAL STATEMENTS BE INCLUDED IN THE ANNUAL REPORT

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the SEC.

Audit Committee

Dorothy M. Ables, Chair
Robert S. Boswell
Lisa A. Stewart

Frances M. Vallejo

February 18, 2022

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PROPOSAL 3
TO APPROVE, BY NON-BINDING ADVISORY VOTE,
THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the shareholders of the Company are entitled to cast an annual advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions. It is expected that the next say on pay vote will occur at the 2023 annual meeting of stockholders.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to:

•	Align executive compensation with our business strategy;
•	Encourage management to create sustained value for the shareholders while managing inherent business risks;
•	Attract, retain, and engage talented executives; and
•	Support a long-term performance-based culture throughout the Company.

The executive compensation program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentive bonus and long-term equity award incentives. The annual cash incentive bonus is based on Company-wide performance for financial returns, measured by ROCE and free cash flow, along with absolute levels of production and reserves, paired with finding costs and unit costs, and a discretionary strategic component. For 2021, the aggregate bonus award pool for the annual cash incentive bonus paid to the legacy Cabot NEOs was 175% of the target bonus, which included the award of the discretionary strategic evaluation metric in part for the Company’s achievement of issuing its first sustainability report.

In addition, in 2021 long-term incentive awards granted to the legacy Cabot NEOs were comprised of (i) TSR performance shares, which are based on total shareholder return relative to an industry peer group over a three-year performance period, and (ii) hybrid performance shares, which are based on annual operating cash flow and vest over a three-year period.

At-risk compensation for Mr. Dinges, our Executive Chairman and former Chief Executive Officer, in 2021 was targeted at 92% and for the other legacy Cabot NEOs was targeted at an average of 87%. The 2021 compensation of our legacy Cimarex NEOs, including Mr. Jorden, our Chief Executive Officer, was established by the Cimarex Compensation Committee prior to the Merger and was paid by Coterra from October 1, 2021 through December 31, 2021. For a discussion of Mr. Jorden’s compensation arrangement with Coterra, see “Compensation Discussion and Analysis—2021 Compensation Decisions--Merger-Related Compensation Decisions—Compensation Arrangements with Thomas E. Jorden” above.

The Company also has several governance programs in place to align executive compensation with shareholder interests. These programs include: an annual advisory vote on executive compensation, stock ownership guidelines, a clawback policy, an anti-hedging policy, limited perquisites and the use of wealth accumulation spreadsheets. For information on the Company’s 2021 operational and financial accomplishments, see “Compensation Discussion and Analysis” above.

The advisory vote regarding the compensation of the NEOs described in this Proposal 3 will be approved if a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal vote in favor of the proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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GENERAL INFORMATION

Why did I receive these proxy materials?

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Coterra Energy Inc. (the “Company”) of proxies for use at its 2022 Annual Meeting of Stockholders, to be held at the Hotel Zaza, Houston Memorial City, 9787 Katy Freeway, Houston, Texas 77024 on Friday, April 29, 2022, at 8:00 a.m. Central Time, and simultaneously, virtually at www.virtualshareholdermeeting.com/CTRA2022, or any adjournment or postponement thereof (the “Annual Meeting”). The purposes of the meeting, and information about the Company’s governance and executive compensation, are set forth in the accompanying Notice of Annual Meeting of Stockholders. Please review these materials carefully before casting your vote. We are asking that you vote on three proposals.

Who is entitled to vote?

Only holders of record of the Company’s Common Stock as of the close of business on March 8, 2022, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 810,978,794 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting.

What am I being asked to vote on, and what are the recommendations of the Board?

At the Annual Meeting, stockholders will be asked to consider and act upon the following matters discussed in the attached proxy statement. Proxies delivered by record stockholders without voting instructions marked will be voted in accordance with the recommendations of the Board. Proxies will be voted in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

PROPOSAL		BOARD RECOMMENDATION
PROPOSAL 1	The election of ten director candidates named herein.	FOR
PROPOSAL 2	Ratification of the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2022 fiscal year.	FOR
PROPOSAL 3	The approval on an advisory basis of executive compensation.	FOR

How do I vote?

On or about March 18, 2022, we mailed a notice to our stockholders who have not elected otherwise advising them that our materials for this meeting are available on the internet. Certain other stockholders who elected to receive paper copies have received these materials by U.S. mail. In either case, you may vote your shares:

•	In person or virtually: you may vote in person at the Annual Meeting or virtually, during the Annual Meeting, at www.virtualshareholdermeeting.com/CTRA2022;
•	By internet: log onto www.proxyvote.com and use the instructions on the proxy card or voting instruction form received from your broker or bank;
•	By telephone: dial 1.800.690.6903 and use the instructions on the proxy card or voting instruction form received from your broker or bank (if available); or
•	By mail: by completing and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided (for those receiving paper copies only).

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How do I attend the meeting in person?

•	Registered stockholders will be asked to present a valid government-issued photo identification. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting a valid government-issued photo identification and an account statement or letter (and a legal proxy if you wish to vote your shares) from the nominee indicating that you beneficially owned the shares on the record date for voting.
•	We ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities regarding COVID-19.We will require all attendees to comply with the Company’s policies in place at the time of the meeting, which may include a temperature check, completing a health check questionnaire, wearing a mask and maintaining six-foot social distance.If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19,or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting.

How do I attend the meeting virtually?

To participate in the Annual Meeting virtually via the Internet, you must visit www.virtualshareholdermeeting.com/CTRA2022. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials. Stockholders who attend the Annual Meeting virtually via the Internet will have the opportunity to participate fully in the meeting on an equal basis with those who attend in person.

If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of Common Stock ownership, are posted at www.virtualshareholdermeeting.com/CTRA2022.
•	Please have your 16-digit control number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Coterra’s registrar and transfer agent, Equiniti Trust Company, you are a stockholder of record with respect to these shares. If, as is more typical, your shares are held in a brokerage account or by your bank, broker or other third party, you are the beneficial owner of these shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

What if I hold my shares through a broker and do not give voting instructions to my broker?

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Under NYSE rules, at our Annual Meeting brokers will have discretion to vote only on Proposal 2 (ratification of appointment of auditor). Brokers cannot vote on any of the other proposals to be presented at our Annual Meeting without instructions from the beneficial owners. If you do not instruct your broker how to vote on each of the other proposals, your broker will not vote for you. Your shares will be considered “broker non-votes.”

What constitutes a quorum of shareholders?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting, present in person or by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote as of the record date. Because there were 810,978,794 shares of Common Stock outstanding on March 8, 2022, the record date, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of the holders of at least 405,489,398 shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

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What are my voting options and what is the voting requirement for each of the proposals?

For each matter to be presented at the Annual Meeting, you may choose to vote “for,” “against” or “abstain.”

Proposal No. 1 – Election of Directors: The affirmative vote of the holders of a majority of the votes cast on a nominee is required for a director to be elected. Any nominee who receives a greater number of votes cast “for” his or her election than votes “against” his or her election will be elected to the Board. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors.

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm: The affirmative vote of holders of a majority of the shares properly represented at the meeting, either in person or by proxy, on Proposal No. 2 is required to ratify the appointment of the firm PricewaterhouseCoopers LLP as our independent registered public accounting firm. Therefore, abstentions will have the same effect as a vote “against.” Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm. Therefore, we do not expect any broker non-votes on this proposal.

Proposal No. 3 – An Advisory Vote to Approve Our Executive Compensation: Because Proposal No. 3 is an advisory vote, there is no minimum vote that constitutes approval of this proposal. We will consider this proposal approved if a majority of the votes properly cast are “for” this proposal. Therefore, abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

How will my shares be voted on other matters raised at the meeting?

We do not know of any matters to be presented at the Annual Meeting other than those listed above. However, if any other matters properly come before the Annual Meeting, the persons named on your proxy card or voting instruction form from your broker will vote in accordance with their best judgment. The persons named on the Company’s form of proxy are members of Coterra’s management.

What can I do if I change my mind after I vote my shares?

Stockholders attending the Annual Meeting in person or virtually may vote their shares even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to the Annual Meeting by a written communication to the Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

When will Coterra announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. We will report the final results in a Current Report on Form 8-K filed with the SEC within a few days of the meeting.

How are proxies solicited, and what is the cost?

The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

What is householding?

As permitted by the SEC rules, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desires to receive multiple copies of the Proxy Statement. This is known as “householding.” This procedure reduces the environmental impact of our annual meetings and reduces the Company’s printing and mailing costs. Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. You may direct requests for additional copies for the current year or future years to our Corporate Secretary or our Investor Relations team at the following physical address, phone number or email address:

Coterra Energy Inc.
Corporate Secretary or Investor Relations
840 Gessner Road, Suite 1400
Houston, Texas 77024
Phone: (281) 589-4600
Fax: (281) 589-4910
Email (Corporate Secretary): Deidre.Shearer@coterra.com
Email (Investor Relations): IR@coterra.com

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You may direct requests for additional copies for the current year or future years to our Corporate Secretary or our Investor Relations team. Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Equiniti Trust Company, at EQ Shareowner Services, P.O. Box 64874, St. Paul, Minnesota 55164-0874, or 1-800-401-1957, to request a single copy be mailed in the future. Beneficial owners should contact their broker or bank.

How can I communicate with Coterra’s Board of Directors or individual directors?

You can address communications to the “Board of Directors,” a specified committee of the Board, an individual director (including the Lead Director) or the “Non-management Directors” in care of:

Coterra Energy Inc.

Corporate Secretary

Corporate Legal Department

840 Gessner Road, Suite 1400

Houston, Texas 77024

OR

Phone: (281) 589-4600
Fax: (281) 589-4910

OR

Email: Deidre.Shearer@coterra.com

All communications received as described above will be relayed to the appropriate directors.

How do I submit a stockholder proposal for action at the 2023 Annual Meeting of Stockholders?

You may send any stockholder proposal intended for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders of the Company and otherwise eligible, to: Coterra Energy Inc., Corporate Secretary, 840 Gessner Road, Suite 1400, Houston, Texas 77024. A notice of stockholder proposal to be presented at the 2023 Annual Meeting of Stockholders must be received by November 18, 2022.

How do I nominate a director or present other items for action at the 2023 Annual Meeting of Stockholders?

The bylaws of the Company require timely advance written notice of stockholder nominations of director candidates (other than proxy access nominations, which are discussed below) and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the bylaws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2023 Annual Meeting of Stockholders is currently February 3, 2023. To be valid, a notice must set forth certain information specified in the bylaws. You also must attend the meeting and present the nomination or other item of business.

How do I nominate a director for inclusion in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders?

The bylaws of the Company currently permit any stockholder or group of not more than 20 stockholders that have continuously held at least 3% of our outstanding Common Stock for at least three years to nominate candidates for up to 20% of the available Board seats and have such candidates included in the proxy statement for the 2023 Annual Meeting of Stockholders of the Company. To be timely, the bylaws require advance written notice to be delivered to the Company’s Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary of the date on which the Company first mailed proxy materials for the preceding year’s annual meeting. The deadline for submission for the 2023 Annual Meeting of Stockholders is currently November 18, 2022. To be valid, a notice must set forth certain information specified in the bylaws and the stockholder or group of stockholders providing such a notice must comply with the eligibility and other requirements specified in the bylaws.

By Order of the Board of Directors,

Deidre L. Shearer

Vice President,
and Corporate Secretary
March 18, 2022

COTERRA • 2022 PROXY STATEMENT	71

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APPENDIX A
EXPLANATION AND RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF DISCRETIONARY CASH FLOW AND FREE CASH FLOW

Discretionary Cash Flow is defined as cash flow from operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate available cash to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt and is used by the Company’s management for that purpose. Discretionary Cash Flow is presented based on the Company’s belief that this non-GAAP measure is useful information to investors when comparing the Company’s cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

Free Cash Flow is defined as Discretionary Cash Flow less cash paid for capital expenditures. Free Cash Flow is an indicator of a company’s ability to generate cash flow after spending the money required to maintain or expand its asset base, and is used by the Company’s management for that purpose. Free Cash Flow is presented based on the Company’s belief that this non-GAAP measure is useful information to investors when comparing the Company’s cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Cash flow from operating activities	$953	$307	$1,667	$778
Changes in assets and liabilities	73	(88)	144	(93)
Discretionary cash flow	1,026	219	1,811	685
Cash paid for capital expenditures	(268)	(98)	(728)	(576)
Free cash flow	$758	$121	$1,083	$109

COTERRA • 2022 PROXY STATEMENT	A-1

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RECONCILIATION OF EBITDAX

EBITDAX is defined as net income plus interest expense, other expense, income tax expense and benefit, depreciation, depletion, and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense and merger-related expense. EBITDAX is presented on the Company’s belief that this non-GAAP measure is useful information to investors when evaluating the Company’s ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. The Company’s management uses EBITDAX for that purpose. EBITDAX is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Net income	$939	$131	$1,158	$201
Plus (less):				—
Interest expense, net	24	11	62	54
Income tax expense	276	21	344	41
Depreciation, depletion and amortization	410	97	693	391
Exploration	9	5	18	15
Loss on sale of assets	2	—	2	—
Non-cash (gain) loss on derivative instruments	(451)	(42)	(210)	(26)
Stock-based compensation	31	7	57	43
Merger-Related expense	26	—	72	—
EBITDAX	$1,266	$230	$2,196	$719

COTERRA • 2022 PROXY STATEMENT	A-2

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RECONCILIATION OF NET DEBT TO EBITDAX

Net debt to EBITDAX is defined as net debt divided by trailing twelve month EBITDAX. Net debt to EBITDAX is a non-GAAP measure which the Company’s management believes is useful to investors when assessing the Company’s credit position and leverage.

(In millions)	December 31, 2021		December 31, 2020
Net debt	$2,089		$994
EBITDAX (Twelve months ended December 31)	2,196		719
Net debt to EBITDAX	0.95	x	1.38	x

COTERRA • 2022 PROXY STATEMENT	A-3

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COTERRA

ATTN: CORPORATE SECRETARY
840 GESSNER RD., SUITE 1400
HOUSTON, TX 77024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74475-P67112 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COTERRA ENERGY INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Dorothy M. Ables	☐	☐	☐
1b. Robert S. Boswell	☐	☐	☐
1c. Amanda M. Brock	☐	☐	☐
1d. Dan O. Dinges	☐	☐	☐
1e. Paul N. Eckley	☐	☐	☐
1f. Hans Helmerich	☐	☐	☐
1g. Thomas E. Jorden	☐	☐	☐
1h. Lisa A. Stewart	☐	☐	☐
1i. Frances M. Vallejo	☐	☐	☐
1j. Marcus A. Watts	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

D74476-P67112

COTERRA ENERGY INC.
Annual Meeting of Stockholders
April 29, 2022 8:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott C. Schroeder and Francis B. Barron, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COTERRA ENERGY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, CDT on April 29, 2022, in-person at Hotel Zaza Memorial City, 9787 Katy Freeway, Houston, TX 77024 and virtually at www.virtualshareholdermeeting.com/CTRA2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side